===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                         Date of Report: March 15, 1999
                 Date of Earliest Event Reported: March 1, 1999

                         Commission file number 1-10994




                        PHOENIX INVESTMENT PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)





               DELAWARE                             95-4191764
       (State of Incorporation)        (I.R.S. Employer Identification No.)


      56 Prospect St., Hartford,
        Connecticut  06115-0480                   (860) 403-7667
(Address of principal executive offices)  (Registrant's telephone number)



===============================================================================

Item 2.  Acquisition or Disposition of Assets

On March 1, 1999, pursuant to an Acquisition Agreement dated December 15, 1998 ("Acquisition Agreement"), Phoenix Investment Partners, Ltd. ("Phoenix Investment Partners") acquired 100% of Zweig/Glaser Advisers, Euclid Advisors LLC, Zweig Advisors Inc., Zweig Total Return Advisors, Inc. and Zweig Securities Corp. (collectively, "Zweig"). Pursuant to the Acquisition Agreement, Phoenix Investment Partners paid a total preliminary purchase price of approximately $135 million, subject to later adjustment (no later than 95 days after the closing) based on the rate of annualized management fee revenues at the time of closing. The agreement further provides for an "earn out", based on growth in management fee revenues over the next three years, of up to an additional $29 million to be paid out on the first, second and third anniversaries of the transaction. Zweig, which operates in New York, manages approximately $4 billion in assets, primarily open-end mutual funds and closed-end funds.

Pursuant to the Acquisition Agreement, Zweig Securities Corp. was purchased directly by Phoenix Investment Partners and the remaining Zweig companies were purchased by Zweig/Glaser Advisors, LLC, a newly formed wholly owned subsidiary of Phoenix Investment Partners.

Phoenix  Investment  Partners  and  Zweig  entered  into  long-term   employment
agreements with principals of Zweig/Glaser Advisers and noncompete agreements with Martin E. Zweig and Eugene J. Glaser. These agreements are filed as exhibits to this Form 8-K dated March 15, 1999.


Item 7.  Financial Statements and Other Exhibits.

The historical financial statements for Zweig and other information necessary for the preparation of the pro forma combined financial statements are not yet available. The historical and pro forma financial statements will be filed within sixty days.

The following documents are filed as a part of this report:

   2(f) Acquisition Agreement by and among Phoenix Investment Partners, Ltd., and Zweig/Glaser Advisers, Euclid Advisors LLC, Zweig Advisors Inc., Zweig Total Return Advisors, Inc., Zweig Securities Corp. and named equityholders dated as of December 15, 1998.
   2(g) Amendment No. 1 to the Acquisition Agreement by and among Phoenix Investment Partners,Ltd., and Zweig/Glaser Advisers, Euclid Advisors LLC, Zweig Advisors Inc., Zweig Total Return Advisors, Inc., Zweig Securities Corp. and named equityholders dated as of March 1, 1999.
   10(pp) Employment Agreement dated as of December 15, 1998 by and between Zweig/Glaser Advisers and Eugene J. Glaser.
   10(qq) Employment Agreement dated as of December 15, 1998 by and between Zweig/Glaser Advisers and Barry Mandinach.
   10(rr) Employment Agreement dated as of December 15, 1998 by and between Zweig/Glaser Advisers and Jeff Lazar.
   10(ss) Letter of Amendment to Employment Agreement dated as of January 20, 1999 by and between Zweig/Glaser Advisers and Jeffrey Lazar.
   10(tt) Employment Agreement dated as of December 15, 1998 by and between Zweig/Glaser Advisers and Carlton B. Neel.
   10(uu) Letter of Amendment to Employment Agreement dated as of January 20, 1999 by and between Zweig/Glaser Advisers and Carlton B. Neel.
   10(vv) Employment Agreement dated as of December 15, 1998 by and between Zweig/Glaser Advisers and Jeffrey T. Cerutti.
   10(ww) Employment Agreement dated as of December 15, 1998 by and between Zweig/Glaser Advisers and David Katzen.
   10(xx) Noncompetition/Nonsolicitation Agreement dated as of March 1, 1999 by and among the Registrant, Zweig/Glaser Advisers, Zweig Total Return Advisors, Inc., Zweig Advisors Inc. and Eugene J. Glaser.
   10(yy) Noncompetition/Nonsolicitation Agreement dated as of March 1, 1999 by and among the Registrant, Zweig/Glaser Advisers, Zweig Total Return Advisors, Inc., Zweig Advisors Inc. and Martin E. Zweig
   10(zz) Administrative Services Agreement dated as of March 1, 1999 by and between Zweig/Glaser Advisers LLC, and ZA Management Services, Inc.
   10(aaa) Servicing Agreement dated as of March 1, 1999 by and among Zweig/Glaser Advisers, Zweig Total Return Advisors, Inc., Zweig Advisors, Inc., and Zweig Consulting LLC



                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    Phoenix Investment Partners, Ltd.


March 15, 1999                       /s/ William R. Moyer
                                    -----------------------------
                                    William R. Moyer, Chief Financial Officer

                                                                          2(f)

                              ACQUISITION AGREEMENT

                                  by and among

                             ZWEIG/GLASER ADVISERS,

                              EUCLID ADVISORS LLC,

                              ZWEIG ADVISORS INC.,

                       ZWEIG TOTAL RETURN ADVISORS, INC.,

                             ZWEIG SECURITIES CORP.,

                         THE EQUITYHOLDERS NAMED HEREIN,

                                       AND

                        PHOENIX INVESTMENT PARTNERS, LTD.

                          Dated as of December 15, 1998

                                      -iv-
752856v14
                                TABLE OF CONTENTS



                                       -i-

752856v14


ARTICLE 1 - DEFINITIONS...................................................1
      1.1.  Defined Terms.................................................1
      1.2.  Other Defined Terms..........................................10


ARTICLE 2 - PURCHASE AND SALE OF SHARES AND PARTNERSHIP INTERESTS..........
      2.1.  Shares and Partnership Interests To Be Transferred...........12
      2.2.  Determination of Estimated Closing Date Payment Amount.......12
      2.3   Instruments of Transfer; Payment of Purchase Price...........12
      2.4.  Determination of Post-Closing Payment Adjustment.............13
      2.5.  Earn-Out Payments............................................14
      2.6.  Mechanics of Earn-Out Payments...............................16


ARTICLE 3 - CLOSING......................................................17
      3.1.  Closing......................................................17
      3.2.  Conditions to Obligations of the Equityholders on the
              Closing Date                                               17
      3.3.  Conditions to Obligations of Buyer on the Closing Date.......18


ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE
              EQUITYHOLDERS                                              21
      4.1.  Organization, Standing and Authority.........................21
      4.2.  Subsidiaries.................................................21
      4.3.  Authorization................................................21
      4.4.  Organizational Documents.....................................22
      4.5.  No Violation.................................................22
      4.6.  Governmental Authorization...................................23
      4.7.  Authorized Capital Stock:  Ownership of Shares and
              Partnership Interests                                      23
      4.8.  Financial Statements.........................................23
      4.9.  Absence of Undisclosed Liabilities...........................23
      4.10. Accounts Receivable..........................................24
      4.11. Absence of Certain Changes...................................24
      4.12. Litigation...................................................25
      4.13. Technology and Intellectual Property.........................25
      4.14. Contracts....................................................26
      4.15. No Default Under Contracts or Agreements.....................27
      4.16. Compliance with Laws.........................................27
      4.17. Business; Registrations......................................27
      4.18. Investment Contracts and Clients.............................29
      4.19. Taxes........................................................30
      4.20. Employee Benefit Plans.......................................32
      4.21. Partners, Shareholders, Officers and Employees...............35
      4.22. Insurance....................................................36
      4.23. Transactions with Interested Persons.........................36
      4.24. Certain Additional Representations and Warranties as to
              the Funds                                                  37
      4.25. No Other Agreements to Sell..................................42
      4.26. No Brokers...................................................42
      4.27. Title to Assets and Properties...............................42
      4.28. Filing Documents.............................................42
      4.29. Environmental Matters........................................42
      4.30. B Share Financing Contracts..................................43
      4.31. Accuracy of Documents and Information........................43
      4.32. Information in Proxy Materials of the Funds..................44


ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BUYER......................44
      5.1.  Organization and Standing....................................44
      5.2.  Authorization................................................44
      5.3.  No Violation.................................................45
      5.4.  Governmental Authorization...................................45
      5.5.  Financial Statements.........................................45
      5.6.  Absence of Certain Changes...................................45
      5.7.  Litigation...................................................46
      5.8.  Compliance with Laws.........................................46
      5.9.  Business; Registrations......................................46
      5.10. Filing Documents.............................................47
      5.11. No Brokers...................................................47
      5.12. Cash Consideration...........................................47
      5.13. Section 15 of the Investment Company Act.....................47
      5.14. Information in Proxy Materials of the Funds..................47


ARTICLE 6 - CONDUCT OF BUSINESS PRIOR TO THE CLOSING.....................47
      6.1.  Conduct Prior to Closing.....................................47
      6.2.  Consents and Approvals.......................................50
      6.3   B Share Financing Contracts..................................52
      6.4   C Share Financing Contract...................................53
      6.5   Year 2000 Compliance.........................................53


ARTICLE 7 - ADDITIONAL AGREEMENTS........................................53
      7.1.  Current Information; Notification of Certain Matters.........53
      7.2.  Access; Confidential Information.............................54
      7.3.  Third Party Proposals........................................55
      7.4.  Publicity....................................................56
      7.5.  Satisfaction of Conditions in Section 15(f) of the Investment
              Company Act                                                56
      7.6.  Name Change for Funds........................................56
      7.7.  Further Assurances...........................................56
      7.8.  Aggregate Capital; Liquid Assets.............................57
      7.9.  Lease........................................................57
      7.10. State Takeover Statutes......................................57
      7.11. Employees, Employee Benefits.................................57
      7.12. Officers' and Directors' Indemnification and Insurance.......57
      7.13. Buyer Reliance Upon Equityholder Designee; Equityholder
              Designee Indemnification...................................58


ARTICLE 8 - TERMINATION..................................................58
      8.1.  Termination..................................................59
      8.2.  Survival After Termination...................................60


ARTICLE 9 - INDEMNIFICATION..............................................60
      9.1.  Indemnification..............................................60


ARTICLE 10 - TAX MATTERS.................................................63
      10.1. Section 338(h)(10) Election..................................63
      10.2. Section 754 Election.........................................64
      10.3. Tax Covenants................................................64
      10.4. Pre-Closing Taxes and Tax Refunds; Amendment of Returns......64
      10.5. Assistance and Cooperation...................................65
      10.6. Contests and Payment Procedures..............................66


ARTICLE 11 - MISCELLANEOUS...............................................66
      11.1. Survival of Representations and Warranties...................66
      11.2. Expenses; Transfer Taxes.....................................67
      11.3. Set-Off......................................................67
      11.4  Consolidation................................................67
      11.5. Notices......................................................67
      11.6. Counterparts.................................................68
      11.7. Governing Law................................................69
      11.8. Waiver; Amendment............................................69
      11.9. Entire Agreement; Persons Benefiting; Etc....................69
      11.10 Consent to Jurisdiction......................................69

EXHIBITS:

      Exhibit A - Form of Employment Agreement Exhibit B - Form of Noncompetition/Nonsolicitation Agreement Exhibit C - Form of Opinion of Counsel for Buyer Exhibit D - Form of Opinion of Wachtell, Lipton, Rosen & Katz Exhibit E - Form of Servicing Agreement Exhibit F - Form of Agreement for Use of "Zweig" Name Exhibit G - Terms of Escrow Agreement


SCHEDULES:

      Schedule A - List of Equityholders and ownership of Partnership Interests and Shares Schedule 1.1 - Affiliated Investment Partnership Management Companies Schedule 2.3 - Estimated Closing Date Payment Schedule Schedule 3.2(e) - Persons entering into Employment Agreements Schedule 3.3(k) - Persons entering into Noncompetition/Nonsolicitation Agreements Schedule
      10.1 - Allocation of purchase price

                                            11
752856v14



752856v14
                              ACQUISITION AGREEMENT

            ACQUISITION AGREEMENT, dated as of December 15, 1998, by and among Phoenix Investment Partners, Ltd., a Delaware corporation ("Buyer"), Zweig/Glaser Advisers, a New York general partnership ("ZGA"), Zweig Advisors Inc., a Delaware corporation ("ZADV"), Zweig Total Return Advisors, Inc., a Delaware corporation ("ZTRA"), Euclid Advisors LLC, a New York limited liability company ("Euclid") and Zweig Securities Corp., a New York corporation ("ZSC" and, together with ZGA, ZADV, ZTRA and Euclid, the "Companies" and each a "Company") and the Equityholders (as defined below).

            WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Buyer wishes to acquire all of the capital stock and partnership interests, as applicable, of the Companies; and

            WHEREAS, the stockholders and general partners, as applicable, listed on Schedule A hereto, being the Partners of ZGA holding all of the Partnership Interests in ZGA and the Shareholders of ZADV, ZTRA and ZSC holding all of the Shares of ZADV, ZTRA and ZSC (collectively, including their successors and permitted transferees, the "Equityholders"), wish to sell their Partnership Interests and Shares, as applicable, to Buyer;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      ......1.1.  Defined  Terms.  As used herein,  the terms below shall have the following meanings:

      ......"Action" means any claim, action, suit,  proceeding,  investigation, inspection, examination or audit, whether at law or in equity, or by or before any court, arbitrator, arbitration panel or Governmental Entity.

      ......"Advisers  Act"  means,  the  Investment  Advisers  Act of 1940,  as amended (together with the rules and regulations promulgated thereunder).

      ......"Affiliate"  means,  when used with  respect to a specified  Person, another Person that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used herein, the term "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another Person.

      ......"Affiliated  Investment  Partnership Management Companies" means the entities listed on Schedule 1.1 hereto.

      ......"Aggregate  Capital"  means,  as of the Closing Date, the sum of the total assets minus the total liabilities of each of the Companies as shown on the Closing Balance Sheets prepared in accordance with GAAP.

      ......"Applicable  Law" means any  domestic or foreign  federal,  state or local statute, law, ordinance, rule, administrative interpretations, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the NASD or any other self-regulatory organization) applicable to the Companies, the Equityholders, the Funds, Buyer or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

      ......"Applicable   Multiplier"   means  in  the  case  of  (i)  the  1999
Measurement Date, 4.0, (ii) the 2000 Measurement Date, 4.5 and (iii) the 2001 Measurement Date, 5.0.

      ......"Audited  Balance  Sheets" means the audited  balance sheets of each
Company as of December 31, 1997, 1996 and 1995, together in each case with the related notes thereon and the related unqualified reports of PricewaterhouseCoopers LLP.

      ......"Audited  Financial Statements" means the Audited Balance Sheets and the audited statements of income, changes in partners' capital, members' capital or stockholders' equity, as the case may be, and cash flows of each Company for the years ended December 31, 1997, 1996 and 1995, together in each case with the related notes thereon and the related unqualified reports of PricewaterhouseCoopers LLP.

      ......"Balance  Sheets" means the unaudited balance sheets of each Company as of the Balance Sheet Date, together with the related notes thereon.

      ......"Balance Sheet Date" means September 30, 1998.

      ......"Brokerage  Services" means any services which involve the effecting of transactions in securities or the buying and selling of securities as part of a regular business.

      ......"Businesses" means the businesses of all of the Companies.

      ......"Business  Day" shall mean any day that the New York Stock  Exchange is normally open for trading and that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for regular banking business.

      ......"Buyer" has the meaning given such term in the recitals.

      ......"Client"  means any client to which any Company provides  investment management or investment advisory services, including sub-advisory services, underwriting or distribution services or administrative services on the date of this Agreement.

      ......"Closing"  means the consummation of the transactions  involving the purchase and sale of the Partnership Interests and Shares as contemplated by this Agreement, as more particularly described in Article 3.

      ......"Closing Date" means (i) the fifth Business Day following the day on which all approvals described in Section 3.3(f) shall have been obtained or (ii) such other date as Buyer and the Equityholders may agree.

      ......"Closing  Date  Payment  Amount"  means  $135,000,000,   subject  to
adjustment as provided below. If the Closing Run Rate Revenues at the Closing Date are less than 90% of the Reference Run Rate Revenues, the Closing Date Payment Amount shall be reduced by 2.0% for each percentage point by which the Closing Run Rate Revenues are less than 90% but greater than or equal to 80% of the Reference Run Rate Revenues. If the Closing Run Rate Revenues at the Closing Date are less than 80% of the Reference Run Rate Revenues, the Closing Date Payment Amount shall be further reduced by 4.0% for each percentage point by which the Closing Run Rate Revenues are less than 80% but greater than or equal to 70% of the Reference Run Rate Revenues. In the event the shortfall includes a fraction of a percent, the reduction in the Closing Date Payment Amount shall be computed by interpolation. In no event shall the Closing Date Payment Amount be less than $54,000,000.

      ......"Closing  Run Rate Revenues" means, as of the Determination Date for purposes of determining the Estimated Closing Date Payment Amount and as of the Closing Date for purposes of determining the Closing Date Payment Amount, an amount equal to the sum of, for each of the Funds, the product of (x) the assets invested in such Fund as of the Reference Date plus the total amount of asset additions (including reinvested dividends) to such Fund from the Reference Date to the Determination Date or the Closing Date, as the case may be, minus the total amount of asset withdrawals from such Fund for such period multiplied by
(y) the Mutual Fund Fee Percentage for such Fund in effect on the Determination Date or the Closing Date, as the case may be. Notwithstanding the foregoing, there shall be excluded from the calculation of Closing Run Rate Revenues the aggregate amount, if any, of the assets managed under Fund Agreements as to which (i) the consents with respect to the Funds party thereto as to which a Company acts as sub-adviser required by Section 6.2 shall not have been obtained on or prior to the Closing Date or (ii) any Company has been informed prior to the Closing Date of the intention of the Funds party thereto to terminate their Fund Agreements within six months after the Closing Date.

      ......"Code"  means the  Internal  Revenue  Code of 1986,  as such may be amended from time to time.

      ......"Companies" has the meaning given such term in the recitals.

      ......"Contracts" mean all contracts,  agreements,  indentures,  licenses, leases, commitments, plans, arrangements and instruments of every kind, whether written or oral, other than Investment Contracts.

      ......"Damages"  means  costs,  losses,  Liabilities,  damages,  lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party Actions or governmental examinations, inspections or audits) suffered or sustained by the relevant party, other than lost profits, consequential damages and punitive damages, including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Damages" is not limited to matters asserted by third parties against any Company, the Equityholders or their respective Affiliates or Buyer or its Affiliates, but includes Damages incurred or sustained by any Company, the Equityholders or their respective Affiliates or by Buyer or its Affiliates in the absence of third party claims or other Actions.

      ......"Determination Date" means the fifth Business Day preceding the
Closing Date.

      ......"Disclosure  Schedule" means, (i) with respect to the Equityholders, a schedule executed and delivered by the Equityholders to Buyer concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by
Article 4 hereof, and (ii) with respect to Buyer, a schedule executed and delivered by Buyer to the Equityholders concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article 5 hereof and certain other information called for by Article 5 hereof. If a document or matter is disclosed in the Disclosure Schedule in connection with any representation or warranty made in this Agreement, such document or matter shall not be deemed to be disclosed in the Disclosure Schedule in connection with any other representation or warranty except where specific repetition or cross-reference is made.

      ......"Earn-Out  Payments" means each Earn-Out Payment required to be made pursuant to Section 2.6 hereof.

      ......"Employment  Agreements" means the employment agreements between ZGA and each of the Persons listed on Schedule 3.2(e) hereto, substantially in the form of Exhibit A hereto.

      ......"Equityholder  Designee" shall mean Martin E. Zweig,  for so long as
Martin E. Zweig is a consultant to any of the Companies, and thereafter Eugene Glaser, for so long as Eugene Glaser is an employee of any of the Companies, and thereafter Barry Mandinach for so long as Barry Mandinach is an employee of any of the Companies, and thereafter such other Person, reasonably acceptable to Buyer, designated by the Equityholders who have a right to receive a majority of the Purchase Price (by giving written notice of such designation to Buyer) to serve as such for purposes of this Agreement; provided, however, if no such designation is made or written notice thereof is not given to Buyer, then the senior officer of the Companies taking over the responsibilities of the preceding Equityholder Designee shall be deemed to be the Equityholder Designee for all purposes under this Agreement until so designated. All actions taken by the Equityholder Designee hereunder shall be taken by the Equityholder Designee, individually and as attorney-in-fact for each of the other individual Equityholders.

      ......"Equityholders" has the meaning given such term in the recitals.

      ......"Euclid" has the meaning given such term in the recitals.

      ......"Exchange Act" means the Securities Exchange Act of 1934,as amended.

      ......"Expenses"  means all  out-of-pocket  expenses  (including,  without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants, commitment fees and other financing fees and expenses, printing costs and expenses, publishing fees, filing fees and mailing costs) incurred by the Companies, the Equityholders or Buyer or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Related Agreements and all other matters related to the consummation of the transactions contemplated hereby and thereby, including the costs and expenses incurred by the Equityholders in respect of obtaining shareholder approval of each Fund, including, without limitation, reasonable attorneys' fees and expenses, printing costs and postage.

      ......"Focus  Report" means a Financial and Operational  Combined  Uniform
Single Report of ZSC required to be filed with the SEC or the NASD or any report which is required in lieu of such report.

      ......"Fund"  means a  registered  investment  company,  as defined in the
Investment Company Act, or series thereof, or any foreign equivalent, for which any Company provides investment advisory or sub-advisory services, underwriting, distribution or marketing services or administrative or other services. Each Fund is identified in the Disclosure Schedule.

      ......"Fund  Boards" means the boards of directors  and/or boards of trustees,  as the case may be, of the Funds.

      ......"GAAP"  means   United   States   generally   accepted   accounting
principles consistently applied.

      ......"Glaser Corp." means Glaser Corp., a Delaware  corporation and a general partner of ZGA.

      ......"Governmental  Entity" means any governmental or regulatory  entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

      ......"Historical  Financial  Statements" means the Audited  Financial
Statements and the Unaudited Financial Statements.

      ......"HSR Act" means The Hart-Scott-Rodino  Antitrust Improvements Act of
1976,  as  amended,   together  with  the  rules  and  regulations   promulgated
thereunder.

      ......"Indemnification Threshold" means $1,000,000.

      ......"Investment  Company Act" means the Investment  Company Act of 1940, as amended together with the rules and regulations promulgated thereunder.

      ......"Investment Contract" means a contract or agreement in effect on the date hereof, together with any such contract or agreement entered into after the date hereof, relating to the Companies' rendering of investment management or investment advisory services, including sub-advisory services, underwriting, distribution or marketing services or any administrative services to any Person.

      ......"Investment  Management  Services"  means any services which involve
(a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), including the Funds or (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds).

            "Lease" means the Lease Agreement dated May 12, 1995 between ZADV and Progress Partners, for the premises located on floors 30, 31 and 32 at 900 Third Avenue, New York, New York, as in effect from time to time.

      ......"Liabilities"  mean  debts,  liabilities,  obligations,  duties  and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

      ......"Lien"  means any lien, pledge,  claim,  option,  charge,  easement, security interest, limitation, commitment, encroachment, restriction, financing statement, right-of-way, encumbrance or other right of any third party of any kind or nature whatsoever (whether absolute or contingent).

      ......"Material  Adverse Effect" means,  (i) with respect to any matter or matters affecting the Companies or any of their Affiliates, a material adverse effect on the business, assets, financial condition or results of operations of the Companies and their Subsidiaries taken as a whole or on the ability of the Companies to complete the Closing, other than any change, effect, event or occurrence relating to (A) the United States economy or United States or global securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof, (C) changes in legal or regulatory conditions that affect in general the businesses in which the Companies and their Subsidiaries are engaged or (D) the financial services industry in general, and not specifically relating to the Companies or their Subsidiaries; (ii) with respect to any matter or matters affecting Buyer or any of its Affiliates, a material adverse effect on the business, assets, financial condition or results of operations of Buyer and its Subsidiaries taken as a whole or on the ability of Buyer to complete the Closing, other than any change, effect, event or occurrence relating to (A) the United States economy or United States or global securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof, (C) changes in legal or regulatory conditions that affect in general the businesses in which Buyer and its Subsidiaries are engaged or (D) the financial services industry in general, and not specifically relating to Buyer or its Subsidiaries; and (iii) with respect to any matter or matters affecting any Fund, a material adverse effect on the business, assets, financial condition or results of operations of such Fund other than any change, effect, event or occurrence relating to (A) the United States economy or United States or global securities markets in general (including any fluctuations in asset value or changes in the amount of assets under management resulting therefrom), (B) this Agreement or the transactions contemplated hereby or the announcement thereof, (C) changes in legal or regulatory conditions that affect in general the businesses in which such Fund is engaged or (D) the financial services industry in general, and not specifically relating to such Fund.

      ......"Maximum Amount" means $164,000,000.

      ......"Measurement Date" means each of December 31, 1999, 2000 and 2001.

      ......"Minimum Growth Amount" means, as of any Measurement Date, an amount equal to the product of (i) the Closing Date Payment Amount divided by $135,000,000 and (ii) the Reference Run Rate Revenues, in each case increased to such Measurement Date assuming a growth rate of 5.0% per annum compounded annually.

      ......"Mutual  Fund Fee Percentage"  means,  for each Fund, the sum of the annual management fee rate plus the administration fee rate, expressed as a decimal, charged by a Company to such Fund, as in effect on the date in question.

      ......"NASD" means the National Association of Securities Dealers, Inc.

      ......"Noncompetition/Nonsolicitation      Agreements"      means      the
noncompetition/ nonsolicitation agreements between Buyer and each of the Equityholders, substantially in the form of Exhibit B hereto.

      ......"Organizational  Documents"  means the certificate of  incorporation and bylaws of each of ZADV, ZTRA and ZSC, the certificate of formation and limited liability company agreement of Euclid and the Partnership Agreement, in each case together with all amendments effective through the date hereof.

      ......"Partner" means a holder of a general Partnership Interest in ZGA.

      ......"Partnership  Agreement"  means the  agreement  governing the organization  and operation of ZGA.

      ......"Partnership  Interest" means a general partnership interest in ZGA, which Partnership Interests shall constitute all of the Partnership Interests in ZGA.

      ......"PEPCO"  means Phoenix Equity  Planning  Corporation,  a Connecticut corporation and a wholly-owned subsidiary of Buyer.

      ......"Person" means an individual, firm, trust, association, corporation,
partnership  (limited  or  general),   limited  liability  company,   indenture,
Governmental Entity or other entity.

      ......"Present Value" of any number means the present value of such number as of the Closing Date utilizing a discount rate from the date of determination of 12% per annum compounded annually.

      ......"Purchase  Price"  means the sum of (i) the  Estimated  Closing Date
Payment Amount as adjusted by the Post-Closing Payment Adjustment and (ii) the Earn-Out Payments.

      ......"Reference Date" means September 30, 1998.

      ......"Reference Run Rate Revenues" means $36,513,668.

      ......"Regulatory  Documents"  shall mean,  with respect to a Person,  all forms, reports, registration statements, schedules and other documents filed, or required to be filed, by such Person pursuant to the Securities Laws.

      ......"Related   Agreements"   means  the   Employment   Agreements,   the
Indemnification Escrow Agreement, the Servicing Agreement, the Agreement relating to the use by Buyer of the "Zweig" name and the Noncompetition/Nonsolicitation Agreements.

      ......"Representative" means any officer, director,  principal,  attorney, agent, employee or other representative.

      ......"SEC" means the  Securities  and Exchange  Commission,  or any successor  agency thereto.

      ......"Securities Act" means the Securities Act of 1933, as amended.

      ......"Securities  Laws" means the  Securities  Act, the Exchange Act, the
Investment Company Act, the Advisers Act and state "blue sky" laws, and the rules and regulations promulgated thereunder.

      ......"Servicing Agreement" means the servicing agreement among ZGA, ZADV,
ZTRA and Zweig Consulting Corporation (or a permitted successor or assignee thereunder), substantially in the form of Exhibit E hereto.

      ......"Shares"  means,  collectively,  (i) 106.78  shares of common stock, without par value, of ZADV, (ii) 100 shares of common stock, par value $.10 per share, of ZTRA and (iii) 200 shares of common stock, without par value, of ZSC, which shares constitute all of the issued and outstanding shares of capital stock of ZADV, ZTRA and ZSC, respectively.

      ......"Shareholders" means the owners of the shares of ZADV, ZTRA and ZSC.

      ......"Subsidiary"  of a Person  shall  mean any Person 50% or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons, provided that "Subsidiary" shall not include, with respect to the Companies, (i) any Fund or any Person in which a Fund holds an ownership interest, (ii) any investment account advised or managed by a Person on behalf of another party and (iii) any partnership, limited liability company or other similar investment vehicle or entity engaged in the business of making investments of which the Companies or one of their Subsidiaries acts as the general partner, managing member, manager, advisor or the equivalent.

      ......"Tax" or "Taxes" means (i) all forms of taxation, charges, levies or other assessments, whether direct or indirect and whether levied by reference to net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding (whether with respect to receipts or payments), payroll, privilege, employment, excise, severance, capital gains, transfer gains, stamp, occupation, premium or similar tax measured by insurance premiums, real and personal property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and any interest or any penalty, addition to tax or additional amount, imposed by any Taxing Authority, (ii) Liability, whether to a Taxing Authority or pursuant to an agreement with or legal obligation to any Person, for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period and
(iii)  Liability for the payment of any amounts of the type  described in clause
(i) or (ii) of this definition as a result of an obligation to indemnify any other Person.

      ......"Tax  Benefit" shall mean a Tax  deduction,  Tax credit or other Tax benefit.

      ......"Taxing  Authority" means a Governmental  Entity responsible for and having requisite jurisdiction with respect to the imposition of Taxes.

      ......"Unaudited  Financial  Statements"  means the Balance Sheets and the unaudited statements of income, changes in partners' capital, members' capital or stockholders' equity, as the case may be, and cash flows of each Company for the nine months ended September 30, 1998, together with the related notes thereon.

      ......"Wire  Transfer"  means a payment in immediately  available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts as shall have been designated by written notice to the paying party.

      ......"ZADV" has the meaning given such term in the recitals.

      ......"ZGA" has the meaning given such term in the recitals.

      ......"ZSC" has the meaning given such term in the recitals.

      ......"ZTRA" has the meaning given such term in the recitals.

      ......"Zweig Management  Corp." means Zweig Management  Corp., a Delaware corporation and a general partner of ZGA.

      ......1.2.  Other Defined Terms.  The following terms shall have the meanings  defined for such terms in the Sections set forth below:


Term                                     Section

Acquisition Proposal                     7.3
Allocable Share                          9.1(a)
Allocation Report                        10.1(b)
Benefit Arrangement                      4.20(a)
Benefit Plans                            4.20(a)
B Share Financing Contract               4.30(a)
Buyer Financial Statements               5.5
Client Consents                          6.2(b)
Closing                                  3.1
Closing Balance Sheets                   2.4(a)
Companies' Accountant                    2.4(a)
Confidentiality Agreement                7.2(b)
C Share Financing Contract               6.4(a)
Earn-Out Amount                          2.5(b)
Earn-Out Statement                       2.6(a)
Elections                                10.1(a)
Employees                                4.21(b)
Employment Arrangement                   4.21(b)
Environmental Law                        4.29
ERISA                                    4.20(a)
ERISA Affiliate                          4.20(a)
ERISA Pension Plan                       4.20(a)
ERISA Welfare Plan                       4.20(a)
Escrow Agent                             2.3(d)
Escrow Amount                            2.3(d)
Estimated Closing Date Payment Amount    2.2
Estimated Closing Date Payment Amount    2.3(c)
           Schedule
Fund Agreements                          4.24(d)
Fund Board Resolutions                   4.24(j)
Fund Financial Statements                4.24(c)
Hazardous Substance                      4.29
HSR Filing                               11.2
Immediate Family                         4.10
Indemnification Cap                      10.4(b)
Indemnification Escrow Agreement         2.3(d)
Indemnified Party                        9.1(d)
Indemnifying Party                       9.1(d)
Information                              7.2(b)
Intellectual Property                    4.13
Licenses                                 4.17(d)
Material Contracts                       4.14
Measurement Date Run Rate Revenues       2.5(b)
Multiemployer Plan                       4.20(a)
Neutral Accountants                      2.4(a)
1999 Measurement Date                    2.5(c)
Notice of Dispute                        2.6(c)
Notified Party                           8.1(a)
Notifying Party                          8.1(a)
Permits                                  4.16
Post-Closing Payment Adjustment          2.4(b)
Post-Closing Statement                   2.4(a)
Pre-Closing Period                       10.4(a)
Reports                                  4.24(g)
Rule 12b-1                               4.24(a)
S Corps                                  9.1(b)
Section 338 Forms                        10.1(b)
Taxpayers                                4.19(a)
Tax Returns                              4.19(a)
12b-1 Plan                               4.24(a)
2000 Measurement Date                    2.5(d)
2001 Measurement Date                    2.5(e)
Year 2000 Compliant                      6.5


                                    ARTICLE 2

                   PURCHASE AND SALE OF SHARES AND PARTNERSHIP INTERESTS

      ......2.1.  Shares and Partnership  Interests To Be Transferred.  Upon and
subject to the terms, agreements, warranties, representations and conditions hereof, the Equityholders agree to sell, transfer, assign, convey and deliver to Buyer (and/or at Buyer's election, one or more Affiliates of Buyer), and Buyer agrees to purchase, redeem and accept from the Equityholders, on the Closing Date, the Shares and Partnership Interests for the Purchase Price. Buyer may, at its election, assign its right to purchase all or a portion of the Shares and Partnership Interests to one or more Affiliates of Buyer, provided that no such assignment shall relieve Buyer from its obligations hereunder.

      ......2.2.  Determination  of Estimated  Closing Date Payment  Amount.  At
least two Business Days prior to the Closing Date, the Equityholder Designee shall advise Buyer in writing of the Equityholders' good faith estimate of the Closing Run Rate Revenues and the Closing Date Payment Amount (the "Estimated Closing Date Payment Amount").

      ......2.3.  Instruments of Transfer; Payment of Purchase Price.

                  (a) At least two Business Days prior to the Closing Date, the Equityholders shall deliver to Buyer written Wire Transfer instructions designating the accounts to which the Purchase Price shall be paid by Buyer at the Closing.

                  (b) At the Closing, the Equityholders shall deliver, or shall cause to be delivered, to Buyer the following:
                  (i) one or more certificates representing all of the Shares and duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed;

                  (ii) a bill of sale, representing all Partnership Interests and duly executed by all Partners, transferring ownership of the Partnership Interests to Buyer; and

                  (iii) the  documents  required  to be  delivered  pursuant  to
Section 3.3.

            (c) At the Closing, Buyer shall deliver, or shall cause to be delivered, to each Equityholder the following:

                  (i) an amount equal to such Equityholder's portion (expressed as a percentage) of the Estimated Closing Date Payment Amount less the Escrow Amount (as hereinafter defined) set forth opposite such Equityholder's name on
Schedule 2.3 (the "Estimated Closing Date Payment Amount Schedule") (which portion shall be determined by the Equityholder Designee) by Wire Transfer; and

                  (ii)  the  documents  required  to be  delivered  pursuant  to
Section 3.2.

            (d) On the Closing Date, as part of the Estimated Closing Date Payment Amount, Buyer shall deliver to the Bank of New York, or another mutually acceptable bank, acting as escrow agent (the "Escrow Agent") an amount in cash equal to 2.6% of the Estimated Closing Date Payment Amount (the "Escrow Amount"). Buyer and the Equityholder Designee agree to negotiate in good faith the Indemnification Escrow Agreement which shall be dated as of the Closing Date and shall incorporate the terms set forth in the Terms of Escrow Agreement attached hereto as Exhibit G (the "Indemnification Escrow Agreement"). The Indemnification Escrow Agreement shall provide for the Escrow Amount to be set aside and held by the Escrow Agent, subject to the terms and conditions set forth in the Indemnification Escrow Agreement. The Escrow Amount shall be distributed to Buyer or the Equityholders at the times and upon the terms and conditions set forth in the Indemnification Escrow Agreement. If, notwithstanding the good faith efforts of Buyer and the Equityholder Designee as aforesaid, a definitive Indemnification Escrow Agreement shall not have been completed prior to the Closing, Buyer shall withhold the Escrow Amount from the Purchase Price until such time as the Indemnification Escrow Agreement has been finalized and executed and delivered to the Escrow Agent, at which time Buyer shall deposit the Escrow Amount with the Escrow Agent.

      ......2.4.  Determination of Post-Closing Payment Adjustment.

      ......(a)  Within 90 days after the  Closing  Date,  Buyer shall cause the independent public accounting firm regularly employed by the Companies (the "Companies' Accountant") to prepare and deliver to Buyer and the Equityholder Designee (i) audited balance sheets of each Company as of the Closing Date (the "Closing Balance Sheets") prepared in a manner consistent with the Audited Balance Sheets, together with the accountants' reports thereon, and (ii) a statement (the "Post-Closing Statement"), reviewed by such accountants, setting forth the Closing Run Rate Revenues and the amount of the Closing Date Payment Amount. Buyer and the Equityholder Designee shall have a period of 30 days after delivery of the Closing Balance Sheets and the Post-Closing Statement to present in writing to each other and the Companies' Accountant any objections to the Closing Balance Sheets and the Post-Closing Statement which objections shall be set forth in reasonable detail. If no objections are raised within such 30-day period, the Closing Balance Sheets and the Post-Closing Statement shall be deemed accepted and approved by Buyer and the Equityholders and shall be final, binding and conclusive upon Buyer and the Equityholders. If Buyer or the
Equityholder Designee shall object in any respect as to the Closing Balance Sheets and/or the Post-Closing Statement within the 30-day period described above, Buyer and the Equityholder Designee shall use their best efforts promptly to resolve the matter or matters in disagreement. If Buyer and the Equityholder Designee resolve the matter or matters in disagreement, Buyer and the Equityholder Designee shall either confirm or revise the Closing Balance Sheets and/or the Post-Closing Statement in writing and such calculations shall be final, binding and conclusive upon Buyer and the Equityholders. If Buyer and the Equityholder Designee are unable to resolve the matter or matters in disagreement within 10 days following receipt of written notice of objection, then the items in dispute shall be submitted to a mutually agreed upon "big five" accounting firm (the "Neutral Accountants") for resolution. Each party shall furnish to the Neutral Accountants such workpapers and other documents and information relating to the disputed issues as the Neutral Accountants may request and are available to that party (or its independent public accountants), and each party shall be afforded the opportunity to present to the Neutral Accountants any material relating to the determination and to discuss the determination with the Neutral Accountants. The Neutral Accountants shall be directed to furnish written notice to Buyer and the Equityholder Designee of their resolution of any disputed issues referred to them as soon as practicable but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. The determination by the Neutral Accountants, as set forth in such notice, shall be final, binding and conclusive on the parties and enforceable in a court of law. The fees and expenses of the Neutral Accountants shall be borne equally by Buyer, on the one hand, and the Equityholders, on the other hand.

      ......(b) The  "Post-Closing  Payment  Adjustment" shall be the amount, if any, by which the Closing Date Payment Amount as shown on the Post-Closing Statement exceeds or is less than the Estimated Closing Date Payment Amount. The Post-Closing Payment Adjustment shall be paid on the fifth Business Day following the final determination thereof as follows:

      ...... (i) if the Post-Closing  Payment  Adjustment is positive (i.e., the
Closing Date Payment Amount exceeds the Estimated Closing Date Payment Amount), Buyer shall pay to the Equityholders, in the proportions set forth on Schedule
2.3 hereto or as provided by the Equityholder Designee, the Post-Closing Payment Adjustment by Wire Transfer in accordance with Wire Transfer instructions provided by the Equityholder Designee to Buyer for such purpose; and

                  (ii) if the Post-Closing Payment Adjustment is negative (i.e., the Estimated Closing Date Payment Amount exceeds the Closing Date Payment Amount), the Equityholders shall pay to Buyer the Post-Closing Payment Adjustment by Wire Transfer in accordance with Wire Transfer instructions provided by Buyer to the Equityholder Designee for such purpose.

      ......2.5.  Earn-Out Payments.

      ......(a) As additional  consideration  for the Partnership  Interests and the Shares, Buyer shall pay in cash to the Equityholders, in the proportions set forth on Schedule 2.3 hereto or as provided by the Equityholder Designee, Earn-Out Payments, determined in accordance with this Section 2.5, following each Measurement Date. The provisions of this Section 2.5, and the methodology for determining the amount of each Earn-Out Payment, shall be appropriately adjusted in the case of any reorganization, restructuring or other material alteration (by way of merger, restructuring of the advisory relationships or otherwise) of any or all of the Funds so as to preserve the benefits intended to be conferred thereunder for the benefit of the Equityholders.

      ......(b)  For each  Measurement  Date,  an  amount  (each,  an  "Earn-Out
Amount")will be computed equal to the product of (i) the Applicable Multiplier multiplied by (ii) the sum of, for each of the Funds, the product of (x) the Mutual Fund Fee Percentage for such Fund, as in effect on such Measurement Date, multiplied by (y) the average daily assets invested in such Fund for the period of twenty Business Days immediately preceding such Measurement Date (the sum calculated pursuant to clause (ii) is hereafter referred to as the "Measurement Date Run Rate Revenues").

      ......(c) In the event that on the Measurement  Date occurring on December
31, 1999 (such date, the "1999 Measurement Date") the Measurement Date Run Rate Revenues for the 1999 Measurement Date equal or exceed the Minimum Growth Amount, then the Earn-Out Payment for the 1999 Measurement Date shall be equal to the excess, if any, of (x) the Earn-Out Amount for the 1999 Measurement Date over (y) the Closing Date Payment Amount; provided, however, that if the sum of
(x) the Present Value of the resulting Earn-Out Payment plus (y) the Closing Date Payment Amount would exceed the Maximum Amount, the Earn-Out Payment shall be reduced to an amount of which the Present Value plus the Closing Date Payment Amount equals the Maximum Amount, in which event no further Earn-Out Payments shall be made.

      ......(d) In the event that on the Measurement  Date occurring on December
31, 2000 (such date, the "2000 Measurement Date") the Measurement Date Run Rate Revenues for the 2000 Measurement Date equal or exceed the Minimum Growth Amount, then the Earn-Out Payment for the 2000 Measurement Date shall be equal to the excess, if any, of (x) the Earn-Out Amount for the 2000 Measurement Date over (y) the sum of (1) the Closing Date Payment Amount and (2) the amount of the previous Earn-Out Payment, if any; provided, however, that if the sum of (x) the Present Value of the resulting Earn-Out Payment plus (y) the Present Value of the previous Earn-Out Payment, if any, plus (z) the Closing Date Payment Amount would exceed the Maximum Amount, such resulting Earn-Out Payment shall be reduced to an amount of which the Present Value plus the Present Value of the previous Earn-Out Payment, if any, plus the Closing Date Payment Amount equals the Maximum Amount, in which event no further Earn-Out Payments shall be made.

      ......(e) In the event that on the Measurement  Date occurring on December
31, 2001 (such date, the "2001 Measurement Date") the Measurement Date Run Rate Revenues for the 2001 Measurement Date equal or exceed the Minimum Growth Amount, then the Earn-Out Payment for the 2001 Measurement Date shall be equal to the excess, if any, of (x) the Earn-Out Amount for the 2001 Measurement Date over (y) the sum of (1) the Closing Date Payment Amount and (2) the amount of the previous Earn-Out Payments, if any; provided, however, that if the sum of
(x) the Present Value of the resulting Earn-Out Payment plus (y) the Present Value of the previous Earn-Out Payments, if any, plus (z) the Closing Date Payment Amount would exceed the Maximum Amount, such resulting Earn-Out Payment shall be reduced to an amount of which the Present Value plus the Present Value of the previous Earn-Out Payments, if any, plus the Closing Date Payment Amount equals the Maximum Amount.

      ......(f)  Notwithstanding  the foregoing  provisions of this Section 2.5,
2.6% of each Earn-Out Payment shall be deducted from the amount otherwise payable to the Equityholders and shall be deposited by Buyer with the Escrow Agent as an addition to the Escrow Amount to be held by the Escrow Agent subject to the terms and conditions of the Indemnification Escrow Agreement.

      ......2.6.  Mechanics of Earn-Out Payments.

      ......(a) As soon as reasonably  practicable  after each Measurement Date, but in no event more than 60 days after each Measurement Date, Buyer shall deliver to the Equityholder Designee a statement of determination of the Earn-Out Payment (each, an "Earn-Out Statement") as of the applicable Measurement Date. Each Earn-Out Statement shall be prepared by Buyer in accordance with the terms of this Agreement.

      ......(b)   Buyer  shall   permit  the   Equityholder   Designee  and  its
Representatives, at the Equityholders' expense, to inspect the financial books and records of the Businesses during normal business hours within the 30 days following delivery of such Earn-Out Statement. Any non-public records, books, contracts, instruments, computer data and information delivered to or reviewed by the Equityholder Designee or its Representatives pursuant to this paragraph shall be treated as confidential unless (i) Buyer has made such documents or information available to the public generally, or (ii) such documents or information are required to be disclosed by applicable laws or regulations or by court order or decree. No such documents or information furnished to the Equityholder Designee or its Representatives shall be used by the Equityholder Designee or the Equityholders or disclosed to any other Person for any purpose other than with respect to reviewing the Earn-Out Statements.

      ......(c)  The  Earn-Out  Statement  shall become final and binding on the earlier of (i) the date on which the Equityholder Designee notifies Buyer in writing that it concurs with the Earn-Out Statement or (ii) the 30th day following receipt of the Earn-Out Statement by the Equityholder Designee, unless the Equityholder Designee gives written notice that it disputes the Earn-Out Statement (a "Notice of Dispute") to Buyer prior to such 30th day. Any Notice of Dispute shall specify in reasonable detail the nature of each dispute so asserted and, to the extent then determinable, the specific dollar amount and basis thereof. If a Notice of Dispute is received by Buyer on or prior to such 30th day, then the Earn-Out Statement (as revised in accordance with the remaining provisions of this paragraph) shall become final and binding on the earlier of (x) the date on which Buyer and the Equityholder Designee resolve in writing any differences they have with respect to the matters specified in the Notice of Dispute or (y) the date on which the Neutral Accountants deliver a report to Buyer and the Equityholder Designee setting forth their resolution of the disputed matters. During the 15-day period following delivery of a Notice of Dispute, Buyer and the Equityholder Designee shall seek in good faith to resolve in writing any differences which they may have with respect to any matter in the Notice of Dispute. If, at the end of such 15-day period, Buyer and the Equityholder Designee have been unable to reach agreement on all such matters, Buyer and the Equityholder Designee shall submit such matters to the Neutral Accountants for resolution. The Neutral Accountants shall be directed to furnish written notice to Buyer and the Equityholder Designee of their resolution of any disputed issues referred to them as soon as practicable but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. The Neutral Accountants shall resolve all remaining disputed items and its resolution shall be final, binding and conclusive on the parties and enforceable in a court of law. The fees and expenses of the Neutral Accountants shall be borne equally by Buyer, on the one hand, and the Equityholders, on the other hand.

                                    ARTICLE 3

                                     CLOSING

      ......3.1.  Closing.  The closing of the transactions  contemplated hereby
(the "Closing") shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, at 10:00 a.m., New York City time, on the Closing Date, unless the parties hereto otherwise agree. All transactions at the Closing shall be deemed to take place simultaneously.

      ......3.2.  Conditions to Obligations of the  Equityholders on the Closing
Date. The obligations of the Equityholders under this Agreement are, at the option of the Equityholders, subject to the following conditions, which conditions may be waived by the Equityholder Designee without releasing or waiving any of their rights hereunder:

      ......(a)   Representations   and  Warranties.   The  representations  and
warranties of Buyer set forth in Article 5 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of Buyer set forth in Article 5 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly permitted by this Agreement. The representations and warranties of Buyer set forth in Article 5 shall also be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein), in the aggregate, do not have a Material Adverse Effect on Buyer.

      ......(b)  Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing (excluding, for this purpose, any qualification as to materiality therein).

      ......(c)  Certificate.  The  Equityholder  Designee shall have received a certificate of Buyer dated as of the Closing Date and signed on behalf of Buyer by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions set forth in Sections 3.2(a) and (b) hereof to the Equityholders' obligations have been satisfied.

      ......(d) No  Governmental  Proceedings  or  Litigation.  No Action by any
Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage any Equityholder if the transactions contemplated hereunder are consummated.

      ......(e)   Employment   Agreements.   ZGA  shall  have  entered  into  an
Employment Agreement with each of the Persons listed on Schedule 3.2(e) hereto.

      ......(f)  Servicing  Agreement.   Zweig  Consulting   Corporation  (or  a
permitted successor or assignee under the Servicing Agreement), ZGA, ZADV and ZTRA shall have entered into the Servicing Agreement.

      ......(g)   Opinion  of  Counsel.   Buyer  shall  have  delivered  to  the
Equityholder Designee an opinion of Stroock & Stroock & Lavan LLP, counsel to Buyer dated as of the Closing Date, with respect to the transactions contemplated hereby substantially in the form of Exhibit C hereto.

      ......(h)  Required  Consents and/or Approvals.  All regulatory  approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods thereof, including, but not limited to, the applicable waiting period and any extensions thereof under the HSR Act, shall have expired or terminated.

      ......3.3.  Conditions to  Obligations  of Buyer on the Closing Date.  The
obligations of Buyer under this Agreement are, at the option of Buyer, subject to the following conditions, which conditions may be waived by Buyer without releasing or waiving any of its rights hereunder:

      ......(a)   Representations   and  Warranties.   The  representations  and
warranties of the Companies and the Equityholders set forth in Article 4 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of the Companies and the Equityholders set forth in Article 4 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly permitted by this Agreement. The representations and warranties of the Companies and the Equityholders set forth in Article 4 shall also be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein or in the Disclosure Schedule), in the aggregate, do not have a Material Adverse Effect on the Companies.

      ......(b)   Performance   of   Obligations   of  the   Companies  and  the
Equityholders. The Companies and the Equityholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing (excluding, for this purpose, any qualification as to materiality therein).

      ......(c)  Certificate.  Buyer shall have received a  certificate  of each
Company and the Equityholder Designee dated as of the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of each Company and by the Equityholder Designee, as applicable, to the effect that the conditions set forth in Sections 3.3(a) and (b) hereof to Buyer's obligations have been satisfied.

      ......(d) No  Governmental  Proceedings  or  Litigation.  No Action by any
Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect the right or ability of Buyer to operate the Businesses after the Closing or to damage Buyer if the transactions contemplated hereunder are consummated.

      ......(e) Conveyance Documents.  The Companies and the Equityholders shall have executed and delivered to Buyer all conveyances, assignments, bills of sale and any and all further instruments as may in the judgment of Buyer and its counsel be reasonably necessary, expedient and proper (i) in order to complete any and all conveyances, transfers and assignments herein provided for or (ii) to otherwise effectuate the transactions contemplated hereby.

      ......(f)  Approvals Relating to Certain of the Funds. (i) The Fund Boards
of each of the Funds shall have approved in connection with the transactions contemplated hereby the respective new investment advisory agreements, underwriting and distribution agreements and administrative services agreements as provided in Section 6.2 (b) hereof, as required by the Advisers Act, the Investment Company Act and/or their terms; and (ii) the shareholders of the Funds shall have approved the respective new investment advisory agreements referred to in clause (i) above as required by the Advisers Act, the Investment Company Act and/or by their terms.

      ......(g) Opinion of Counsel.  The Companies and the  Equityholders  shall have delivered to Buyer an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Companies and the Equityholders, dated as of the Closing Date, with respect to the transactions contemplated hereby, substantially in the form of Exhibit D hereto.

      ......(h) No Material  Adverse  Change.  There shall not have occurred any one or more events with respect to any Company or any of the Funds between the date of this Agreement and the Closing Date which, individually or in the aggregate, had, or is reasonably expected to have, a Material Adverse Effect on the Companies or any of the Funds, other than the sub-advised funds.

      ......(i)   Employment  Agreements.  Each of the  Persons  listed on
Schedule  3.2(e)hereof shall have entered into an Employment Agreement with ZGA.

      ......(j)  Servicing  Agreement.   Zweig  Consulting   Corporation  (or  a
permitted successor or assignee under the Servicing Agreement), ZGA, ZADV and ZTRA shall have entered into the Servicing Agreement.

      ......(k)   Noncompetition/Nonsolicitation   Agreements.   Each   of   the
Equityholders listed on Schedule 3.3(k) hereof shall have entered into a Noncompetition/Nonsolicitation Agreement with Buyer.

      ......(l)  Required  Consents and/or Approvals.  All regulatory  approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods thereof, including, but not limited to, the applicable waiting period and any extensions thereof under the HSR Act, shall have expired or terminated.

      ......(m) Key Employees.  None of the employees of the Companies listed on
Schedule 3.2(e) hereto shall have terminated or given notice to terminate his or her employment, excluding termination by reason of death or disability; provided, however, that if between the date of this Agreement and the Closing Date such an employee has terminated or given notice to terminate his or her employment and Buyer has not, within 30 days after notification of such termination or notice thereof, terminated this Agreement pursuant to Section 8.1(a)(iv) hereof, then satisfaction of this condition as it relates to such employee shall be deemed waived by Buyer.

      ......(n) Good Standing  Certificates.  There shall have been delivered to
Buyer good standing certificates and tax certificates (or analogous documents), dated no more than ten days prior to the Closing Date, from and certified by the appropriate authorities in the state of organization of each Company and in each jurisdiction in which each Company is qualified to do business, showing such Person to be in good standing in the applicable jurisdiction, except where the failure to be in good standing would not have a Material Adverse Effect on the Companies.

      ......(o)   Closing  Run  Rate  Revenues.  The  Closing  Run Rate Revenues
as of the Determination Date shall be greater than or equal to 70% of the Reference Run Rate Revenues.

      ......(p) Fund Boards. The composition of the Fund Boards, other than Fund
Boards of Funds for which the Company provides sub-advisory services, as of the Closing Date shall be reasonably acceptable to Buyer.

      ......(q) B Share Financing  Contracts.  The Companies shall have received
(i) all consents necessary to be obtained by the Companies and any of their Affiliates under the B Share Financing Contracts in order for the Equityholders and the Companies to consummate the transactions contemplated hereby or (ii) replacement financing for such B Share Financing Contracts having substantially the same material terms and conditions as the B Share Financing Contracts and such other terms and conditions as are reasonably satisfactory to Buyer.

      ......(r)   Zweig Name.  Martin E. Zweig shall have  entered  into an
agreement with Buyer relating to the use by Buyer of the "Zweig" name, substantially in the form of Exhibit F hereto.

      ......(s)  Lease.  The Lease  shall have  either (i) been  amended in form reasonably satisfactory to Buyer to include only those portions of the leased premises being occupied by the Companies as of the date hereof or (ii) been assigned to a Person other than the Companies and a sublease shall have been executed with ZADV in form reasonably satisfactory to Buyer including only those portions of the leased premises being occupied by the Companies as of the date hereof.

                                    ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE EQUITYHOLDERS

      ......Except  as set forth on the  Disclosure  Schedule,  each Company and each of the Equityholders, jointly and severally, hereby represents and warrants to Buyer as follows:

      ......4.1.  Organization,  Standing and Authority. ZGA is a general partnership, duly organized, validly existing and in good standing under the laws of the State of New York. Each of ZADV, ZTRA, ZSC, Glaser Corp. and Zweig Management Corp., is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware in the cases of ZADV,ZTRA, Glaser Corp. and Zweig Management Corp. and of the State of New York in the case of ZSC. Euclid is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York. Each Company and each of Glaser Corp. and Zweig Management Corp. has the corporate or partnership or limited liability company power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Each Company and each of Glaser Corp. and Zweig Management Corp. is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, other than any jurisdiction in which the failure to be so licensed or qualified would not have a Material Adverse Effect on the Companies. Each Company and each of Glaser Corp. and Zweig Management Corp. has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such authorization would not have a Material Adverse Effect on the Companies.

      ......4.2.  Subsidiaries.  Except for Euclid,  which is a  wholly-owned
Subsidiary of ZGA, no Company has any Subsidiaries.

      ......4.3.  Authorization. Each Company and each of Glaser Corp. and Zweig
Management Corp. has full corporate or partnership or limited liability company power and authority to, and each Equityholder has full legal right, power, authority and capacity to, execute and deliver this Agreement and the Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate or partnership action on the part of each Company and each of Glaser Corp. and Zweig Management Corp., and no other corporate or partnership proceedings on the part of any Company or Glaser Corp. or Zweig Management Corp. are necessary to approve this Agreement and the Related Agreements and to authorize and consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Related Agreement will at Closing be, duly and validly executed and delivered by each Company and each Equityholder party thereto, and (assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by Buyer) this Agreement constitutes, and each of the Related Agreements will at Closing constitute, a legal, valid and binding obligation of each Company and each Equityholder party thereto, enforceable against each Company and each Equityholder party thereto in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings at law or in equity. There are no proceedings or actions pending or contemplated to dissolve any of the Companies or Glaser Corp. or Zweig Management Corp.

      ......4.4.  Organizational  Documents.  The  copies  of the Organizational
Documents furnished or made available by the Companies to Buyer are true,correct and complete copies thereof. Except as set forth in the Disclosure Schedule, the Organizational Documents are the only documents which govern operations, management and sharing of profits and losses and distributions of the Companies, Glaser Corp. and Zweig Management Corp. The Disclosure Schedule sets forth a list of all of the Organizational Documents, as well as any amendments thereto.

      ......4.5.  No  Violation.  Neither  the  execution  and  delivery of this
Agreement by the Companies and the Equityholders, nor the consummation by the Companies and the Equityholders of the transactions contemplated hereby to be performed by them, nor compliance by the Companies and the Equityholders with any of the terms or provisions hereof, will (i) violate any provision of the Organizational Documents of any Company or the articles or certificate of incorporation or by-laws of Glaser Corp. or Zweig Management Corp. or (ii) except as set forth in the Disclosure Schedule, and assuming that the consents and approvals referred to in Section 6.2 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which any Company or Equityholder or any of their respective Affiliates or any of their respective properties, contracts or assets is subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Lien upon the partnership or equity interests or the material properties, Material Contracts or material assets of any Company or Glaser Corp. or Zweig Management Corp., or require any notice, approval or consent under any Material Contract to which any Company or Equityholder or any of their respective Affiliates is a party, or by which any Company or Equityholder or any of their Affiliates, or any of their material properties or material assets, may be bound or affected or could reasonably be expected to prevent consummation of the transactions contemplated hereby.

      ......4.6. Governmental Authorization.  Except for (a) consents, approvals and notices as are set forth in Section 6.2 hereof and the Disclosure Schedule and (b) the applicable filings under the HSR Act, no consents, approvals or authorizations of, or filings or registrations with, or licenses from, or notices to, any Governmental Entity or any third party are necessary in connection with (i) the execution, delivery and performance by each Company and each Equityholder of this Agreement and the Related Agreements to which each is a party and (ii) the consummation by the Companies and the Equityholders of the transactions contemplated hereby and thereby.

      ......4.7.  Authorized Capital Stock;  Ownership of Shares and Partnership
Interests. Schedule A hereto sets forth all record and beneficial interest of each Equityholder in each Company. As of the date hereof, each Equityholder owns beneficially and of record all of the Partnership Interests and/or Shares listed as owned by such Equityholder on Schedule A hereof, free and clear of any Liens, except for those Liens set forth in the Disclosure Schedule, all of which will be released and discharged as of the Closing. There are no Partnership Interests, Shares or other equity interests of any of the Companies issued or outstanding other than as listed on Schedule A hereto. All of the Partnership Interests and Shares are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. Except as set forth in the Disclosure Schedule, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, legally binding commitment, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) from any of the Companies or Equityholders in any Partnership Interests, Shares or other equity interests of any of the Companies, whether issued and outstanding, authorized but unissued or treasury shares. Except as set forth in the Disclosure Schedule, there are no outstanding obligations of any of the Companies to redeem, repurchase or otherwise acquire any of the Partnership Interests, Shares or other equity interests in any of the Companies. Immediately upon consummation of the transactions contemplated hereby, Buyer will own all the issued and outstanding Partnership Interests, Shares and other equity interests of the Companies free and clear of all Liens.

      ......4.8.  Financial Statements.  The Companies have heretofore delivered to Buyer the Historical Financial Statements. The Historical Financial Statements have been prepared in conformity with GAAP (except as may otherwise be noted in the footnotes thereto) heretofore adopted by, and applied consistently with the past practices of and consistent with the books and records of, each Company and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the financial position, results of operations and cash flows of each Company as at, or for the periods ended on, such dates. Since the Balance Sheet Date, each Company has conducted its respective businesses in a consistent manner without a material change of policy or procedure except as set forth on the Disclosure Schedule.

      ......4.9.  Absence of Undisclosed Liabilities. On the Balance Sheet Date,
there were no Liabilities of any Company (including, but not limited to, Liabilities for Taxes relating to any prior period) that are or would be required by GAAP to be shown on the Balance Sheets that were not fully reflected and reserved against on the respective Balance Sheets. On the date hereof and on the Closing Date, there are and will be, no other Liabilities of any Company except (i) those incurred since the Balance Sheet Date, in the ordinary course of the business of such Company consistent with past practice, not in violation of or in conflict with any of the terms, agreements, warranties, representations and conditions of such Company and the Equityholders contained in this Agreement and which are not material, individually or in the aggregate and (ii) those set forth in the Disclosure Schedule.

      ......4.10. Accounts Receivable. Other than as disclosed in the Disclosure
Schedule, all of the accounts receivable of each Company shown or reflected on the Balance Sheets or existing on the date of this Agreement are valid and enforceable claims for services fully performed and subject to no set-off or counterclaim. Other than as disclosed in the Disclosure Schedule, no Company has any accounts or loans receivable from any Person which is affiliated with any Company or from any officer, partner or employee of any Company or any member of the Immediate Family of any Equityholder. For purposes of this Agreement, "Immediate Family" means, with respect to any individual, such individual's former spouse, spouse, parents, grandparents, children, grandchildren or siblings (and estates, trusts, partnerships or other entities and legal relationships of which a substantial majority in interest of the beneficiaries, owners, investors, partners, members or participants at all times in question are, directly or indirectly, one or more of the Persons described above and/or such individuals).

      ......4.11. Absence of Certain Changes. Since the Balance Sheet Date, each
Company has conducted its Businesses in the ordinary and regular course, in a manner consistent with past practice, and except as contemplated by this Agreement, the Related Agreements or the Disclosure Schedule there has not been:

      ......(a) any event or events or occurrence or  occurrences  which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Companies;

      ......(b)  any  incurrence,  assumption or guarantee by any Company of any outstanding amount of indebtedness for borrowed money other than in the ordinary course of business in accordance with its customary practices;

      ......(c) any transaction or commitment made, or any contract or agreement entered into, by any Company relating to its assets or business (including the acquisition or disposition of any assets) or any loss or relinquishment by any Company of any material contract or other material right, other than transactions and commitments made, and contracts or agreements entered into, in the ordinary course of business in accordance with their customary practices;

      ......(d)   any material  modifications  or amendments to any Investment
Contracts or Contracts;

      ......(e)   any material change in any method of accounting or accounting practice or policy or application thereof by any Company;

      ......(f) any increase in (or  commitment,  oral or written,  to increase)
the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by any Company to the Equityholders or its officers, employees or consultants except increases occurring in the ordinary course of business in accordance with its customary practices, or any new written employment agreements with any of such Persons or any new commitments (oral or written) with any Equityholder or officer of any Company except with newly hired officers and employees consistent with past practice;

      ......(g) any increase in (or  commitment,  oral or written,  to increase)
the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, severance, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of any Company, except increases occurring in the ordinary course, or any new bonus, severance or employee benefit plan, contracts, payments or arrangements with any of such Persons; or

      ......(i)   any action or event taken by any Company  that if taken or suffered  after the date hereof would violate Section 6.1 of this Agreement.

      ......4.12.  Litigation.  Except as set forth on the Disclosure  Schedule, there is no Action pending, or to the knowledge of each Company and each Equityholder, threatened, and during the past three years there were no Actions commenced, (i) against any Company, the Businesses, or with respect to the Companies' respective activities, properties or assets or any of the Funds or with respect to their respective activities, properties or assets or (ii) relating to or affecting the transactions contemplated by this Agreement or any of the Related Agreements. No Company or Fund is in default with respect to any judgment, order, writ, injunction, decree or restriction of any court or Governmental Entity, and there are no unsatisfied judgments against (x) any Company, the Businesses or the respective activities, properties or assets of any Company or (y) any Fund or the respective activities, properties or assets of any Fund, except for such defaults and unsatisfied judgments that do not have, either individually or in the aggregate, a Material Adverse Effect on the Companies or any Fund. There is not a reasonable likelihood of an adverse determination of any such pending Actions which would, individually or in the aggregate, have a Material Adverse Effect on the Companies or any Fund. There is no Action pending, or to the knowledge of each Company and each Equityholder, threatened relating to the termination of, or limitation of, the rights of any Company under its registration under the Advisers Act as an investment adviser or of ZSC under its registration under the Exchange Act as a broker-dealer, its membership in any exchange (as defined under the Exchange Act) or any similar or related rights under any registrations or qualifications with various self-regulatory bodies, states or other jurisdictions.

      ......4.13.  Technology and Intellectual Property.  Except as set forth in the Disclosure Schedule, each of the Companies and the Funds has (and upon consummation of the transactions contemplated hereby will have) ownership of, or such other rights by license, lease or other agreement in and to, all items of intangible property necessary for the conduct of the Businesses as presently conducted, including, without limitation, trademarks and service marks, trade names, brand names, patents, copyrights, proprietary rights, logos, names, trademark applications, service mark applications and patent applications, including all rights to use the name "Zweig" (collectively the "Intellectual Property"), as necessary to conduct the businesses of Companies and the Funds as presently conducted. None of the Companies or the Funds has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, nor, to the knowledge of the Companies and the Equityholders, has any other Person infringed on a continuing basis any rights that the Companies have in the Intellectual Property. Each of the Companies and the Funds owns or licenses all computer software developed or currently used by it which is material to the conduct of its business as currently conducted and has the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of any third party. None of the Companies or Funds has received written notice of any claim respecting any such violation or infringement.

      ......4.14.  Contracts.  The Disclosure Schedule sets forth as of the date hereof a complete and accurate list of all Material Contracts to which any Company is a party or by which any Company or any of their assets or properties is bound or subject. Each Material Contract (excluding for these purposes, Investment Contracts) is in full force and effect and constitutes the legal, valid and binding obligation of such Company and, to the knowledge of such Company and each Equityholder, of the other parties thereto, and is enforceable in accordance with its terms, except, in each case, to the extent certain of the liability limitation provisions therein may be contrary to public policy as expressed in the Securities Laws and therefore unenforceable, and as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and court decisions with respect thereto and general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity. True, correct and complete copies of all Material Contracts have been previously delivered or made available by the Companies to Buyer. No Company is a party to any Investment Contract except for the Fund Agreements and no Company is providing Investment Management Services except to the Funds. For the purposes of this Agreement, "Material Contracts" means:

      ......(a) any Contract not fully  performed for the purchase by any of the
Companies for its own account of any commodity, material, services or equipment, including, without limitation, fixed assets, for a price in excess of $25,000;

      ......(b) any Contract  containing  covenants limiting the freedom of such
Company to engage or compete (geographically or otherwise) in any line of business or with any Person;

      ......(c)  any  Contract (i) for cash  payments for client  solicitations;
(ii) in respect of the sale or distribution of shares of the Funds; (iii) of the type referred to in Rule 2830(i) of the NASD Conduct Rules; or (iv) of the type referred to in NASD Notice to Members 98-75;

      ......(d) any license  agreement  (as licensor or licensee)  providing for future payments in excess of $25,000 which by its terms does not terminate or is not terminable without penalty by such Company upon notice of 60 days or less;

      ......(e)  any  indenture,  mortgage,  promissory  note,  loan  agreement, guaranty or other agreement or commitment for the borrowing of money, by such Company in excess of $25,000;

      ......(f)  any  Contract  involving  payments based on profits or revenues of any Company; or

      ......(g) any other Contract  which creates future payment  obligations of such Company in excess of $25,000 and which by its terms does not terminate or is not terminable without penalty by such Company upon notice of 60 days or less.

      ......4.15.  No Default Under  Contracts or  Agreements.  No Company is in
breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any Contract to which it is a party or by which it is or may be bound or to which any of its properties or assets is or may be subject, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on the Companies. To the knowledge of each Company and each Equityholder, no other party is in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any such Contract, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on the Companies.

      ......4.16.  Compliance  with Laws.  Except as disclosed in the Disclosure
Schedule, each Company holds, and has at all times held, and at Closing will hold, all licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of its material properties and material assets and the conduct of its businesses under and pursuant to, and has complied with each, and is not in default under any, Applicable Law relating to any Company or any of its assets, properties or operations, and there are no outstanding violations of any of the above, except for any failure to hold a Permit and such defaults and violations that do not have, either individually or in the aggregate, a Material Adverse Effect on the Companies, and the Companies have not received notice asserting any such violation. Except as disclosed in the Disclosure Schedule, all such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto, and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification of any such Permits. The Companies have made available for review by Buyer copies of all material correspondence and communications received from any Governmental Entity since January 1, 1996.

      ......4.17. Business; Registrations.

      ......(a)  Except  for  ZSC,  which is also  engaged  in the  business  of providing Brokerage Services, each Company is engaged solely in the business of providing Investment Management Services and certain related businesses and activities and has not engaged in any other business or activity of any kind. No Company has sponsored or participated in the distribution by private offering or otherwise of any interests in any issuer, that would require it to register as an investment company (within the meaning of the Investment Company Act) but for the exceptions contained in Section 3(c)(1), the final clause of Section 3(c)(3), Section 3(c)(7) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act.

      ......(b)  Each Company that is required to be registered as an investment adviser is duly registered as an investment adviser under the Advisers Act and is duly registered, licensed or qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except for failures to be so registered, licensed or qualified that do not have, either individually or in the aggregate, a Material Adverse Effect on the Companies. Each Company is in compliance in all material respects with all applicable foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser. Each Company that is required to be registered as an investment adviser has delivered or made available to Buyer true, correct and complete copies of its most recent Form ADV, as amended to date, and has made available true, correct and complete copies of all foreign and state registration forms, as amended to date. The information contained in such forms was true, correct and complete in all material aspects at the time of filing and has been amended or modified as required by applicable law.

      ......(c)  No  Company  nor any  "affiliated  person"  (as  defined in the
Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. No Company nor any "associated person" (as defined in the Advisers Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. No Company nor any "associated person" (as defined in the Advisers Act) has been convicted of any crime or has engaged in any conduct that would require disclosure under Rule 206(4)-4(a)(2) under the Advisers Act or under applicable state law. No Company nor any "associated person" (as defined in the Exchange
Act) thereof is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

      ......(d)  Except as set forth on the Disclosure  Schedule,  the Companies have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities (collectively, the "Licenses") that are required in order to permit them to carry on the Businesses as presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on the Companies; such Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Companies.

      ......(e) ZSC is a member in good standing of the NASD and duly registered as a broker-dealer under the Exchange Act. Except as set forth on the Disclosure Schedule, ZSC is duly registered, licensed and qualified as a broker-dealer in good standing in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, and the absence of such registration, license or qualification would have a Material Adverse Effect. Except as set forth on the Disclosure Schedule, ZSC and its employees do not hold any registrations, memberships or similar membership privileges with any national securities exchange, board of trade, commodities exchange, clearing corporation or association, securities dealers association or similar institution. A true, correct and complete copy of each agreement with respect to each such registration, membership or privilege has been delivered or made available to Buyer and each such agreement is a valid and binding agreement of ZSC and the applicable employee(s), enforceable in accordance with its terms. ZSC is in compliance in all material respects with all applicable foreign, federal and state laws requiring registration, licensing or qualification as a broker-dealer, including without limitation all net capital requirements. ZSC has delivered or made available to Buyer or its Representatives, true, correct and complete copies of its most recent Form BD, as amended to date, and has made available copies of all foreign and state registration forms, likewise as amended to date. The information contained in such forms was true, correct and complete in all material respects at the time of filing and is true, correct and complete in all material respects. ZSC has delivered or made available to Buyer true, correct and complete copies of all of its FOCUS Reports since January 1, 1994. The information contained in such FOCUS Reports was true, correct and complete in all material respects at the time of filing and has been amended or modified as required by applicable law.

      ......(f) Each Equityholder and each other Person "associated" (as defined under the Advisers Act) with any Company has all Licenses that are required in connection with the conduct of the Businesses as presently conducted and the absence of which would have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Companies; such Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Companies.

      ......(g) As of their respective  dates,  the Regulatory  Documents of the
Companies, their Affiliates (excluding the Affiliated Investment Partnership Management Companies and the related investment partnerships and Watermark Securities, Inc.) and the Funds complied in all material respects with the requirements of the Securities Laws applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates or as of such other dates as so required under the Securities Laws, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Companies have previously delivered or made available to Buyer a true, correct and complete copy of each such Regulatory Document filed with the SEC after January 1, 1996 and prior to the date hereof and will deliver or make available to Buyer promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by any of the Companies, their Affiliates and the Funds with the SEC after the date hereof and prior to the Closing Date.

      ......4.18.  Investment  Contracts and Clients. The aggregate assets under management by the Companies as of September 30, 1998 and December 31, 1997, are accurately set forth on the Disclosure Schedule. The Disclosure Schedule also sets forth an accurate and complete list as of September 30, 1998 and as of December 31, 1997 of all Investment Contracts setting forth the names of the Fund under each such Investment Contract, the amount of assets under management with respect to each such Investment Contract, the fee schedule in effect with respect to each such Investment Contract and any material fee adjustments implemented since December 31, 1997, or presently proposed to be instituted. Each Company is in compliance with the terms of each Investment Contract and is not in default or breach under (with or without the giving of notice or the passage of time) any of the terms of any Investment Contract, except where such non-compliance, breach or default does not have, and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Companies. Each Investment Contract is in full force and effect with respect to the Company party thereto and, to the knowledge of such Company and each Equityholder, each Fund, and constitutes a legal, valid and binding obligation of such Company, and to the knowledge of such Company and each Equityholder, the respective Fund, enforceable in accordance with its terms except as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and court decisions with respect thereto and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law. Each Investment Contract represents the entire understanding of the parties thereto with reference to the transactions contemplated thereby. True, correct and complete copies of each Investment Contract, including a current fee schedule, have been provided or made available to Buyer. No Fund has expressed an intention to terminate or reduce its investment relationship with any Company, or adjust the fee schedule with respect to any Investment Contract in a manner which would reduce the fee to such Company and no fact is known to any Company or any Equityholder that adversely affects in a material respect or would adversely affect in a material respect any of the Investment Contracts set forth on the Disclosure Schedule. No Company has waived any of its rights under any Investment Contract. Each Investment Contract subject to Section 15 of the Investment Company Act to which any of the Companies is a party has been duly approved at all times in compliance with Section 15 of the Investment Company Act and all other Applicable Laws in all material respects. Each such Investment Contract has been performed by the relevant Company in accordance with the Advisers Act and all other Applicable Laws in all material respects.

      ......4.19. Taxes.

      ......(a) (i) All Tax returns and reports (including  information returns, declarations and reports) and amended or substituted returns and reports required to be filed on or prior to the Closing Date (taking into account any extension of time within which to file) with any Taxing Authority by or on behalf of any Company or any of the Funds (collectively, the "Tax Returns" and singularly, a "Tax Return"), have been or will be duly and timely filed when due in accordance with all applicable laws (including any extensions of such due date); (ii) as of the time of filing, the Tax Returns correctly reflected (and, as to any Tax Returns not filed as of the date hereof, will correctly reflect) the income or other measure of Tax and any other information required to be shown therein; (iii) all Taxes due and payable by any Company or any of the Funds (collectively, the "Taxpayers" and individually, a "Taxpayer") have been timely paid or withheld or adequate provision has been made therefor; (iv) the charges, accruals and reserves for deferred and contingent Taxes reflected on the Historical Financial Statements of the Companies described in Section 4.8 hereof and the Fund Financial Statements described in Section 4.24 hereof, are adequate to cover all Taxes which are or may become payable by the Companies or the Funds, as the case may be, with respect to all periods through the date of such Historical Financial Statements and Fund Financial Statements, except as would not have a Material Adverse Effect on the Companies or the Funds, and the books and records of the Companies and the Funds will contain accruals and reserves adequate to cover all Taxes for all periods ending on or prior to the Closing Date and not covered by such Historical Financial Statements or Fund Financial Statements, except as would not have a Material Adverse Effect on the Companies or the Funds; (v) none of the Taxpayers is delinquent in the payment of any Tax nor have any of them requested any extension of time within which to file any Tax Return, which Tax Return either has not since been filed or with respect to which such extended period has not yet expired; (vi) there are no pending or, to the knowledge of each Company, threatened audits, investigations, claims, administrative or judicial proceedings, or collection actions against or with respect to any Taxpayer in respect of any Tax or assessment; (vii) there are no Liens for Taxes upon the assets of any Taxpayer except Liens for current Taxes not yet due and Liens for Taxes that are being disputed in good faith by appropriate proceedings and that have been reserved against in accordance with GAAP; (viii) the Disclosure Schedule sets forth the taxable years of each Taxpayer as to which audits have been completed, those years which are currently under audit, those years for which audits have not been initiated, and those years for which required Tax Returns have not yet been filed; (ix) none of the Taxpayers is a party to any written or unwritten Tax sharing agreement or indemnity agreement executed or agreed to on or prior to the date of this Agreement; (x) none of the Taxpayers has any liability for the Taxes of any Person other than the Taxpayers; (xi) none of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xii) none of the assets of any Company is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code; (xiii) none of the Companies has ever been included in a consolidated, combined or unitary group for any taxable period; (xiv) none of the Companies has or is required to file Tax Returns in any jurisdiction outside of the United States of America; and (xv) except as set forth in the Disclosure Schedule, none of the Companies has any income which has been allocated, apportioned or otherwise sourced to any state other than the State of New York in any Tax Return of any of the Companies.

      ......(b) All Taxes required to be withheld by each Taxpayer  arising as a result of payments to (or amounts allocable to) foreign partners or other foreign Persons have been collected and withheld, and have been paid to the appropriate Taxing Authority.

      ......(c)  ZGA  qualifies  (and  has  qualified  since  the  date  of  its formation) to be treated as a partnership for Federal, state and local income tax purposes. Euclid is, and since its formation, has been a "domestic eligible entity" that is properly disregarded as an entity separate from ZGA for Federal income tax purposes pursuant to Treas. Reg.
ss.301.7701-3(b)(1)(ii).

      ......(d) Each of ZADV,  ZTRA and ZSC has made a valid election to be an S corporation for federal tax purposes effective for the tax years beginning May 19, 1986, in the case of ZADV, June 27, 1988, in the case of ZTRA, and January 1, 1990, in the case of ZSC, and, where required to obtain similar treatment for state and local purposes, has made valid elections or taken other action to obtain such treatment, except as set forth in the Disclosure Schedule. For all periods since the effective date of the S elections, each of ZADV, ZTRA and ZSC has qualified, where applicable, as an S corporation and will continue to qualify as an S corporation until the Closing.


      ......4.20. Employee Benefit Plans.

      ......(a)  Definitions.  Each of the  following  terms,  when used in this
Section 4.20, shall have the meanings indicated in this Section 4.20 for that term. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                  (i) "Benefit  Arrangement" shall mean any material  employment or consulting policy, practice or plan providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or other benefits which (A) is not an ERISA Welfare Plan, ERISA Pension Plan or Multiemployer Plan, (B) is maintained, contributed to or required to be contributed to, as the case may be, by any Company and (C) in which any individual while retained or employed by any Company participates by reason of being so retained or employed.

                  (ii) "Benefit Plans" shall mean all Benefit Arrangements, Multiemployer Plans, ERISA Pension Plans and ERISA Welfare Plans.

                  (iii) "ERISA Affiliate" shall mean any entity (whether or not incorporated) which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with any Company (as such terms are defined in Section 4001(a)(14) of ERISA or Sections 414(b) or (c) of the Code).

                  (iv) "ERISA Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which any Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) in which any individual while retained or employed by any Company or any ERISA Affiliate participates by reason of being so retained or employed.

                  (v) "ERISA Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which any Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) in which any individual while retained or employed by any Company or any ERISA Affiliate participates by reason of being so retained or employed.

                  (vi) "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.
                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      ......(b)  Disclosure;  Delivery of Copies of Relevant Documents and Other
Information. The Disclosure Schedule contains a complete list of Benefit Plans and a complete copy of each of the following documents has been delivered or made available by the Companies to Buyer, in each case to the extent applicable:
(i) with respect to each Benefit Plan, the most recent document (and, if applicable, related trust agreements) and all amendments thereto, the most recent written description thereof which has been distributed to employees of the Companies or any ERISA Affiliate and all annuity contracts or other funding instruments pertaining thereto, and for any Benefit Plan which is not in writing, a description of the principal features thereof; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each ERISA Pension Plan and any pending or the most recent application for such a determination letter with respect to each ERISA Pension Plan; (iii) Annual Reports on Form 5500 Series (including all applicable schedules thereto) filed with any Governmental Entity for each Benefit Plan and Tax Returns, if any (including all applicable schedules thereto) for each trust related thereto for the most recent plan year (or the three most recent plan years in the case of an ERISA Pension Plan); (iv) all annual financial statements and accountant's opinions relating to each ERISA Pension Plan and ERISA Welfare Plan for the three most recent plan years; (v) any correspondence or notifications received from any Governmental Entity during the three most recent plan years relating to Benefit Plans other than routine correspondence relative to Annual Reports on Form 5500 Series; (vi) specimen copies of all administrative forms and related documents used in connection with the administration of each ERISA Pension Plan or ERISA Welfare Plan; (vii) a report of the claims experience under any self-funded ERISA Welfare Plan for the three most recent plan years; and (viii) all other contracts, agreements, insurance policies and fidelity bonds relating to the Benefit Plans

      ......(c) Compliance. Each ERISA Pension Plan, ERISA Welfare Plan, Benefit
Arrangement or trust agreement, annuity contract or funding instrument complies, and has been maintained in compliance in all respects, with its terms and, both as to form and operation, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, except where noncompliance would not be reasonably likely to result in a Material Adverse Effect on the Companies.

      ......(d)   Multiemployer  Plans.  No  Company  nor any ERISA  Affiliate
has, at any time, directly or indirectly contributed to or had an obligation to contribute to a Multiemployer Plan.

      ......(e)   ERISA Welfare Plans.

                  (i) Except as set forth in the Disclosure Schedule, the Company has reserved the right to amend or terminate (A) any ERISA Welfare Plan which it currently maintains or (B) its participation in any ERISA Welfare Plan in which it currently participates.
                  (ii) Except as set forth in the Disclosure Schedule, no Company nor any ERISA Affiliate nor any ERISA Welfare Plan has any present or future obligation to make any payment to or under any ERISA Welfare Plan which provides benefits to retirees other than for COBRA benefits under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

                  (iii) Each ERISA Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code at all times.

                  (iv) Except as set forth in the Disclosure Schedule and except as may be payable by a third-party administrator or pursuant to an insured arrangement, there are no contributions or payments of benefit claims with respect to any ERISA Welfare Plan which are or will be 30 days past due.

      ......(f)   ERISA Pension Plans.

                  (i) No ERISA Pension Plan is or has been subject to Title IV of ERISA. Except as would not be reasonably likely to result in a Material Adverse Effect on the Companies, no Company nor any ERISA Affiliate has any Liability for unpaid contributions with respect to any ERISA Pension Plan. There has not been, with respect to any ERISA Pension Plan, any "accumulated funding deficiency," whether or not waived, as defined in
      Section 302 of ERISA or Section 412 of the Code.

                  (ii) Each ERISA Pension Plan (and each related trust agreement, annuity contract or other funding instrument) which is intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the Code has received a determination letter that it is so qualified and no event has occurred nor does any condition exist which is reasonably likely to cause it not to continue to be so qualified.

      ......(g)  Unrelated  Business  Taxable  Income.  To the  knowledge of the
Companies and the Equityholders, no Benefit Plan (or trust or other funding vehicle pursuant thereto) currently has Liability for any Tax under Section 511 of the Code.

      ......(h) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of any Company that, individually or collectively, provides for the payment by such Company of any amount that is not deductible or will not be deductible under Sections 162 or 404 of the Code.

      ......(i)  Fiduciary Duties and Prohibited  Transactions.  Except as would not be reasonably likely to result in a Material Adverse Effect on the Companies, no Company nor, to the knowledge of the Companies and the Equityholders, any plan fiduciary of any ERISA Welfare Plan or ERISA Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 406 of ERISA or Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

      ......(j)  Litigation.  Except as  disclosed in the  Disclosure  Schedule, there are no pending or, to the knowledge of the Companies and each Equityholder, threatened Actions (other than claims for benefits in the normal course), asserted or instituted against (i) any ERISA Welfare Plan or its assets, (ii) any ERISA Pension Plan or its assets, (iii) any fiduciary of any ERISA Pension Plan or ERISA Welfare Plan with respect thereto or (iv) any Company or any ERISA Affiliate with respect to any Benefit Plan.

      ......(k) No New Benefit Plans or Amendments. No Company has announced any plan or made any legally binding commitment to create or contribute to any Benefit Plans other than those listed in the Disclosure Schedule or to amend or modify materially any such Benefit Plan now existing except as may be required by law or for compliance with an applicable qualification provision of the Code and no ERISA Affiliate has announced any plan or made any legally binding commitment to create or contribute to any ERISA Pension Plan which is subject to Title IV of ERISA or any Multiemployer Plan, or to amend or modify materially any ERISA Pension Plan, or create any new ERISA Pension Plan, which is subject to Section 412 of the Code or Section 302 of ERISA, except as may be required by law or for compliance with an applicable qualification provision of the Code.

      ......(l) No Other  Liability.  No event has occurred in  connection  with which any Company or any Benefit Plan, directly or indirectly, would be subject to any material Liability (i) under any statute, regulation or governmental order relating to any Benefit Plans or (ii) pursuant to any obligation of any Company to indemnify any Person against Liability incurred under any such statute, regulation or order as they relate to the Benefit Plans.

      ......4.21. Partners, Shareholders, Officers and Employees.

      ......(a) The Disclosure  Schedule  contains a true,  correct and complete list of all current officers of each Company. In addition, the Disclosure Schedule contains a list of all partners, members, managers, shareholders, employees and consultants of each Company who, individually, have received compensation from such Company for the fiscal year ended December 31, 1997 in excess of $100,000. The aggregate annual compensation of each such individual heretofore furnished to Buyer in writing is true and correct.

      ......(b)  No  consultant  or  other  Person  other  than  the  Companies'
employees (the "Employees"), none of whom are also employed by the Affiliated Investment Partnership Management Companies or the related investment partnerships or Watermark Securities Inc., renders Investment Management Services to or on behalf of the Companies. No Company has any obligation, contingent or otherwise, whether written or oral, under (i) any collective bargaining or other labor agreement, (ii) any retainer or consulting arrangements or (iii) any other employee or employment-related Contract or non-terminable (whether with or without penalty) employment arrangement (each, together with any service or employment-related Contract disclosed on the Disclosure Schedule pursuant to Sections 4.14 and 4.20 (other than a Benefit Arrangement) hereof, an "Employment Arrangement"). No Company is in default with respect to any material term or condition of any Employment Arrangement, including, without limitation, after the giving of notice, lapse of time or both. No Company is delinquent (as determined in accordance with the Company's payroll practices and reimbursement policies) in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of employment of any of such employees, neither the Companies nor Buyer would, by reason of the transactions contemplated under this Agreement or anything done prior to the Closing, be liable to any of such employees for so-called "severance pay" or any other payments. No Company has any policy, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in the Disclosure Schedule. The Companies are in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair wages and hours. There are no charges that have been filed of employment discrimination or unfair labor practices against or involving any Company. There are no grievances, complaints or charges that have been filed against any Company under any dispute resolution procedure that would have a Material Adverse Effect on the Companies or the conduct of their respective Businesses, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. The Companies have in place all employee policies required by Applicable Laws, except where the failure to have in place such policies would not have a Material Adverse Effect on the Companies and there have been no material violations of any of the Company's employee policies. No Company nor any of the Equityholders has received any information indicating that any of Company's employment policies or practices are currently being audited or investigated by any Governmental Entity. Each Company is, and at all times since the later of November 6, 1986 and such Company's inception has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986.

      ......4.22.  Insurance.  Each  Company  has in full force and effect  such insurance with respect to the Businesses, its property and assets for such amounts and such terms as set forth in the Disclosure Schedule and all bonds required by ERISA and by any Contract to which any Company is a party as set forth on the Disclosure Schedule. Each Company has delivered or made available copies of all such policies to Buyer. No Company is in default under any such insurance policy or bond.

      ......4.23.  Transactions with Interested Persons.  Except as set forth in
the  Disclosure  Schedule,  no  Company  nor  any  partner,   member,   officer,
supervisory employee, shareholder or director of any Company or, to the knowledge of the Companies and each Equityholder, any member of the Immediate Family or Affiliate of such Equityholder or other Person, (a) is a competitor of, or a party to any material transaction or material Contract or arrangement with, any Company, (b) serves as an officer or director or in another similar capacity of, any Fund or any competitor of any Company, or any Person that has a material Contract or arrangement with any Company, or (c) owns directly or indirectly on an individual or joint basis (other than in or through beneficial ownership of less than five percent of the outstanding securities of a publicly traded company), any interests in any competitor or any Person that has a material Contract or arrangement with any Company.

      ......4.24.  Certain Additional  Representations  and Warranties as to the
Funds. With respect to the representations and warranties in this Section 4.24 as to Funds for which any Company provides sub-advisory services, such representations and warranties are to the knowledge of each Company and each Equityholder.

      ......(a) The  Disclosure  Schedule sets forth:  (i) a true,  complete and correct list, as of the date hereof, of each Fund for which any Company acts as investment adviser, sub-adviser or distributor (including any entities organized under the laws of jurisdictions outside the United States), (ii) the most recent date on which each Investment Contract was renewed or continued in accordance with Section 15 of the Investment Company Act, and (iii) the aggregate net asset value (as defined for purposes of the Investment Company Act) of each of the Funds as of December 31, 1997 and September 30, 1998. The Companies have no Clients other than the Funds. All payments due under each distribution or principal underwriting agreement to which any Fund is a party have been made in compliance with the related distribution plan adopted by the relevant Fund Board under Rule 12b-1 under the Investment Company Act ("Rule 12b-1" and each such plan, a "12b-1 Plan"), and a copy of each 12b-1 Plan adopted by any Fund (or form of 12b-1 Plan adopted by similar series or classes of shares offered by more than one Fund) has been supplied to or made available to Buyer and each 12b-1 Plan adopted by a Fund and the operation of each such 12b-1 Plan currently complies with Rule 12b-1 in all material respects. Except as set forth in the Disclosure Schedule, none of the Investment Contracts, or any other arrangements or understandings relating to any of the Companies' rendering of investment advisory or management services (including, without limitation, all sub-advisory services), administration or distribution services to any Fund contains any undertaking by such entity to cap fees or to reimburse any or all fees thereunder, except as required by the Applicable Law of any jurisdiction in which the shares of any Fund party thereto are qualified for distribution. Each Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority, and possesses all rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted and to perform its obligations under the Fund Agreements to which it is a party with each of the Funds, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law. The Companies have delivered or made available to Buyer a list of all such jurisdictions where each Fund is qualified. Each Fund is, and at all times required under the Securities Laws has been, duly registered with the SEC as an investment company under the Investment Company Act or is a series thereof. As to each Fund, there has been in full force and effect an investment advisory, sub-advisory, distribution or underwriting agreement (as applicable) at all times since the inception of such Fund and the Companies received compensation respecting their activities in connection with each of the Funds only as provided by the Fund Agreements and as permitted by the Investment Company Act and other applicable law. None of such Funds is in default in the performance, observance or fulfillment of any of the terms or conditions of its organizational documents (each as amended to date), true and complete copies of which have been provided or made available to Buyer, and such documents are in full force and effect. No Fund has any subsidiaries or affiliates (as such terms are defined in Rule 12b-2 of the Exchange Act) other than the Companies, the Funds and the officers and directors (or trustees) of the Funds.
      ......(b)  Except  as set  forth in the  Disclosure  Schedule,  (i)  since
January 1, 1994, the shares or units of beneficial interest of each Fund have been duly and validly issued and are fully paid and nonassessable and the shares or units of beneficial interest of each such Fund are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under Applicable Law; and (ii) each Fund, since inception, has been operated and is currently operating in compliance in all respects with its respective investment objectives and policies and Applicable Law. None of the assets of any of the Funds constitute plan assets pursuant to the plan asset regulations set forth in 29 C.F.R. ss.2510.3-101.

      ......(c) The Companies  have  delivered or made  available to Buyer true, complete and correct copies of the financial statements for each of the Funds for each of their respective fiscal years ending in 1995, 1996 and 1997, respectively, as are currently available, and unaudited financial statements of each of the Funds for the first six-months of its most recent fiscal year if the date of this Agreement is eight months after the beginning of a Fund's fiscal year, and will deliver or make available to Buyer true, complete and correct copies of any such financial statements as are not currently available promptly upon such financial statements becoming available (collectively, the "Fund Financial Statements"). The Fund Financial Statements have been prepared in accordance with GAAP, and will be so prepared, except as otherwise disclosed in such Fund Financial Statements or the notes thereto. The Fund Financial Statements present fairly the financial position of each of the Funds as of the date of each such Fund Financial Statement and the results of operations and changes in net assets of each of the Funds during the period covered by each such Fund Financial Statement in accordance with GAAP. The Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by each of the Funds during the periods covered by each Fund Financial Statement. None of the Funds has any obligation or Liability (contingent or other) that, individually or in the aggregate, is material to the financial condition or results of operations of such Fund, except (i) as reflected in the Fund Financial Statements or (ii) as set forth in the Disclosure Schedule or (iii) as may be incurred in the ordinary course of business, consistent with past practice.

      ......(d) The Companies  have  delivered or made  available to Buyer true, complete and correct copies of the following documents (collectively, the "Fund Agreements"):

                  (i) all agreements and arrangements for the distribution of shares of the Funds by which any of the Funds is bound;

                  (ii) all custody agreements, transfer agent agreements and similar agreements or arrangements by which any of the Funds is bound;

                  (iii) all administrative service and similar agreements by which any of the Funds is bound; and

                  (iv) all Investment Contracts by which any of the Funds is bound.

Each Fund Agreement was duly approved in accordance with the applicable provisions of the Investment Company Act. Except as listed in the Disclosure Schedule, each Fund Agreement is in full force and effect and enforceable in accordance with its terms. Except as disclosed in the Disclosure Schedule, there does not exist under any Fund Agreement any event of default or event or condition that, after notice or lapse of time or both, would constitute an event of default thereunder on the part of any of the Companies or the Funds or, to the knowledge of the Companies or the Equityholders, any other party thereto.

      ......(e) Each of the Funds has issued its shares or interests pursuant to valid and effective registration statements under the Investment Company Act and/or the Securities Act and applicable state securities or "blue sky" laws, which registration statements have, at all times when such registration statements were effective, complied as to form in all material respects with the requirements of the Investment Company Act and the Securities Act then in effect and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and which were, in the event of any subsequent material misstatements or omissions, promptly amended or supplemented to correct any such misstatement or omission. The offerings and sales of the shares and interests in the Funds complied with Applicable Law. Each of the Funds' investments have been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and at all times when the investments were held. No stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Companies and the Equityholders, are contemplated.

      ......(f)  Except  as set  forth  the  Disclosure  Schedule,  none  of the
Companies has sponsored or participated in the distribution by public or private offering of any interests in any limited partnerships or other entities or Persons other than the Funds.

      ......(g) Each of the Funds has filed all prospectuses, annual information forms, registration statements, proxy statements, financial statements, other forms, reports, sales literature and advertising materials and any other documents required to be filed with applicable regulatory or other Governmental Entities, and any amendments thereto (the "Reports"). The Reports (i) have been prepared in accordance with the requirements of Applicable Law, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

      ......(h) Except as set forth in the Disclosure Schedule, since January 1,
1996, none of the Funds have been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws. The Fund Boards operate in all respects in conformity with the requirements and restrictions of Sections 10, 15(f) and 16 of the Investment Company Act.

      ......(i) To the  knowledge of the  Companies  and the  Equityholders,  no basis exists upon which any Company would have any material Liability to any Fund pursuant to any B Share Financing Contract.

      ......(j)  As of the  Closing  Date,  the  resolutions  of each Fund Board including, among other things, recommendations to stockholders of the Funds for approval of new Fund Agreements and, as applicable, approval by the Fund Board of new distribution, transfer agent, and marketing services agreements, acceptance of resignations of certain members of Fund Boards effective as of the Closing, and nomination of certain persons as additional directors, if any, who may be nominated by such Fund Boards as new directors of the Funds as of the Closing (the "Fund Board Resolutions") will have been duly adopted by each such Fund Board by an affirmative vote of all members of such Board and such additional votes as may be required under Section 15 of the Investment Company Act and, if applicable, Rule 12b-1 thereunder, at a meeting duly called with notice and held in person as contemplated by Section 15(c) and Rule 12b-1 of the Investment Company Act, and such resolutions remain in full force and effect.

      ......(k)  Except as set forth in the Disclosure  Schedules,  no exemptive orders or SEC no-action letters have been obtained, nor are any requests pending therefor, with respect to any Fund under the Securities Laws other than any such orders or no-action letters which are no longer in effect or applicable to the current operation of any Fund.

      ......(l)  Except as set forth in the  Disclosure  Schedule  and except as contemplated by Section 6.2 of this Agreement, no action of the Fund Boards or the shareholders of the Funds is required in connection with the transactions contemplated by this Agreement.

      ......(m) Each of (i) the proxy  solicitation  materials to be distributed to the  shareholders of each Fund in connection with the approvals  described in
Section 6.2 of this Agreement, and (ii) the materials provided to the Fund Boards in connection with the approvals described in Section 4.24(j) of this Agreement will provide all information necessary in order to make the disclosure of information therein satisfy the requirements of Section 14 of the Exchange Act and Sections 15 and 20 of the Investment Company Act, as applicable, and such materials and information (except to the extent supplied by Buyer) will be complete in all respects and will not contain (at the time such materials or information are distributed, filed or provided, as the case may be) any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading in any respect, and will not omit to state any material fact necessary in order to make the statements therein not false or misleading or (with respect to information included in proxy statements) necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

      ......(n)  Each of the Funds has made a valid  election  to be a regulated investment company and each of the Funds has satisfied the relevant requirements of the Code for all taxable years, or parts thereof, of such Fund ending prior to the Closing as to its status as a regulated investment company as defined in Sections 851-855 of the Code. No Company nor any of the Funds has received any notice or other communication relating to or affecting any Fund's compliance with any of these relevant requirements.

      ......(o) The Disclosure  Schedule  contains a true,  complete and correct list, as of the date hereof, of all agreements and contracts of the following types, written or oral, to which any Fund is a party or by which any Fund or any of their respective properties is bound as of the date hereof: (i) mortgages, indentures, security agreements, loan, financing and credit agreements and other agreements, guarantees and instruments relating to the borrowing of money by any Fund; (ii) any lease for real property, material lease for personal or intangible property (whether as lessee or lessor), and material license, service and processing agreement; (iii) any agreement with respect to Tax allocation as to the Taxes paid for credit for a Tax loss on a Tax Return or report; and (iv) any other material agreement, contract and commitment. True and complete copies of all such contracts, agreements and commitments (or, in the case of material oral contracts, a description of the material terms thereof) have been previously made available for review by Buyer, and such contracts, agreements and commitments contain substantially the entire understanding between any Fund and the other party or parties thereto with respect to the subject matter thereof.

      ......(p)  The  advertising  and  sales  literature  used by the  Funds in connection with the public offering and sale of the Funds (including any advertising or sales literature used pursuant to Rule 482 under the Securities Act and filed by the Companies or the Funds with the NASD for review in accordance with 497(i) under the Securities Act) complies in all material respects with the Securities Laws and, to the knowledge of the Companies and the Equityholders, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      ......(q)  No  Company  nor  any  Affiliated  Person  (as  defined  in the
Investment Company Act) or any other "interested person" of any Company as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, other than bona fide ordinary compensation as principal underwriter for any of the Funds or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act, or (ii) from any of the Funds or its security holders for other than bona fide investment advisory, administrative or other services. Accurate and complete disclosure of all such compensation arrangements has been made in the Funds' registration statements filed under the federal securities laws.

      ......(r) To the Companies' and the Equityholders' knowledge,  there is no reason why the consents described in Section 6.2(b)(i) shall not be obtained.

      ......4.25.  No Other  Agreements to Sell. No  Equityholder  has any legal obligation, absolute or contingent, to any Person to sell partnership or equity interests in any Company, to effect any merger, consolidation or other reorganization of any Company or to enter into any agreement with respect thereto. Except as contemplated by this Agreement, no Company nor any Equityholder has made a commitment or entered into negotiations, to sell or transfer any part of the assets of any Company other than in the ordinary course of their respective businesses.

      ......4.26.  No Brokers.  Other than Merrill Lynch & Co., whose fees shall be paid by the Equityholders, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Companies, any of the Equityholders or any of their respective Affiliates in connection with this Agreement or the transactions contemplated hereby.

      ......4.27.  Title to Assets and  Properties.  Each of the  Companies  has
good, valid and marketable title to all of the properties and assets, tangible and intangible, reflected in the Company Balance Sheets as being owned by it, except those sold or otherwise disposed of in the ordinary course of business, free and clear of all Liens, except for minor Liens which in the aggregate are not substantial in amount, do not detract from the value of the property or assets subject thereto or interfere with the present or anticipated use thereof and have not arisen other than in the ordinary course of the Businesses and except as disclosed in filings made pursuant to the Uniform Commercial Code. The Disclosure Schedule lists all leases and related material agreements relating to real estate and equipment to which any Company is a party. The Companies have made available for review by Buyer true, correct and complete copies of all such leases and related agreements. Each Company has performed all obligations required to be performed by it with respect to all assets and properties leased by it through the date hereof, except where the failure to perform does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Companies. The assets and properties owned or leased by the Companies include all assets and properties that are used in the conduct of their respective businesses. No Company owns any real property. All buildings and all fixtures, equipment and other property and assets which are held under leases or subleases by any of the Companies are held under valid leases or subleases.

      ......4.28. Filing Documents. None of the information regarding any of the
Companies or any of their Affiliates or the Funds supplied or to be supplied by the Companies for inclusion in any documents to be filed with any Governmental Entity in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Entity, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      ......4.29.  Environmental  Matters. Each of the Companies and each of the
Funds have complied in all material respects with all applicable Environmental Laws, and none of the Companies or Funds is subject to any claim or liability under any Environmental Law. "Environmental Law" means (i) any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) relating to the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as hereinafter defined), in each case as amended and as now in effect. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

      ......4.30. B Share Financing Contracts.

      ......(a)  Each B  Share  Financing  Contract  identified  as  such in the
Disclosure Schedule (each, a "B Share Financing Contract") is in full force and effect and constitutes, to the knowledge of the Companies and the Equityholders, the legal, valid and binding obligation of the parties thereto, and is enforceable in accordance with its terms, except, in each case, as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and court decisions with respect thereto and general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity. Such B Share Financing Contracts are the only agreements relating to the subject matter thereof to which any Company is a party or which relate to the Funds. No encumbrance exists that could result in the termination or cancellation of, or result in a diminution of funding under, the B Share Financing Contracts. True, correct and complete copies of all such B Share Financing Contracts have been previously delivered or made available by the Companies to Buyer.

      ......(b)  Neither the  execution  and  delivery of this  Agreement by the
Companies and the Equityholders, nor the consummation by the Companies and the Equityholders of the transactions contemplated hereby to be performed by them, nor compliance by the Companies and the Equityholders with any of the terms or provisions hereof, will violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default or event of termination (or an event which, with notice or lapse of time, or both, would constitute a default or event of termination) under, result in the termination of or a right of termination or cancellation under, result in the diminution of any funding under, give rise to any material Liabilities (or an event which, with notice or lapse of time, or both, would give rise to any material Liabilities) under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Lien upon the Partnership Interests, the Shares or the material properties, Material Contracts or material assets of any Company under, or, except as set forth in the Disclosure Schedule, require any notice, approval or consent under, any B Share Financing Contract or could reasonably be expected to prevent consummation of the transactions contemplated hereby.

      ......4.31.  Accuracy of Documents and Information.  No representations or warranties made by any Company or the Equityholders in this Agreement, the Disclosure Schedule or the Related Agreements or in any document, exhibit, certificate, opinion or schedule furnished to Buyer pursuant hereto or thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein, in the light of the circumstances in which they were made, not misleading. The copies of all documents furnished to Buyer hereunder are true, correct and complete copies of the originals thereof.

      ......4.32.  Information in Proxy Materials of the Funds.  The information or data relating to the Companies, the Equityholders and their respective Affiliates in the proxy materials to be furnished to shareholders of the Funds for the purpose of approving new investment advisory agreements with the Companies to take effect immediately after the assignment at the Closing of the then existing investment advisory agreements will not contain, at the times such proxy materials are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      ......Except  as  set  forth  on the  Disclosure  Schedule,  Buyer  hereby represents and warrants to the Companies and each Equityholder as follows:

      ......5.1.  Organization  and  Standing.  Buyer  is  a  corporation,  duly organized, validly existing and in good standing under the laws of Delaware. Buyer has the power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets.

      ......5.2.  Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement and the Related Agreements and to authorize and consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Related Agreements will at Closing be, duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by each of the Companies and the Equityholders party thereto) constitutes and each of the Related Agreements will at Closing constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether applied in proceedings at law or in equity.

      ......5.3.  No  Violation.  Neither  the  execution  and  delivery of this
Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the organizational documents of Buyer or (ii) except as set forth in Disclosure Schedule, and assuming that the consents and approvals referred to in Section
6.2 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which Buyer or any of its Affiliates or any of its properties, contracts or assets is subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Lien upon the properties, Contracts or assets of Buyer, or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Affiliates is a party, or by which Buyer or any of its Affiliates, or any of its or their properties or assets, may be bound or affected.

            5.4. Governmental Authorization. Except for (a) consents, approvals and notices as are set forth in Section 6.2 hereof and the Disclosure Schedule and (b) the applicable filings under the HSR Act, no consents, approvals or authorizations of, or filings or registrations with, or licenses from, or notices to, any Governmental Entity or any third party are necessary in connection with (i) the execution, delivery and performance by Buyer of this Agreement and the Related Agreements to which Buyer is a party and (ii) the consummation by Buyer of the transactions contemplated hereby and thereby.

            5.5. Financial Statements. Buyer has heretofore delivered to the Equityholder Designee (i) the audited consolidated balance sheets of Buyer and its Subsidiaries as of December 31, 1997, 1996 and 1995, and the audited consolidated statements of income, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the years ended December 31, 1997, 1996 and 1995, together in each case with the related notes thereon and the related unqualified reports of Buyers' independent public accountants, and (ii) the unaudited consolidated balance sheets of Buyer and its Subsidiaries as of the Balance Sheet Date and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the nine months ended September 30, 1998, in each case together with the related notes thereon (the "Buyer Financial Statements"). The Buyer Financial Statements have been prepared in conformity with GAAP (except as may otherwise be noted in the footnotes thereto) heretofore adopted by, and applied consistently with the past practices of and consistent with the books and records of, Buyer and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the financial position, results of operations and cash flows of Buyer and its Subsidiaries as at, or for the periods ended on, such dates.

            5.6. Absence of Certain Changes. Since the Balance Sheet Date, Buyer has conducted its business in the ordinary and regular course, in a manner consistent with past practice, and except as contemplated by this Agreement, the Related Agreements or the Disclosure Schedule there has not been any event or events or occurrence or occurrences which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.
            5.7. Litigation. Buyer is not in default with respect to any judgment, order, writ, injunction, decree or restriction of any court or Governmental Entity, and there are no unsatisfied judgments against Buyer or its activities, properties or assets, except for such defaults and unsatisfied judgments that do not have, either individually or in the aggregate, a Material Adverse Effect on Buyer. There is not a reasonable likelihood of an adverse determination of any pending Actions against Buyer which would, individually or in the aggregate, have a Material Adverse Effect on Buyer.

            5.8.  Compliance  with Laws.  Except as disclosed in the  Disclosure
Schedule, Buyer holds, and has at all times held, and at Closing will hold, all Permits necessary for the lawful ownership and use of its properties and assets and the conduct of its businesses under and pursuant to, and has complied with each, and is not in default under any, Applicable Law relating to it or any of its assets, properties or operations, and there are no outstanding violations of any of the above and Buyer has not received notice asserting any such violation, except for such defaults and violations that do not have, either individually or in the aggregate, a Material Adverse Effect on Buyer. All such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto, and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification of any such Permits.

            5.9.  Business; Registrations

      ......(a)  Neither  Buyer nor any  "affiliated  person" (as defined in the
Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Buyer nor any "associated person" (as defined in the Advisers
Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Buyer nor any "associated person" (as defined in the Advisers
Act) has been convicted of any crime or has engaged in any conduct that would require disclosure under Rule 206(4)-4(a)(2) under the Advisers Act or under applicable state law. Neither Buyer nor any "associated person" (as defined in the Exchange Act) thereof is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                        (b) Except as set forth on the Disclosure Schedule, Buyer has all Licenses that are required in order to permit it to carry on its business as presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on Buyer; such Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Buyer.

                        (c)  As  of  their  respective   dates,  the  Regulatory
Documents of Buyer and its Affiliates complied with the requirements of the Securities Laws applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates or as of such other dates as so required under the Securities Laws, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.10. Filing Documents. None of the information regarding Buyer or any of its Affiliates supplied or to be supplied by Buyer for inclusion in any documents to be filed with any Governmental Entity in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Entity, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      ......5.11.  No  Brokers.  Other  than  Putnam,  Lovell,  de  Guardiola  &
Thornton, Inc., whose fees shall be paid by Buyer, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

            5.12. Cash Consideration. Buyer will have sufficient cash on hand to pay the Estimated Closing Date Payment Amount as of the Closing Date.

      ......5.13.  Section 15 of the Investment  Company Act.  Neither Buyer nor
any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Funds or would in any way violate Section 15(f) of the Investment Company Act as a result of the transactions contemplated hereby.

      ......5.14.  Information in Proxy Materials of the Funds.  The information or data relating to Buyer and its Affiliates in the proxy materials to be furnished to shareholders of the Funds for the purpose of approving new investment advisory agreements with the Companies to take effect immediately after the assignment at the Closing of the then existing investment advisory agreements will not contain, at the times such proxy materials are furnished to the shareholders or at the times of the meetings thereof, any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 6

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

      ......6.1.  Conduct  Prior to  Closing.  During the  period  from the date hereof through the Closing Date except as expressly contemplated or permitted by this Agreement, the Equityholders shall cause each Company to operate its Business only in the usual, regular and ordinary course consistent with past practice, and shall use its reasonable best efforts to preserve intact its business organization, relationships and assets and maintain its rights, franchises, goodwill and business and Client, customer, officer and employee relations necessary to conduct the Businesses as currently conducted in all material respects. Without in any way limiting the foregoing, during the period from the date hereof through the Closing Date, the Equityholders shall not permit any Company to do any of the following without the prior written consent of Buyer:

      ......(a)   purchase or redeem,  directly or indirectly,  any  Partnership
Interests, Shares or other equity interests in any Company;

      ......(b)   issue or sell any Partnership Interests, Shares  or other
equity interests in any Company;

      ......(c) incur any  indebtedness for borrowed money,  assume,  guarantee, endorse or otherwise become responsible for obligations of any other Person, or make any loans or advances to any Person, except in the ordinary course of business consistent with past practice, or issue or sell any debt securities;

      ......(d)  mortgage,  pledge or  otherwise  encumber  any of its  material properties or material assets, tangible or intangible, or otherwise dispose of any of its material assets or material properties or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business consistent with past practice;

      ......(e)  amend,  waive or otherwise  modify in any material  respect the terms of any of the Investment Contracts, including, but not limited to, reductions in the amount of fees owing to any Company under such Investment Contracts;

      ......(f)  except as  required  by law or as set  forth in the  Disclosure
Schedule, (i) grant or make any change in control, severance or termination payments to any Equityholder or any officer, employee or consultant of any Company except pursuant to plans or agreements in existence on the date hereof,
(ii) enter into any option, employment, deferred compensation or other similar agreement (other than an agreement for employment "at will") with any Person (or enter into any amendment to any such existing agreement with any Equityholder or any officer, employee or consultant of any Company), (iii) increase benefits payable under any existing severance or termination pay policies or agreements,
(iv) adopt, amend in any material respect or terminate any employment, bonus, profit-sharing, compensation, stock option, pension, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of the Equityholders or officers, employees or consultants, or (v) pay, or provide for, any increase in compensation, bonus or other benefits payable to the Equityholders or officers, directors, employees or consultants of any Company except (A) for normal increases in the ordinary course of business consistent with past practice, (B) as required by the terms of contracts or agreements in effect on the date hereof, and (C) as specifically contemplated by this Agreement, the Employment Agreements and the Servicing Agreement;

      ......(g)  amend  or  agree  to amend  its  Organizational  Documents  (or comparable instruments), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any shares of its capital stock or its equity interests, or change or agree to change in any manner the rights of its outstanding capital stock or its equity interests;
      ......(h)   change in any material  respect its  accounting  practices  or principles except as required by law or GAAP;

      ......(i)  enter  into or  recommend  that any Fund enter into any type of business different from that conducted by the Companies or such Fund as of the date of this Agreement or enter into or participate in any additional joint ventures or partnerships;

      ......(j) other than in the ordinary course of business, acquire direct or indirect control over any Person or make any acquisition of all or a substantial part of the business or operations of any Person or dispose of any business or operations;

      ......(k)  pay,  discharge,  settle or satisfy  any claims or  Liabilities other than in the ordinary course of business consistent with past practice;

      ......(l)  grant  to  any  Person  (excluding  the  Affiliated  Investment
Partnership Management Companies and the related investment partnerships and Watermark Securities, Inc., and any successor companies or newly created investment management companies affiliated with, and engaged in the same business as currently conducted by, the Affiliated Investment Partnership Management Companies) any right, title or interest in or to the name "Zweig" or "Glaser" or any derivative thereof;

      ......(m)  except  as and to the  extent  required,  based on the  written advice of counsel, in the exercise of its fiduciary obligations, or as required under the B Share Financing Contracts or the C Share Financing Contract, in the case of any Fund, request that action be taken by the Fund Board of any Fund, other than in connection with the approvals referred to in Section 6.2(b) hereof and routine actions that would not reasonably be expected to have a Material Adverse Effect on the Companies;

      ......(n)   voluntarily  divest  itself  of  management  of any  mutual fund or other assets under management;

      ......(o) except as set forth in the Disclosure  Schedule,  issue, sell or purchase, or issue any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion), or enter into any contracts, agreements or arrangements to issue or sell, any shares of its capital stock or its equity interests;

      ......(p) create,  renew,  amend,  terminate or cancel, or take any action that might result in the creation, renewal, amendment, termination or cancellation of, any Contract other than in the ordinary course of business consistent with past practice;

      ......(q)  enter into, or agree to enter into, any contract,  agreement or arrangement with any of its Affiliates other than those entered into in the ordinary course of business consistent with past practice;

      ......(r) except as set forth in the Disclosure Schedule and except in the ordinary course of business consistent with past practice, incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to its business or any of its assets;

      ......(s)  declare or pay any dividends or make any capital  distributions in respect of its capital stock or partnership interests in property or assets other than cash, the "Artwork" located on the premises covered by the Lease and the split-dollar life insurance policies owned by the Companies; or

      ......(t)  authorize,  agree (by  contract or  otherwise)  or commit to do any of the foregoing.

      ......6.2.  Consents and Approvals.

      ......(a) The parties to this  Agreement  shall  cooperate with each other and use their reasonable best efforts promptly to prepare and file (on a confidential basis if requested by any of the other parties and permitted under Applicable Law) all necessary documentation, to effect (on a confidential basis if requested by any of the other parties and permitted under Applicable Law) all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements, including but not limited to, any filings to be made under the HSR Act which filings shall be made within 30 days of the date of this Agreement, and requests for required consents under the Contracts. Buyer agrees to take all reasonable steps necessary to satisfy any conditions or requirements imposed by any Governmental Entity in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, other than those conditions or requirements, in the aggregate, the satisfaction of which by Buyer is reasonably likely to result in a Material Adverse Effect on Buyer, the Companies or the Equityholders. If any required consent of or waiver by any third party (excluding any Governmental Entity) is not obtained prior to the Closing, or if the assignment of any Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Buyer would not in fact receive all such rights and benefits, the parties hereto, each without cost, expense or liability to the other, shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended. The parties to this Agreement will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information and confidentiality, all the information relating to Buyer or the Companies, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Entity in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto covenant and agree to take no action (i) which would render any of their representations and warranties contained herein untrue in any material respect at and as of the Closing Date or (ii) which would materially and adversely affect the ability of any of them to satisfy any of the conditions applicable to them set forth in
Article 3.

      ......(b)  Without  limiting the foregoing,  the  Equityholders  shall, as promptly as practicable, use their reasonable best efforts to, and use their reasonable best efforts to cause the Companies and each of the Funds to use their reasonable best efforts to, obtain all consents necessary to be obtained by the Companies, any of their Affiliates or the Funds, in order for the Equityholders and the Companies to consummate the transactions contemplated hereby. To the extent that the rights of any Company under any Contract, including any Investment Contract, may not be assigned without the consent or approval of another party thereto, and/or in the case of the Funds, the shareholders and independent trustees thereof, the Equityholders shall cause such Company to use its reasonable best efforts to obtain any such consent prior to the Closing (collectively, the "Client Consents"). In connection with the foregoing, the Companies shall permit Buyer to participate, at its request, in the effort to obtain the Client Consents, including, without limitation, any meetings or communications with the investment advisers to those Funds for which any Company acts as adviser or sub-adviser.

                  (i) The  Equityholders  shall cause the Companies to use their reasonable best efforts to, or cause the Funds to, as promptly as practicable, cause the Fund Boards of all of the Funds to (x) approve new underwriting or distribution agreements for such funds with PEPCO, and (y) approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements and sub-advisory agreements with the respective Company, in each case to be effective on the Closing Date, pursuant to the provisions of Section 15 of the Investment Company Act and consistent with all requirements of the Investment Company Act applicable thereto or any other applicable foreign securities laws, provided that such agreements referenced in clauses (x) and (y) above are identical in all material respects to the existing agreements other than the term of the agreement. The Companies shall, in consultation with Buyer, retain a proxy solicitor reasonably acceptable to Buyer to assist in the solicitation of proxies to obtain the requisite approval from the shareholders of such Funds. The Companies also shall take any similar action required under the Investment Company Act to continue any underwriting or distribution agreements of the Funds.

                  (ii) The Equityholders shall cause the Companies to (x) use their reasonable best efforts to cause each Fund to prepare, file with and cause to be cleared by the SEC and all other Governmental Entities having jurisdiction thereover, as promptly as practicable after the date hereof, all proxy solicitation materials required to be distributed to the shareholders of the Funds with respect to the actions to be approved by the shareholders of the Funds in connection with this Agreement, and (y) use their reasonable best efforts to cause such Funds to mail such proxy solicitation materials to such shareholders promptly after clearance thereof by the SEC and to convene a meeting of the shareholders of each Fund as soon as reasonably practicable after the mailing of the proposal as described in subsection (x) hereof, all such consents and proxy solicitation materials to be in a form reasonably satisfactory to Buyer.

                  (iii) All proxy statements to be prepared for use by the Funds in connection with the transactions contemplated by this Agreement and any written information provided by any Company and/or Buyer to each Fund Board in connection with this Agreement or the transactions contemplated hereby at the time such information is provided and, in the case of a proxy statement, at the date of the shareholder vote for which such proxy statement will be used, as then amended or supplemented, and any information disseminated to any Clients in respect of the transactions contemplated hereby at the time such information is disseminated, in each case, will be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact (x) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) necessary to correct any statement in any earlier communication that has become false or misleading.

      ......(c) All such notices, any other solicitation materials and any forms of consents referred to in this Section 6.2 shall be in form and substance reasonably satisfactory to Buyer.

6.3   B Share Financing Contracts.

      ......(a) The Companies shall use their  reasonable best efforts to obtain all consents necessary to be obtained by the Companies and any of their Affiliates under the B Share Financing Contracts prior to the Closing in order for the Equityholders and the Companies to consummate the transactions contemplated hereby. If, after use of such reasonable best efforts, such consents shall not have been obtained, the Companies shall use their reasonable best efforts to obtain replacement financing for such B Share Financing Contracts having substantially the same material terms and conditions as the B Share Financing Contracts and such other terms and conditions as are reasonably satisfactory to Buyer.

      ......(b)  Buyer  shall use its  reasonable  best  efforts to assume the B
Share Financing Contracts. If the Companies seek replacement financing for the B Share Financing Contracts pursuant to Section 6.3(a), Buyer shall, if requested by the Companies, take any actions necessary to assist in replacing such B Share Financing Contracts with financing having substantially the same material terms and conditions as the B Share Financing Contracts and such other terms and conditions as are reasonably satisfactory to Buyer.

      ......6.4   C Share Financing Contract.

      ......(a) The Companies shall use their  reasonable best efforts either to
(i) obtain all consents necessary to be obtained by the Companies and any of their Affiliates under the C Share Financing Contract identified as such in the Disclosure Schedule (the "C Share Financing Contract") prior to the Closing in order for the Equityholders and the Companies to consummate the transactions contemplated hereby or (ii) replace such C Share Financing Contract with financing on terms reasonably acceptable to Buyer prior to the Closing. If such consents are not obtained prior to the Closing and such alternate financing is not obtained prior to the Closing, then the Equityholders shall use their reasonable best efforts to obtain such consents or replace such financing as expeditiously as possible.

      ......(b)  Buyer shall use its reasonable best efforts to (i) assume the C
Share Financing Contract and (ii) if requested by the Companies, take any actions necessary to assist in replacing such C Share Financing Contract with financing on terms reasonably acceptable to Buyer.

      ......6.5 Year 2000  Compliance.  The Companies shall cooperate with Buyer in implementing procedures which will enable the Companies to become Year 2000 Compliant on a timely basis, including permitting Buyer to monitor the implementation of such procedures and providing Buyer reasonable access to the Companies' personnel responsible for the Companies' software and electronic data processing systems, from the date of this Agreement to the Closing Date. The Companies shall provide Buyer with information relating to the status of the Funds and the third party providers of services material to the Companies' businesses and operations in becoming Year 2000 Compliant from the date of this Agreement to the Closing Date. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to a Person, that the software and electronic data processing systems used in such Person's business will function without material error caused by the introduction of dates falling on or after January 1, 2000.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

      ......7.1.  Current Information; Notification of Certain Matters.

      ......(a)  During the period from the date of this  Agreement  through the
Closing Date, the Equityholders shall cause each of the Companies to confer on a regular and frequent basis with Representatives of Buyer with respect to the status of the Businesses and the Companies' and the Funds' ongoing operations. The Equityholders shall cause each of the Companies to furnish to Buyer copies of monthly and quarterly financial statements or other reports of the results of operations, if any, prepared by the management of any Company for each month or quarter, as applicable, as soon as the same become available. During the period from the date of this Agreement through the Closing Date, the Equityholders shall cause each of the Companies to promptly notify Buyer of any material change in the normal course of the Companies' businesses or those of the Funds or of any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to its attention, which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby, and the Equityholders shall cause each of the Companies, to keep Buyer informed with respect to such events. The Equityholders shall cause each of the Companies to, and Buyer shall, notify each other of the status of regulatory applications and third party consents related to the transactions contemplated hereby. The Equityholders shall cause each of the Companies to advise Buyer promptly of any notices of governmental examinations, inspections or audits and as to the results thereof.

      ......(b)  The  Equityholders  shall cause each of the  Companies  to give prompt notice to Buyer of any event, act or omission of which it has knowledge which results or is reasonably expected to result in a Material Adverse Effect on the Companies. The Equityholders shall cause each of the Companies to give prompt notice to Buyer of (i) any event or act of which it has knowledge which materially and adversely affects the ability of any Company to consummate the transactions contemplated hereby or by any Related Agreement and (ii) any notice or other communication from any third party of which any Company has knowledge alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement. Each party shall use its reasonable best efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

      ......7.2.  Access; Confidential Information.

      ......(a)  The  Equityholders  shall cause each of the  Companies to allow
Buyer, its accountants, counsel, financial advisers and other Representatives such access during normal business hours, and without material business interruption, to its books, records (including, without limitation, Tax Returns and appropriate work papers of independent auditors under normal professional courtesy) and properties, and to such other information as such party may reasonably request in connection with the transactions contemplated hereby.

      ......(b) All non-public records, books, contracts,  instruments, computer data and other data and information (collectively, the "Information") concerning the Companies and the Funds furnished to Buyer or its Representatives pursuant to this Agreement shall be treated as confidential unless (i) the party providing the Information has made such information available to the public generally, or (ii) such Information is required to be disclosed by applicable laws or regulations or by court order or decree or by Buyer's auditors or regulators. No Information furnished to Buyer or its Representatives shall be used by such Person or disclosed to any other person for any purpose other than with respect to the transactions contemplated by this Agreement. In the event of the termination of this Agreement pursuant to Article 8 hereof, this Section 7.2(b) and the Confidentiality Agreement dated September 15, 1998 between Buyer and the Companies (the "Confidentiality Agreement") shall survive, and Buyer shall promptly return or destroy all Information furnished to it and its Representatives hereunder and all analyses, compilations, data, studies and other documents prepared by Buyer or its Representatives containing or based in whole or in part on any such Information.

      ......(c) Upon consummation of the transactions  contemplated  hereby, all
Information concerning the Companies shall be treated as confidential by the Equityholders unless (i) the Buyer has made such Information available to the public generally, or (ii) such information is required to be disclosed by applicable laws or regulations or by court order or decree or by the Equityholders' auditors or regulators.

      ......7.3.  Third Party Proposals.  During the period from the date hereof through  the  Closing  Date or the date on which this  Agreement  is  terminated pursuant to Section 8.1 hereof, none of the Companies, any of their Subsidiaries, the Equityholders or any of their respective Affiliates, Representatives or advisors, shall directly or indirectly solicit or encourage inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any Partnership Interest, Share or other equity interest in, any of the Companies or any of their Subsidiaries (other than as may concern any Affiliated Investment Partnership Management Companies and Watermark Securities, Inc.) or any merger or business combination with any of the Companies or any of their Subsidiaries (other than as may concern any Affiliated Investment Partnership Management Companies and Watermark Securities, Inc.) or any voluntary assignment of any investment advisory, sub-advisory, administrative or distribution agreements of any of the Companies, in each case other than as contemplated by this Agreement (each, an "Acquisition Proposal"), or furnish any information to any such Person. The Companies, the Equityholders and any of their respective Affiliates, Representatives and advisors shall notify Buyer immediately if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any of the Companies, their Subsidiaries, the Equityholders or any of their respective Affiliates,
Representatives or advisors (other than as many concern any Affiliated Investment Partnership Management Companies and Watermark Securities, Inc.). The Companies and the Equityholders shall, and shall cause their respective Affiliates, Representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal and shall seek to have all materials distributed to Persons in connection therewith by the Companies, the Equityholders or any of their respective Affiliates, Representatives or advisors returned to the Companies promptly or destroyed. None of any of the Companies, the Equityholders or any of their respective Affiliates, Representatives or advisors, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect. The Companies and the Equityholders shall cause their respective Affiliates, Representatives and advisors to comply with the provisions of this Section 7.3.

      ......7.4.  Publicity.  The parties hereto will consult with each other as to the form, substance and timing of any press release or other public disclosure with respect to this Agreement or any of the transactions contemplated hereby, and no such release or other public disclosure shall be made without the written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties.

      ......7.5.  Satisfaction  of Conditions in Section 15(f) of the Investment
Company Act. Each Company, the Equityholders and Buyer agree to use their reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act in respect of the Funds. Without limiting the foregoing, each Company, the Equityholders and Buyer agree as follows:

      ......(a)  For a period of not less than  three  years  after the  Closing
Date, Buyer shall assure that no more than 25% of the members of the Fund Board of any Fund shall be "interested persons" (as defined for purposes of Section 15(f)(1)(A) of the Investment Company Act) of any Company, Buyer or any Affiliate of Buyer, or of the predecessor investment adviser of such Fund;

      ......(b)  For a period of not less than two years after the Closing Date, neither Buyer nor any of its Affiliates (or any entity which will act as adviser to the Funds) shall impose an unfair burden on any of the Funds as a result of the transactions contemplated hereby; and

      ......(c)  Buyer  agrees  not  to  amend  or  modify  the  indemnification provisions or any exculpation provisions of any of the advisory or underwriting agreements with any of the Funds in a manner designed to benefit the adviser or the underwriter to the detriment of the Funds.

Notwithstanding anything to the contrary contained herein, the agreements contained in this Section 7.5 are intended only for the benefit of the parties hereto and their respective stockholders or partners.

      ......7.6.  Name Change for Funds.  The parties  agree to cooperate and to use their reasonable best efforts to take all actions necessary (including to obtain the consents necessary under the B Share Financing Contracts and the C Share Financing Contract) to change the names of the Funds, other than the sub-advised funds, to the "Phoenix-Zweig" funds as soon as practicable after the Closing Date.

      ......7.7.  Further  Assurances.  Both before and after the Closing  Date,
Buyer, the Companies and the Equityholders shall cooperate in good faith with one another and shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

      ......7.8.  Aggregate  Capital;  Liquid Assets.  The  Equityholders  agree that on the Closing Date, the Companies shall have Aggregate Capital of not less than $2,750,000 and cash and cash equivalents of not less than $750,000.

      ......7.9.  Lease.  The parties  agree to take all  reasonable  actions necessary to comply with the conditions set forth in Section 3.3(s) with respect to the Lease.

      ......7.10. State  Takeover  Statutes.  Each  party will take all steps necessary to exempt (or continue the exemption of) the transactions contemplated hereby from, and challenge the validity of, any applicable state takeover law, as now or hereafter in effect.

      ......7.11.   Employees,  Employee  Benefits.  In  the  event  that  Buyer terminates any benefit plans or programs that were provided by any of the Companies to employees or former employees of the Companies on the Closing Date, then such employees or former employees, as the case may be, shall immediately become participants in a comparable employee benefit plan or program available to Buyer's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Buyer's employees. Such employees shall receive credit for their service with the Companies (including service with any predecessor company which was credited under the plan which was terminated by Buyer) for purposes of determining their eligibility to participate, vesting and eligibility for benefits (but not for purposes of benefit accruals under any defined benefit pension plan) under such employee benefit plans and programs. Furthermore, with respect to any health and dental plans in which the Companies' employees or former employees may have become entitled to participate, Buyer agrees, to the extent permitted by the applicable plan, that such individuals shall be entitled to participate without regard to any applicable waiting periods and any limitation on pre-existing conditions.

      ......Following  the Closing,  Buyer shall cause the Companies to perform, and shall guarantee the performance by the Companies of, their respective obligations under each of the Employment Agreements.

      ......7.12. Officers' and Directors' Indemnification and Insurance.

      ......(a)  Buyer  agrees  that all rights of  indemnification  existing in favor of the Equityholders, members, employees, agents, directors and officers of any of the Companies as provided in their Organizational Documents, in effect on the date hereof, will survive the Closing and continue in full force and effect for a period of not less than six years from the Closing with respect to matters occurring prior to or at the Closing. For a period of six years from the Closing, Buyer shall use its reasonable best efforts to provide, or cause the Companies to provide, that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Companies (determined as of the Closing) with respect to claims against such directors and officers arising from facts or events which occurred before or at the Closing, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Companies; provided that Buyer or the Companies, as the case may be, shall not be obligated to make a premium payment per year in respect of such policy (or replacement policy) which exceeds, for the Companies' officers and directors, 200% of the annual premium payment on the Companies' current policy in effect on the date of this Agreement.

      ......(b)  Buyer shall cause the Companies to  indemnify,  defend and hold harmless, to the same extent as Buyer provides such indemnity to its former or then current officers, directors, members, employees and agents, the present (determined as of the Closing) and future officers, directors, members, employees and agents of all of the Companies in their capacities as such (each a "Covered Party") from and after the Closing against all Damages arising out of actions or omissions occurring from and after the Closing, other than Damages with respect to claims made by Buyer under this Agreement. Buyer shall use its reasonable best efforts to provide, or cause the Companies to provide director's and officer's liability insurance that serves to reimburse the present (determined as of the Closing) and future officers and directors of the Companies with respect to Damages arising from facts or events which occurred from and after the Closing, other than Damages with respect to claims made by Buyer under this Agreement, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Buyer to its then current directors and officers.

      ......(c)  In the event  Buyer or any of its  successors  or  assigns  (i)
consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assignees of Buyer assume the obligations set forth in this Section 7.12.

      ......(d)  The  provisions of this Section 7.12 are intended to be for the benefit of, and shall enforceable by, each Covered Party and his or her heirs and representatives.

            7.13. Buyer Reliance Upon Equityholder Designee; Equityholder Designee Indemnification.

      (a) Following the Closing, Buyer may rely and shall be fully protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder by the Equityholder Designee.

      (b) Following the Closing, the Equityholders shall indemnify the Equityholder Designee in his or her capacity as such and hold the Equityholder Designee in his or her capacity as such harmless from and against any Damages which the Equityholder Designee may reasonably incur as a result of its acting as the Equityholder Designee hereunder or in connection with the performance of any of its duties hereunder to the fullest extent permitted by Applicable Law.

                                    ARTICLE 8

                                   TERMINATION

      ......8.1.  Termination.

      ......(a)   This Agreement may be terminated prior to the Closing as
follows:
      ......(i)   by mutual written consent of the Equityholder Designee and
Buyer;
      ......(ii) by either Buyer or the  Equityholder  Designee (the  "Notifying
Party") if the Equityholders or Buyer, as the case may be (the "Notified Party"), shall have failed to perform and comply in all material respects with its or their agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 30 days after receipt by the Notified Party of notice in writing from the Notifying Party, specifying the nature of such failure and requesting that such failure be remedied; provided that the Notifying Party may not terminate this Agreement pursuant to this subsection
(ii) for an additional 30 days if the Notified Party continues in good faith to use its reasonable best efforts to perform or comply with such agreements and covenants, other than in respect of approvals of any Governmental Entity, in which case the Notifying Party may not terminate this Agreement under this subsection (ii) as long as the Notified Party continues in good faith to use its reasonable best efforts to perform or comply in respect of the approvals of any Governmental Entity as required hereunder;

      ......(iii) by either Buyer or the Equityholder Designee if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Entity having competent jurisdiction;

      ......(iv)  by Buyer if any  condition  to Buyer's  obligations  hereunder becomes incapable of fulfillment through no fault of such party and is not waived by such party;

      ......(v) by the Equityholder  Designee if any condition to the Companies'
and the Equityholders' obligations hereunder becomes incapable of fulfillment through no fault of such parties and is not waived by such parties; or

      ......(vi) without any further action on June 30, 1999, if the Closing has not occurred on or before June 30, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of a party to perform or observe the covenants and agreements of such party set forth herein, in which case this Agreement shall terminate pursuant to this Section 8.1(a)(vi) only upon delivery of written notice of such termination by a party that has not so failed to perform or observe its covenants and agreements to each other party hereto in accordance with the provisions of Section 8.1(b).

Notwithstanding Section 8.1(a)(iii) - (v) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 8.1(a)(iii) - (v).

(b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination, except for a termination pursuant to Section 8.1(a)(vi) which shall be effective as of the date set forth therein subject to the terms of such
Section 8.1(a)(vi). If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 8.2.

      ......8.2.  Survival After Termination. If this Agreement is terminated in accordance with Section 8.1 hereof and the transactions contemplated hereby are not consummated, except as otherwise specifically provided herein, this Agreement shall become void and of no further force and effect, without any Liability on the part of any party hereto (or any of its Representatives), except for the provisions of Sections 7.2 and 11.2 and this Section 8.2. Notwithstanding the foregoing, nothing in this Section 8.2 or in Article 9 shall relieve any party to this Agreement of liability for a willful breach of any representation, warranty, agreement, covenant or other provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.


                                    ARTICLE 9

                                 INDEMNIFICATION

      ......9.1.  Indemnification.

      ......(a)  From and after the  Closing  Date,  each of the  Equityholders, severally, and not jointly, hereby covenant and agree to indemnify, defend and hold harmless Buyer and its Affiliates and Representatives from and against such Equityholder's Allocable Share (as defined in this Section 9.1(a)) any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by any Company or any Equityholder in or pursuant to this Agreement or the Disclosure Schedule;
(ii) any breach, non-compliance or nonfulfillment by any Company or any Equityholder of any covenant, agreement or undertaking to be complied with or performed by them contained in or pursuant to this Agreement; (iii) any claim made by any Person relating to or arising from the conduct of the Businesses at any time prior to the Closing Date (including, without limitation, breach of contract claims, indemnity or guaranty claims, malicious or intentional misconduct, negligence, fraud, personal injury, property damage and workers' compensation claims arising from events occurring prior to the Closing Date) that is not either (x) adequately accrued in the Balance Sheets, whether or not disclosed on the Disclosure Schedule, or (y) incurred by a Company since the Balance Sheet Date in the ordinary course of business of such Company consistent with past practice, not in violation of or conflict with any terms, agreements, warranties, representations and conditions of such Company and the Equityholders contained in this Agreement and which is not material, individually or in the aggregate or (iv) any Damages arising out of that certain litigation described in Section 4.12(b) of the Equityholders' Disclosure Schedule. Each Equityholder acknowledges that Buyer has entered into this Agreement in reliance upon, among other things, the indemnification provisions contained in this Section 9.1(a), including, without limitation, those contained in clauses (iii) and (iv) above. As used herein, the "Allocable Share" of any Equityholder of the Damages payable by the Equityholders pursuant to this Article 9 of this Agreement shall be the percentage of such Equityholder's portion of the Estimated Closing Date Payment Amount set forth opposite such Equityholder's name on Schedule 2.3.

      ......(b)  In addition  to the  indemnifications  provided  for in Section
9.1(a) above for any inaccuracy or breach of the representations or warranties, or the breach of any covenant, agreement or undertaking made by any of the Companies and the Equityholders in Section 4.19 hereof, each of the Equityholders shall be responsible for, and shall, severally, and not jointly, indemnify, defend and hold harmless Buyer against, their Allocable Share of (i) all Taxes imposed on (and related Damages incurred by) any Company, any Fund or any of the Equityholders relating to taxable periods ending on or prior to the Closing Date or periods which include the Closing Date to the extent attributable to the income, assets, operations or reporting requirements of any Company for all periods ending on or prior to the Closing Date (including, without limitation, all Taxes referred to in the Disclosure Schedule as possible of assessment for taxable periods prior to the Closing Date and all Taxes (and Damages relating to, or to any dispute or defense against, such Taxes) resulting from or attributable to the Elections under Section 338 (h)(10) of the Code or the purchase of the Partnership Interests, other than Taxes for which Buyer is responsible under Section 11.2) and (ii) the present value utilizing a 12% discount rate of any Taxes incurred or to be incurred (and the amount of any Damages relating to, or to any dispute or defense against, such Taxes), by any of ZADV, ZTRA and ZSC (the "S Corps" and, individually, the "S Corp") by reason of the inability of such S Corp to increase the Tax basis of its assets, for New York State and New York City income Tax purposes, to an amount equal to the aggregate purchase price, as finally determined, attributable to the assets of such S Corp as a result of the acquisition of the stock of such S Corp, provided, however, that the Equityholders' indemnity under clause (ii) hereof shall be limited to the Escrow Amount held under, and subject to the provisions of, the Indemnification Escrow Agreement. If a Tax audit is commenced or any Tax is claimed for any period of any Company, any Fund or any Equityholder prior to the Closing Date, such Tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of Section 9.1(d) hereof; provided, that the Equityholders, severally, and not jointly, shall be solely responsible for their Allocable Share of all liabilities and expenses arising therefrom (including, without limitation, Taxes, interest and penalties).

      ......(c) From and after the Closing Date, Buyer shall  indemnify,  defend and hold harmless each of the Equityholders, their respective Affiliates and Representatives from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by Buyer in or pursuant to this Agreement, (ii) any breach, non-compliance or nonfulfillment by Buyer of any covenant, agreement or undertaking to be complied with or performed by it contained in or made pursuant to this Agreement, or (iii) any claim made by any Person relating to or arising from the conduct of the Businesses at any time after the Closing Date (including, without limitation, breach of contract claims, indemnity or guaranty claims, malicious or intentional misconduct, negligence, fraud, personal injury, property damage and workers' compensation claims arising from events occurring after the Closing Date) other than claims relating to, or based upon, actions or inactions taken by the Equityholders in their capacities as officers, directors or employees of the Companies.

      ......(d)  If a claim for  Damages  is to be made by a party  entitled  to indemnification hereunder (the "Indemnified Party") against the indemnifying party (the "Indemnifying Party"), the Indemnified Party shall give written notice to the Indemnifying Party as soon as reasonably practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.1(d). If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as soon as reasonably practicable (and in any event within 15 Business Days after the service of the citation or summons); provided, that the failure of any Indemnified Party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual material damage caused by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice, satisfactory to the Indemnified Party, to handle and defend the same, at the Indemnifying Party's cost, risk and expense provided that the Indemnifying Party and its counsel shall proceed with diligence and in good faith with respect thereto. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, subject to the Indemnifying Party's control of the defense and investigation of such lawsuit or action, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. No Indemnifying Party shall be permitted to settle any such lawsuit or action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required in the case of a settlement involving solely the payment of monetary damages.

      ......(e) Notwithstanding any of the provisions of this Section 9.1, Buyer agrees not to make claims for money  Damages  under  Section  9.1(a)  unless and until the aggregate of such claims exceeds the Indemnification Threshold; provided, however, that (i) the Indemnification Threshold shall not be applicable to claims by Buyer for Damages arising from a breach by any Company or any Equityholder of any provisions of Sections 4.1, 4.3, 4.19, 4.20, 4.26 and
7.8 and Damages described in Section 9.1(a)(iv), and as provided in Sections 9.1
(b) and 10.4(b), and any claim arising from a breach of any provisions of, or pursuant to, any such Section shall not be taken into account for purposes of determining when the Indemnification Threshold has been met and (ii) once the Indemnification Threshold has been met with respect to money Damages as to which the Indemnification Threshold is applicable, Buyer shall be entitled to the amount of such Damages in excess of the Indemnification Threshold. Notwithstanding any of the provisions of this Section 9.1, the Equityholders agree not to make claims for money Damages hereunder unless and until the aggregate of such claims exceeds the Indemnification Threshold; provided, however, that (i) the Indemnification Threshold shall not be applicable to claims by the Equityholders for Damages arising from a breach by Buyer of any provisions of Sections 5.1, 5.2 and 5.11 and any claim arising from a breach of any provisions of any such Section shall not be taken into account for purposes of determining when the Indemnification Threshold has been met and (ii) once the Indemnification Threshold has been met with respect to money Damages as to which the Indemnification Threshold is applicable, the Equityholders shall be entitled to the amount of such Damages in excess of the Indemnification Threshold. Notwithstanding any of the provisions of this Section 9.1, except with respect to Damages arising from the fraud or willful misconduct of any party hereto and Damages described in Section 9.1(a)(iv), and as provided in Sections 9.1(b) and 10.4(b), in no event shall the aggregate indemnification obligations of (i) any Equityholder exceed such Equityholder's Allocable Share of $30,000,000, and (ii) Buyer exceed $30,000,000.

      ......(f)  All claims for  indemnification  under  Sections  9.1(a)(i)  or
(c)(i)  must be asserted  within the  applicable  survival  periods set forth in
Section 11.1 of this Agreement.

      ......(g)  Indemnification  Sole  Remedy.  Except with  respect to Damages arising out of the fraud of any Company, any Equityholder or Buyer, each of the Companies, the Equityholders and Buyer hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all monetary claims arising from any breach of any representation, warranty, covenant or agreement set forth herein, shall be pursuant to the indemnification provisions set forth in this Article.


                                   ARTICLE 10

                                   TAX MATTERS

            10.1. Section 338(h)(10) Election.

            (a) Shareholders and Buyer shall jointly make timely and irrevocable elections under Section 338(h)(10) of the Code with respect to the sale of the Shares hereunder and, if permissible, similar elections under any applicable state or local income tax laws. Shareholders and Buyer shall report the transactions consistent with such elections under Section 338(h)(10) of the Code or any similar state, local or foreign tax provision (the "Elections") and shall take no position contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, local or foreign tax provision).


            (b) Buyer shall be responsible for preparing drafts of all forms, attachments and schedules necessary to effectuate the Elections (including, without limitation, Internal Revenue Service Form 8023 and any similar forms under applicable state or local income tax laws) (the "Section 338 Forms"). As soon as reasonably practicable following the Closing Date, and in no event more than one hundred twenty Business Days thereafter, Buyer shall furnish the Equityholder Designee with a copy of each such draft Section 338 Form prepared by Buyer together with a copy of a report (the "Allocation Report") of the proposed allocation pursuant to Section 10.1(c).

            (c) The Shareholders and Buyer agree to allocate the price at which ZADV, ZTRA and ZSC are deemed to have sold their assets pursuant to Section 338(h)(10) of the Code and in a manner consistent with Schedule 10.1 attached hereto. Any adjustment to the consideration paid pursuant to this Agreement shall result in an appropriate adjustment to such allocation.

            (d) Buyer, and the Shareholders agree that none of them shall, or shall permit any of their Affiliates to, take any action to modify the Section 338 Forms following the execution thereof, or to modify or revoke the Elections following the filing of the Section 338 Forms, without the written consent of Buyer and the Equityholder Designee.

            (e) Buyer, ZADV, ZTRA and ZSC shall, and shall cause their respective Affiliates to, file all Tax Returns in a manner consistent with the information contained in the Section 338 Forms filed and the allocation provided pursuant to Section 10.1(c).

            10.2. Section 754 Election. If requested by Buyer, the Partners shall cause an election under Section 754 of the Code to be made with respect to ZGA for the taxable year of ZGA that includes the Closing and shall not seek to revoke such election. The Partners and Buyer agree to allocate the purchase price for ZGA to its respective assets in accordance with Schedule 10.1. Any adjustment to the consideration paid pursuant to this Agreement shall result in an appropriate adjustment to such allocation.

            10.3. Tax Covenants

      ......(a)  Except as otherwise  provided in Section  10.1(b),  Buyer shall prepare (or cause to be prepared) all Tax Returns of the Companies for any taxable year ended after the Closing Date. With respect to any Tax Return relating to taxable periods which include periods preceding the Closing Date, Buyer shall prepare (or cause to be prepared) such Tax Return in a manner consistent with past practices of the Companies and shall provide the Equityholder Designee with a reasonable opportunity to review such Tax Return at least twenty days prior to the filing thereof. Buyer agrees that, unless otherwise prohibited by Applicable Law, it will treat the Tax basis of the assets of each S Corp as having been increased to an amount equal to the aggregate purchase price, as finally determined, attributable to the assets of such S Corp as a result of the acquisition of the stock of such S Corp, and shall use reasonable efforts to claim any and all New York State and New York City income Tax deductions attributable to such assets consistent therewith.

            (b) The Equityholders shall prepare, or cause to be prepared, all income Tax Returns of the Companies required to be filed by the Companies for any taxable year ended on or prior to the Closing Date in a manner consistent with past practices of the Companies. The Equityholders shall provide Buyer with a reasonable opportunity to review such Tax Returns at least twenty days prior to the filing thereof.

            10.4. Pre-Closing Taxes and Tax Refunds; Amendment of Returns.

            (a) Any refund or other Tax Benefit received by Buyer or the Companies on or after the Closing Date with respect to Taxes of the Companies, for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date (the "Pre-Closing Period") shall be allocated to the Equityholders, and shall promptly be paid to the Equityholder Designee for distribution to the Equityholders.

      ......(b) The  Equityholders  shall be responsible for, and shall promptly pay, (i) any Taxes imposed on the Companies or the Equityholders for any taxable year or period that ends on or before the Closing Date or any period which includes the Closing Date to the extent attributable to the income, assets, operations or reporting requirements of the Companies or the Equityholders for any such period ending on or prior to the Closing Date, and any Damages incurred in connection with any Tax Return filed by the Companies with respect to any such period, including, but not limited to, all Taxes (and Damages relating to, or to any dispute or defense against, such Taxes) resulting from or attributable to the Elections under Section 338(h)(10) of the Code or the purchase of the Partnership Interests, other than Taxes for which Buyer is responsible under
Section 11.2 and (ii) the present value utilizing a 12% discount rate of any Taxes incurred or to be incurred (and the amount of any Damages relating to, or to any dispute or defense against, such Taxes), by any S Corp by reason of the inability of such S Corp to increase the Tax basis of its assets, for New York State and New York City income Tax purposes, to an amount equal to the aggregate purchase price, as finally determined, attributable to the assets of such S Corp as a result of the acquisition of the stock of such S Corp, provided, however, that the Equityholders' indemnity under clause (ii) hereof shall be limited to the Escrow Amount held under, and subject to the provisions of, the
Indemnification Escrow Agreement. The Indemnification Threshold and the limitation on the aggregate indemnification obligations of the Equityholders set forth in the last sentence of Section 9.1(e) (the "Indemnification Cap") shall not be applicable to claims by Buyer for Damages arising from a breach by the Equityholders of this Section 10.4(b) and any claim arising from such a breach shall not be taken into account for purposes of determining when the Indemnification Threshold or Indemnification Cap has been met.

            10.5. Assistance  and  Cooperation.   From  and  after  the  Closing
Date,  the Equityholders and Buyer shall:

            (a) assist in all reasonable respects (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns of the Companies which such other party is responsible for preparing and filing;

            (b) cooperate in all reasonable respects in preparing for any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Companies or any Affiliate of the Companies;

            (c) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of the Companies;

            (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Companies for taxable periods for which the other may have a liability under Article 10;

            (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any tax audit or information request with respect to the Companies with respect to any such taxable period; and

            (f) make available to Equityholders and to any Taxing Authority as reasonably requested all information, records, and documents of the Companies in connection with any matter relating to Taxes of Equityholders.

            10.6. Contests and Payment Procedures.

            (a) Notwithstanding anything to the contrary in this Agreement, the Equityholder Designee shall, in consultation with Buyer, control, manage and be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any Pre-Closing Period and shall have the right to settle or contest any such audit, contest, claim, proceeding or inquiry provided, however, that if any such settlement would materially and adversely impact a Tax Return of any of the Companies or their Affiliates with respect to the period beginning the day after the Closing Date, Buyer and the Equityholder Designee shall mutually agree on the terms of such settlement.

            (b) Buyer shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to any item relating to Taxes not covered by Section 10.6(a).


                                   ARTICLE 11

                                  MISCELLANEOUS

      ......11.1.    Survival   of   Representations    and   Warranties.    The
representations and warranties contained herein and in any document, instrument, certificate or other writing delivered pursuant hereto shall survive the Closing for a period of two years from the Closing Date, except for the representations and warranties contained in (i) Sections 4.1, 4.3, 4.26, 5.1, 5.2 and 5.11 hereof which shall survive indefinitely and (ii) Sections 4.19 and 4.20 hereof which shall survive until the expiration of the applicable statute of limitations with respect to the matters contained therein. All statements contained in the Disclosure Schedule or in any certificate delivered at the Closing pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of the applicable party hereto contained herein. Notwithstanding anything in this Agreement to the contrary, any Damages as to which a notice of claim has been given in writing prior to the expiration of the applicable period set forth above in this Section 11.1 shall survive until payment or other final resolution of such claim. Nothing contained in this
Section 11.1 shall affect any covenant, agreement or undertaking contained in this Agreement or in any instrument delivered pursuant to this Agreement or pursuant to any agreement or transactions contemplated hereby which covenant, agreement or undertaking is to be performed after the Closing Date.

      ......11.2.  Expenses; Transfer Taxes. All Expenses incurred in connection with the transactions contemplated by this Agreement, other than those associated with obtaining shareholder approval (including proxy solicitation costs) or filings under the Hart-Scott-Rodino Act ("HSR Filings"), shall be paid by the party incurring such Expenses. All Expenses associated with obtaining shareholder approval (including proxy solicitation costs) or HSR Filings shall be borne equally by Buyer, on the one hand, and the Equityholders, on the other hand. Any Taxes in the nature of a sales or transfer tax, and any stock transfer tax, payable on the sale or transfer of all or any portion of the Partnership Interests or Shares or the consummation of any other transaction contemplated hereby shall be paid by Buyer.

      ......11.3. Set-Off. Without limiting any other rights that Buyer may have pursuant to this Agreement or the Related Agreements, Buyer shall be entitled to set off against any amount payable by it to any of the Equityholders pursuant to this Agreement or the Related Agreements any amount owed by the Equityholders to Buyer or any of its Affiliates pursuant to this Agreement or the Related Agreements and/or the amount of any Damages against which Buyer, or its Affiliates is then entitled to be indemnified by the Equityholders pursuant to this Agreement or the Related Agreements.

      ......11.4  Consolidation Buyer reserves the right, following the Closing, to consolidate any or all of the Companies into Buyer or one or more of its Subsidiaries, whether by merger, dissolution or otherwise.

      ......11.5.   Notices.  Unless  otherwise  provided  herein,  any  notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, on the date received if mailed by registered or certified mail (return receipt requested), (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt, (c) one Business Day following dispatch if sent by reputable overnight courier or (d) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

      If to Buyer, or to any Company after the Closing Date:

                        Phoenix Investment Partners, Ltd.
                        56 Prospect Street
                        Hartford, Connecticut 06115-0480
                        Attention:  Thomas N. Steenburg, Esq.
                       Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

                                           -and-

                        Stroock & Stroock & Lavan LLP
                        180 Maiden Lane
                        New York, New York  10038-4982
                        Attention:  David L. Finkelman, Esq.
                        Telephone:  (212) 806-5400
                        Facsimile:  (212) 806-6006

      If to any Equityholder, or to any Company prior to the Closing Date:

                        Zweig/Glaser Advisers
                        900 Third Avenue
                        New York, New York 10022
                        Attention:  Martin E. Zweig and Eugene J. Glaser
                        Telephone:  (212) 451-1100
                        Facsimile:  (212) 451-1495

                                           -and-

                              With a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attention:  Craig M. Wasserman, Esq.
                        Telephone:  (212) 403-1313
                        Facsimile:  (212) 403-2000

      ......11.6. Counterparts.  This Agreement may be executed in  counterparts
(including executed counterparts delivered and exchanged by facsimile transmission, provided that the originally signed counterpart is subsequently delivered) each of which shall be deemed to constitute one and the same instrument.

      ......11.7. Governing  Law. This  Agreement  shall be governed by, and interpreted in accordance with, the laws of the State of New York, without giving effect to principles of conflict of laws.

      ......11.8. Waiver; Amendment.

      ......(a) Any  provision of this  Agreement may be amended or waived prior to the Closing Date if, and only if, (i) such amendment or waiver is in writing and (ii) in the case of an amendment, signed by Buyer, the Equityholder Designee and each Company, and in the case of a waiver, signed by the party against whom the waiver is to be effective.

      ......(b) No failure or delay by any party in exercising any right,  power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      ......11.9. Entire Agreement; Persons Benefiting; Etc. This Agreement, the
Related Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns provided that no party, except as otherwise provided in
Section 2.1 hereof, may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties thereto. No provision of this Agreement shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of any Company in respect of continued employment or resumed employment.

      ......11.10. Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 11.5 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.10 shall affect the right of a party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions.

      ......IN WITNESS  WHEREOF,  the parties have duly executed this Agreement, all as of the date first written above.


                              PHOENIX INVESTMENT PARTNERS, LTD.


                                    By:   /s/  Philip R. McLoughlin
                                          Name: Philip R. McLoughlin
                                          Title: Chairman and CEO


                              ZWEIG/GLASER ADVISERS


                                By: GLASER CORP.,
                                          General Partner


                                    By:   /s/  Rosalind Glaser
                                          Name:  Rosalind Glaser
                                          Title:    President


                                    By:  ZWEIG MANAGEMENT CORP.,
                                          General Partner

                                    By:   /s/  Marc Baltuch
                                          Name: Marc Baltuch
                                          Title:      President


                               EUCLID ADVISORS LLC


                                    By:   /s/  Eugene J. Glaser
                                          Name: Eugene J. Glaser
                                          Title:      President


                               ZWEIG ADVISORS INC.


                                    By:   /s/  Michael Link
                                          Name: Michael Link
                                          Title:      Asst. Treasurer

                                    ZWEIG TOTAL RETURN ADVISORS, INC.


                                    By:   /s/  Michael Link
                                          Name: Michael Link
                                          Title:      Asst. Treasurer




                             ZWEIG SECURITIES CORP.


                                    By:   /s/  Charles I. Leone
                                          Name: Charles I. Leone
                                          Title: 1st VP, CFO and Asst. Secretary


                                    EQUITYHOLDERS

                                    GLASER CORP.


                                    By:   /s/  Rosalind Glaser
                                          Name: Rosalind Glaser
                                          Title:      President

                             ZWEIG MANAGEMENT CORP.


                                    By:   /s/  Marc Baltuch
                                          Name: Marc Baltuch
                                          Title:      President

                             EQUITYHOLDER DESIGNEE,
                                      on his own behalf and as attorney-in-fact for the other individual Equityholders listed on Schedule A hereto


                                      /s/  Martin E. Zweig
                              Name: Martin E. Zweig

752856v14



752856v14
                                    Exhibit A


                          FORM OF EMPLOYMENT AGREEMENT

752856v14
                                    Exhibit B


                      FORM OF NONCOMPETITION/NONSOLICITATION AGREEMENT

752856v14
                                    Exhibit C

                      FORM OF OPINION OF COUNSEL FOR BUYER

752856v14
                                    Exhibit D

                     FORM OF OPINION OF WACHTELL, LIPTON, ROSEN & KATZ

Schedule 3.2(e) - Persons entering into Employment Agreements

Jeffrey T. Cerutti
Eugene J. Glaser
David Katzen
Jeff Lazar
Barry Mandinach
Carlton B. Neel

Schedule 3.3(k) -Persons entering into Noncompetition/Nonsolicitation Agreements

Eugene J. Glaser
Martin E. Zweig

                                                                         2(g)

                             AMENDMENT NO. 1 TO THE

                              ACQUISITION AGREEMENT

                                  by and among

                             ZWEIG/GLASER ADVISERS,

                              EUCLID ADVISORS LLC,

                              ZWEIG ADVISORS INC.,

                       ZWEIG TOTAL RETURN ADVISORS, INC.,

                             ZWEIG SECURITIES CORP.,

                         THE EQUITYHOLDERS NAMED HEREIN,

                                       AND

                        PHOENIX INVESTMENT PARTNERS, LTD.

                            Dated as of March 1, 1999

      This AMENDMENT NO. 1 to the Acquisition Agreement (this "Amendment No. 1") is entered into as of this 1st day of March, 1999 by and among Phoenix Investment Partners, Ltd. ("Buyer") Zweig/Glaser Advisers, Euclid Advisors LLC, Zweig Advisors Inc., Zweig Total Return Advisors, Inc., Zweig Securities Corp., the Equityholders (collectively, the "Parties").

      WHEREAS, the Parties have entered into an Acquisition Agreement, dated as of December 15, 1998 (the "Original Agreement: and, as amended by this Amendment No. 1, the "Acquisition Agreement");

      WHEREAS, the Parties desire to amend the Original Acquisition Agreement pursuant to Section 11.8(a) of the Original Acquisition Agreement;

      WHEREAS, capitalized terms used herein and not defined herein shall have the respective meanings given in the Original Acquisition Agreement;

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the Original Acquisition Agreement, the Parties agree as follows:

      SECTION 1. The definition of "Closing Run Rate Revenues" in Section 1.1 of the Original Acquisition Agreement is amended to add the following proviso to the end of the last sentence of such definition:

      ;provided, however, that the assets managed under the Legends Fund, Inc. shall not be excluded from the calculation of the Closing Run Rate Revenues for the purpose of determining the Closing Date Payment Amount pursuant to Section
2.4 if (x) the consents required by Section 6.2 shall have been obtained on or prior to the date of the final determination of the Post-Closing Payment Adjustment and (y) all sub-advisory fees (other than a deduction of 35.3% of such fees for the period of March 1, 1999 to March 4, 1999) which Buyer would have been entitled to receive in respect of the Legends Fund, Inc. had such consents been obtained on or prior to the Closing Date shall have been paid to Buyer on or prior to the date of the final determination of the Post-Closing Payment Adjustment

      SECTION 2.  Article 2 is amended to add the following Section 2.7;

      2.7   Adjustment to Estimated Closing Date Payment Amount

      If the consents with respect to the Legends Fund, Inc. required by Section
      6.2 shall have been obtained after the Closing and prior to the final determination of the Post-Closing Payment Adjustment and the Equityholder Designee shall have presented Buyer with a certificate to such effect and Buyer shall have received the sub-advisory fees referred to in clause (y) of the proviso in Section 1 above, Buyer shall promptly deliver to the Equityholder Designee on behalf of the Equityholders in accordance with Wire Transfer instructions provided by the Equityholder Designee for such purpose, an amount equal to (a) the Estimated Closing Date Payment Amount determined with the assets managed under the Legends Fund, Inc. included in the calculation of the Closing Run Rate Revenues less (b) the Estimated Closing Date Payment Amount paid by Buyer at Closing. For the purposes of determining the Post-Closing Payment Adjustment pursuant to Section 2.4(b), the Estimated Closing Date Payment amount shall be deemed to include any payment made pursuant to this Section 2.7.

      SECTION 3. Article 4 is amended to add the following Section 4.33:

4.33  Fund Board Approval for Legends Fund, Inc.

      The Fund Board of Legends Fund, Inc. has approved a new sub-advisory agreement with Buyer and has recommended approval thereof by the shareholders of Legends Fund, Inc.

                        IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1, effective as of the date first written above.


                                    PHOENIX INVESTMENT PARTNERS, LTD.


                                    By:   /s/  William R. Moyer
                                          Name: William R. Moyer
                                          Title:      Sr. V.P. and CFO


                              ZWEIG/GLASER ADVISERS


                                By: GLASER CORP.,
                                          General Partner


                                    By:   /s/  Charles E. Leone
                                          Name:  Charles I. Leone
                                          Title:    Attorney-in-Fact


                                    By:  ZWEIG MANAGEMENT CORP.,
                                          General Partner

                                    By:   /s/  Marc Baltuch
                                          Name: Marc Baltuch
                                          Title:      President


                               EUCLID ADVISORS LLC


                                    By:   /s/  Eugene J. Glaser
                                          Name: Eugene J. Glaser
                                          Title:      President


                               ZWEIG ADVISORS INC.


                                    By:   /s/  Jeffrey Lazar
                                          Name: Jeffrey Lazar
                                          Title:      Vice President

                                    ZWEIG TOTAL RETURN ADVISORS, INC.


                                    By:   /s/  Jeffrey Lazar
                                          Name: Jeffrey Lazar
                                          Title:      Vice President




                             ZWEIG SECURITIES CORP.


                                    By:   /s/  Eugene J. Glaser
                                          Name: Eugene J. Glaser
                                          Title:      President


                                    EQUITYHOLDERS

                                    GLASER CORP.


                                    By:   /s/  Charles I. Leone
                                          Name: Charles I. Leone
                                          Title:      Attorney-in-Fact

                             ZWEIG MANAGEMENT CORP.


                                    By:   /s/  Marc Baltuch
                                          Name: Marc Baltuch
                                          Title:      President

                             EQUITYHOLDER DESIGNEE,
                                      on his own behalf and as attorney-in-fact for the other individual Equityholders listed on Schedule A hereto


                                      /s/  Martin E. Zweig
                                      Name: Martin E. Zweig

759651v7

                                                                        10(pp)
EXHIBIT A-3
                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 15th day of December, 1998 by and between Zweig/Glaser Advisers, a New York general partnership (the "Company"), and Eugene J. Glaser ("Employee").

      WHEREAS, Phoenix Investment Partners, Ltd. ("Phoenix") has entered into an Acquisition Agreement (the "Acquisition Agreement") with the Company, Euclid Advisors LLC, a New York limited liability company, Zweig Advisors Inc., a Delaware corporation, Zweig Total Return Advisors, Inc., a Delaware corporation, and Zweig Securities Corp., a New York corporation (collectively, the "Companies"), and the Equityholders named therein providing for, among other things, the acquisition of all of the capital stock and partnership interests of the Companies by Phoenix and/or one or more wholly-owned subsidiaries of Phoenix; and

      WHEREAS, Employee has heretofore been employed by one or more of the Companies and the Company and Employee wish to provide for the continued employment of Employee with the Company as of the Closing Date (as defined in the Acquisition Agreement) (the "Effective Time");

      NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, agree as follows:

      1.    Position and Responsibilities.

      1.1 Employee shall serve as President of the Company and shall perform such functions and undertake such responsibilities as are assigned by the Chief Executive Officer of the Company from time to time, provided that Employee's responsibilities and duties while employed by the Company shall be commensurate with his responsibilities and duties prior to the Effective Time. Employee may also hold such other positions with the Company and any of its Affiliates, including the other Companies, to which, from time to time, he may be elected or appointed during the term of this Agreement subject to Employee's consent. This Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective as of the Effective Time.

      1.2 Employee shall devote his full working time and skill to the business and affairs of the Company and its Affiliates and to the promotion of its and their interests; provided, however, that Employee may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company and Employee may serve as a director of another entity, with the prior approval of the Chief Executive Officer of Phoenix. In any event, Employee shall devote such time to the affairs of the Company and its Affiliates as shall be necessary to properly and adequately carry out his duties hereunder. It is expressly understood and agreed that, notwithstanding Section 1.2 of this Agreement, to the extent that any activities described in Section 1.2 have been conducted by Employee prior to the Effective Time as set forth on Schedule 1.2 hereto, the continued conduct of such activities subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of Employee's responsibilities to the Company.

      1.3 To induce the Company to enter this Agreement, Employee represents that he has never had any action taken against him or been the subject of any investigation or proceeding by any state or federal securities industry regulatory body which was determined adversely to him, and that he has not been convicted or entered a plea of nolo contendere to a charge of commission of any act of fraud or a felony under applicable state or federal law.

      1.4 The Company and each of any individual, business, firm, company, partnership, joint venture, limited liability company, organization, subsidiary, affiliate, or other entity, which is owned or controlled by, or is under common control with, directly or indirectly, in whole or in part, the Company, and any successor of any of the foregoing by merger, acquisition or otherwise (the "Related Entities") shall have the following rights in the word "Glaser": (a) It may use the word "Glaser" as a component of its name and in describing its business, (b) It may agree that any related registered investment company or foreign equivalent may use the word "Glaser" as a component of its name and in describing its business, and (c) It shall have right to use the word "Glaser" in connection with the managing, advising, sub-advising and consulting with respect to the investment, appreciation and preservation of capital of entities registered or required to be registered as an investment company under the Investment Company Act of 1940, as amended or otherwise providing investment advisory services pursuant to programs, commonly referred to in the securities industry as "wrap" programs, that qualify for the exemption from the definition of an "investment company" provided by Rule 3a-4 under the Investment Company Act.

      Following  the  termination  of  Employee's  employment   hereunder,   the
Company's and the Related Entities' rights under clause (c) above shall terminate 180 days subsequent to the date of termination.

      2.    Term of Employment.

      2.1 The term of Employee's employment hereunder shall commence at the Effective Time and terminate on the date which is the third anniversary of the Effective Time (the "Expiration Date"), unless sooner terminated as provided in this Agreement.

      2.2 Notwithstanding anything to the contrary set forth in this Agreement, Employee's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

      3.    Compensation and Benefits.

      3.1 The Company shall pay to Employee for the services to be rendered hereunder a base salary (the "Base Salary") at the rate of $ 500,000 per annum, which salary shall be eligible for increases at the discretion of the Chief Executive Officer of the Company. The Base Salary shall be payable in accordance with the Company's customary payroll practices. The Base Salary shall not be reduced after any increases and the term Base Salary as used in this Agreement shall refer to the Base Salary as so increased.

      3.2 In addition, Employee shall be paid annually incentive compensation as determined by the Chief Executive Officer of Phoenix (the "Incentive Bonus"), provided that the amount thereof shall be determined in accordance with the past practices of the Company as in effect prior to the Effective Time. Any bonus program that Employee is eligible to participate in as determined by the Chief Executive Officer of the Company is specifically incorporated by reference into this Agreement and is subject to all of the terms of this Agreement.

      3.3 During the term of his employment with the Company under this Agreement, Employee shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, retirement, savings, long-term compensation or other employee benefit plans of the Company as are in effect immediately preceding the Effective Time; provided, however, that in the event Phoenix or the Company terminates any of such plans, then Employee shall immediately become a participant in a comparable plan available to Phoenix's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Phoenix's employees. For purposes of all such substituted plans Phoenix or the Company (as applicable) shall credit Employee with full credit for all service with the Companies or their Affiliates prior to and following the Effective Time for purposes of determining his eligibility to participate, vesting and eligibility for benefits (but not for purposes of benefit accruals under any defined benefit pension plan). To the extent permitted under any health and dental plans in which Employee participates following the Effective Time, Phoenix or the Company (as applicable) shall cause any and all pre-existing condition limitations and eligibility waiting periods under any such plans to be waived with respect to Employee and his eligible dependents.

      3.4 The Company agrees to reimburse Employee for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by Employee of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request and in accordance with the Company's policies as in effect immediately prior to the Effective Time.

      3.5 Employee shall be entitled each year of this Agreement to paid vacation in accordance with the Company's policies as in effect immediately prior to the Effective Time, such vacations to be scheduled at times consistent with the needs of the Company, as approved by the Chief Executive Officer of the Company.

      3.6 All payments required to be made by the Company to Employee under this Agreement shall be subject to the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

      3.7 Employee (i) shall be indemnified by the Company against claims arising in connection with Employee's status as an employee, officer, director or agent of the Company or its Affiliates in accordance with, and to the fullest extent authorized by, the Delaware General Corporation Law assuming the Company were a Delaware corporation and (ii) shall be covered under a directors' and officers' insurance policy maintained by the Company as provided for in Section
7.12 of the Acquisition Agreement.

      4.    Death; Incapacity.

      4.1 If, during the period of Employee's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), Employee shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate Employee's employment hereunder by notice from the Company to Employee, effective on the giving of such notice. Each month during any period of Disability of Employee during the term of this Agreement, the Company shall continue to pay to Employee an amount equal to (a) the sum of (i) the Base Salary to which Employee is entitled pursuant to Section
3.1 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Incentive Bonus amount earned by Employee for the calendar year prior to such Disability, divided by (b) twelve (12).

      4.2 In the event of the death of Employee during the term of this Agreement, Employee's employment hereunder shall terminate on the date of death of Employee. Upon Employee's termination of employment due to death, the Company shall pay Employee's estate the sum of (i) Employee's Base Salary through the date of termination to the extent not theretofore paid, (ii) the product of (x) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of death and (y) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination, and the denominator of which is 365, and (iii) death benefits, if any, as in effect on the date of Employee's death.

      4.3 The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of Employee, naming the Company as the beneficiary. If requested by the Company, Employee agrees to cooperate with the Company in obtaining such insurance policy.

      5.    Other Activities During Employment.

      5.1 All securities investments made by Employee are subject to the Company's Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading (the "Trading Policy") as in effect immediately prior to the Effective Time and as may be amended from time to time thereafter in conjunction with the Company's senior management, which Trading Policy is specifically incorporated by this reference into this Agreement.

      5.2 Employee shall not at any time during the period of Employee's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by Employee or which come into Employee's possession during the term of this Agreement are and remain the property of the Company or its Affiliates, as the case may be, and upon termination of Employee's employment all such records and copies thereof shall be either left with or returned to such entity.

      5.3 The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its Affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its Affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its Affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

      The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by Employee other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to Employee on a non-confidential basis from sources other than the Company or its Affiliates, provided Employee does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

      6.    Corporate Opportunities.

      6.1 If Employee, during his employment, shall become aware of any business opportunity related to the business of the Company, Employee shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from Employee. If the Company fails to act within ninety (90) days following receipt of written notice from Employee of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. Employee's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of New York relating to the fiduciary duties of an agent or employee.

      6.2 If Employee fails to notify in writing the Company of or so appropriates any such opportunity without the Company's approval or waiver as provided above, Employee shall be deemed to have violated the provisions of this
Section 6 notwithstanding the following:

            (a) the capacity in which Employee shall have acquired such opportunity; or

            (b) the inability for any reason of the Company to utilize the opportunity; or

            (c)  the  probable   success  of  the  Company  in  exploiting  such
      opportunity.

       7. Covenant Not To Compete. Employee agrees that during the term of employment under this Agreement, he shall not do any of the following:

      (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided however, that Employee may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, to the extent Employee's ownership interest in the securities of an entity (as described in the preceding sentence) exceeds one percent (1%) at the Effective Time, Employee shall not be in violation of this Agreement.

      (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company or of any Affiliate, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

      (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

      (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve (x) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management, (ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

       8. Right to Specific Enforcement. Employee hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that Employee otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against Employee, as well as remedies at law. Employee hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict Employee's ability to earn a livelihood or impose any undue hardships.

       9. Termination by the Company for Cause.

       9.1 Employee's employment hereunder may be terminated by the Company at any time with or without "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a reasonable determination made by the Chief Executive Officer of the Company that Employee
(a) committed an act of embezzlement or fraud or any act of dishonesty against the Company or any of its Affiliates (which, in the case of dishonest acts, is demonstrably injurious to the Company), (b) willfully violated the Company's Trading Policy, (c) willfully neglected his assigned duties with the Company (other than neglect resulting from Employee's incapacity due to physical or mental illness), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to Employee specifying the claimed neglect, (d) was enjoined (other than temporary suspensions of not more than ninety one (91) days) by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (e) willfully engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or
(g) is engaged in a continuing violation of a material provision of Sections 1.1, 1.2, 5, 6 or 7 of this Agreement, which violation continued for a period of at least thirty (30) days after a written notice of such violation was delivered to Employee specifying the claimed violation.

       9.2 In the event the employment of Employee is terminated for Cause pursuant to this Section 9, Employee shall be entitled to receive his Base Salary through the termination date plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      10.   Termination by Employee.

      10.1 Employee shall have the right, exercisable in his sole discretion, to terminate his employment hereunder for any reason or for Good Reason. Such election by Employee to terminate his employment hereunder shall be made by Employee by notice in writing to the Chief Executive Officer of the Company given not less than thirty (30) days in advance of the date Employee's employment is to be terminated pursuant to this Section 10.

      10.2 For the purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (a), (b) or (c) hereof:

            (a) a failure to timely pay Employee any compensation or benefits to which he is entitled hereunder, which failure has not been remedied within five (5) days after delivery to the Company by Employee of written notice of such failure;

            (b) the Company requiring Employee to be based at any place outside of a fifty mile radius from New York, New York, except for required travel on the Company's business; or

            (c) a detrimental alteration or failure to comply with the terms of Employee's employment as they relate to Employee's position and duties or the compensation and benefit arrangements applicable to Employee, each as described in Sections 1 and 3 hereof, which alteration or failure has continued for a period of at least thirty (30) days after delivery by Employee to the Company of written notice thereof specifying the claimed alteration or failure.

      10.3 If Employee terminates his employment hereunder for any reason other than Good Reason, Employee shall be entitled to receive his Base Salary through the termination date, plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      11.   Severance Payments.

      11.1 If Employee's employment with the Company is terminated (i) by the Company other than pursuant to Sections 4 and 9 hereof or (ii) by Employee for Good Reason pursuant to Section 10 hereof, then, subject to the provisions of
Section 11 hereof, Employee shall be entitled to the benefits, including the severance payments, provided below:

            (a) the Company shall pay Employee's unpaid Base Salary through the date of termination at the rate then in effect, plus an amount equal to the product of (i) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination and (ii) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination and the denominator of which is 365, plus all other amounts to which Employee is entitled under any employee benefit plan of the Company, at the time such payments are due; (b) the Company shall pay Employee, in addition to the payment under Section 11.1(a) above, as severance pay and in lieu of any further compensation for periods subsequent to the date of termination of his employment, in a single lump-sum payment to be made (subject to the provisions of Section 11.4 hereof) within thirty (30) days of the date of termination, an amount equal to the product of (i) the number of years (including fractions thereof) remaining from the date of termination until the Expiration Date and (ii) the sum of (x) the Employee's Base Salary and (y) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination; and

            (c)   for the period  after such termination  through the earlier of
                  (i) twelve (12) months thereafter or (ii) the Expiration Date, the Company shall at its expense continue, on behalf of
                  Employee  and his  dependents  and beneficiaries,   life
                  insurance, disability, medical, dental and hospitalization benefits substantially similar to those which Employee was receiving immediately prior to his termination. Benefits otherwise receivable by Employee pursuant to this paragraph
                  (c) shall be secondary to the extent comparable benefits are actually received by Employee during such period following
                  Employee's  termination,   and  any  such benefits actually
                  received by Employee shall be reported to the Company.

      11.2 Employee shall not be required to mitigate the amount of any payment provided for in Section 11.1 hereof by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment, except as provided in paragraph (c) of Section 11.1 hereof.

      11.3 The severance pay and benefits provided for in this Section 11 shall be in lieu of any other severance or termination pay to which Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and policies then in effect.

      11.4 Any severance payment payable to Employee under this Section 11 shall be paid no sooner than seven (7) calendar days after Employee executes a release of claims in the form set forth herein:

                  [Employee]   hereby  forever   releases  and  discharges  [the
            Company], its past and present directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporation, Affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with [the Company], or to any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law. The foregoing shall not, however, release any rights which Employee may have to receive (i) Earn-Out Payments (as defined in the Acquisition Agreement) pursuant to the provisions of the Acquisition Agreement, (ii) amounts or benefits under Section 11 hereof or (iii) vested benefits under any benefit plans in which Employee is a participant.

      12.   Cooperation at Termination of Agreement.

            Following the termination of this Agreement by either party, Employee shall be available as may be reasonably requested upon advance written notice to assist in providing for an orderly transition of all material matters of Employee's pending work on behalf of the Company.

      13.   Termination of Prior Agreement(s).

            Upon the Effective Time, this Agreement shall supersede and replace all other employment agreements between the Company and Employee.

      14.   Assignment.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns, and upon Employee and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by Employee.

      15.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

      16.   Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      17.   Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

      To the Company:               Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022
                                    Attention:  Martin E. Zweig or Eugene Glaser
                                    Telephone:
                                    Facsimile:
                                    and

                                    Phoenix Investment Partners, Ltd.
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
                      Attention: Thomas N. Steenburg, Esq.
                                             Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

      To Employee:                        Eugene J. Glaser
                              Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022

provided, however, that any notice of change of address shall be effective only upon receipt.

      18.   Waivers.

            No waivers of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.




      19.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto. The parties acknowledge that they are also parties to a certain Noncompetition/Nonsolicitation Agreement in the form attached hereto as Exhibit B, dated as of the date of this Agreement, which deals with separate matters.

      20.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

      21.   Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ZWEIG/GLASER ADVISERS


By: /s/ Martin E. Zweig             /s/ Eugene J. Glaser
    Name:Martin E. Zweig            Eugene J. Glaser
    Title:  Chairman

                                                                       10(qq)
                              EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 15th day of December, 1998 by and between Zweig/Glaser Advisers, a New York general partnership (the "Company"), and Barry Mandinach ("Employee").

      WHEREAS, Phoenix Investment Partners, Ltd. ("Phoenix") has entered into an Acquisition Agreement (the "Acquisition Agreement") with the Company, Euclid Advisors LLC, a New York limited liability company, Zweig Advisors Inc., a Delaware corporation, Zweig Total Return Advisors, Inc., a Delaware corporation, and Zweig Securities Corp., a New York corporation (collectively, the "Companies"), and the Equityholders named therein providing for, among other things, the acquisition of all of the capital stock and partnership interests of the Companies by Phoenix and/or one or more wholly-owned subsidiaries of Phoenix; and

      WHEREAS, Employee has heretofore been employed by one or more of the Companies and the Company and Employee wish to provide for the continued employment of Employee with the Company as of the Closing Date (as defined in the Acquisition Agreement) (the "Effective Time");

      NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, agree as follows:

      1.    Position and Responsibilities.

      1.1 Employee shall serve as an Executive Vice President of the Company and shall perform such functions and undertake such responsibilities as are assigned by the Chief Executive Officer of the Company from time to time, provided that Employee's responsibilities and duties while employed by the Company shall be commensurate with his responsibilities and duties prior to the Effective Time. Employee may also hold such other positions with the Company and any of its Affiliates, including the other Companies, to which, from time to time, he may be elected or appointed during the term of this Agreement subject to Employee's consent. The Company shall vest Employee with the authority to perform the duties and responsibilities required of his positions hereunder. This Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective as of the Effective Time.

      1.2 Employee shall devote his full working time and skill to the business and affairs of the Company and its Affiliates and to the promotion of its and their interests; provided, however, that Employee may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company and Employee may serve as a director of another entity, with the prior approval of the Chief Executive Officer of Phoenix, which approval shall not be unreasonably withheld. In any event, Employee shall devote such time to the affairs of the Company and its Affiliates as shall be necessary to properly and adequately carry out his duties hereunder. It is expressly understood and agreed that, notwithstanding
Section 1.2 of this  Agreement,  to the extent that any activities  described in
Section 1.2 have been conducted by Employee prior to the Effective Time as set forth on Schedule 1.2 hereto, the continued conduct of such activities subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of Employee's responsibilities to the Company.

      1.3 To induce the Company to enter this Agreement, Employee represents that he has never had any action taken against him or been the subject of any investigation or proceeding by any state or federal securities industry regulatory body which was determined adversely to him, and that he has not been convicted or entered a plea of nolo contendere to a charge of commission of any act of fraud or a felony under applicable state or federal law.

      2.    Term of Employment.

      2.1 The term of Employee's employment hereunder shall commence at the Effective Time and terminate on the date which is the third anniversary of the Effective Time (the "Expiration Date"), unless sooner terminated as provided in this Agreement. Notwithstanding the foregoing sentence, the Company may, at its option by giving written notice to Employee not earlier than one hundred eighty
(180) days nor later than ninety (90) days prior to the Expiration Date, offer to extend the Expiration Date to the fourth anniversary of the Effective Time. In the event that Employee declines to continue in the employ of the Company for such additional year, the provisions of Section 7 hereof shall continue to apply to Employee for a period of one (1) year from the Expiration Date; provided, however, that this Agreement will not prohibit Employee, during such one-year period, from working for any financial institutions or other business entities that have divisions or operational units engaging in a Competing Business (as defined herein), provided that Employee does not engage or provide services directly to any such division or operational unit that engages in a Competing Business. Employee shall notify the Company of its acceptance or rejection of the extension of the Expiration Date not less than thirty (30) days prior to the then existing Expiration Date.

      2.2 Notwithstanding anything to the contrary set forth in this Agreement, Employee's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

      3.    Compensation and Benefits.

      3.1 The Company shall pay to Employee for the services to be rendered hereunder a base salary (the "Base Salary") at the rate of $300,000 per annum, which salary shall be eligible for increases at the discretion of the Chief Executive Officer of the Company. The Base Salary shall be payable in accordance with the Company's customary payroll practices. The Base Salary shall not be reduced after any increases and the term Base Salary as used in this Agreement shall refer to the Base Salary as so increased.

      3.2 In addition, Employee shall be paid annually incentive compensation as determined by the senior management of the Company (subject to the approval of the Chief Executive Officer of Phoenix) (the "Incentive Bonus"), provided that the amount thereof shall be determined in accordance with the past practices of the Company as in effect prior to the Effective Time and that the Incentive Bonus shall not be less than $350,000 (the "Minimum Bonus"). Any bonus program that Employee is eligible to participate in as determined by the Chief Executive Officer of the Company is specifically incorporated by reference into this Agreement and is subject to all of the terms of this Agreement.

      3.3 During the term of his employment with the Company under this Agreement, Employee shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, retirement, savings, long-term compensation or other employee benefit plans of the Company as are in effect immediately preceding the Effective Time; provided, however, that in the event Phoenix or the Company terminates any of such plans, then Employee shall immediately become a participant in a comparable plan available to Phoenix's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Phoenix's employees. For purposes of all such substituted plans Phoenix or the Company (as applicable) shall credit Employee with full credit for all service with the Companies or their Affiliates prior to and following the Effective Time for purposes of determining his eligibility to participate, vesting and eligibility for benefits (but not for purposes of benefit accruals under any defined benefit pension plan). To the extent permitted under any health and dental plans in which Employee participates following the Effective Time, Phoenix or the Company (as applicable) shall cause any and all pre-existing condition limitations and eligibility waiting periods under any such plans to be waived with respect to Employee and his eligible dependents. During his employment with the Company, Employee shall receive fringe benefits and perquisites no less favorable than those received by any peer executive of Phoenix.

      3.4 The Company agrees to reimburse Employee for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by Employee of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request and in accordance with the Company's policies as in effect immediately prior to the Effective Time.

      3.5 Employee shall be entitled each year of this Agreement to paid vacation in accordance with the Company's policies as in effect immediately prior to the Effective Time, such vacations to be scheduled at times consistent with the needs of the Company, as approved by the Chief Executive Officer of the Company.

      3.6 All payments required to be made by the Company to Employee under this Agreement shall be subject to the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

      3.7 Employee (i) shall be indemnified by the Company against claims arising in connection with Employee's status as an employee, officer, director or agent of the Company or its Affiliates in accordance with, and to the fullest extent authorized by, the Delaware General Corporation Law assuming the Company were a Delaware corporation and (ii) shall be covered under a directors' and officers' insurance policy maintained by the Company as provided for in Section
7.12 of the Acquisition Agreement.

      4.    Death; Incapacity.

      4.1 If, during the period of Employee's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), Employee shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate Employee's employment hereunder by notice from the Company to Employee, effective on the giving of such notice. Each month during any period of Disability of Employee during the term of this Agreement, the Company shall continue to pay to Employee an amount equal to (a) the sum of (i) the Base Salary to which Employee is entitled pursuant to Section
3.1 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Incentive Bonus amount earned by Employee for the calendar year prior to such Disability, divided by (b) twelve (12).

      4.2 In the event of the death of Employee during the term of this Agreement, Employee's employment hereunder shall terminate on the date of death of Employee. Upon Employee's termination of employment due to death, the Company shall pay Employee's estate the sum of (i) Employee's Base Salary through the date of termination to the extent not theretofore paid, (ii) the product of (x) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of death and (y) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination, and the denominator of which is 365, and (iii) death benefits, if any, as in effect on the date of Employee's death.

      4.3 The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of Employee, naming the Company as the beneficiary. If requested by the Company, Employee agrees to cooperate with the Company in obtaining such insurance policy.

      5.    Other Activities During Employment.

      5.1 All securities investments made by Employee are subject to the Company's Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading (the "Trading Policy") as in effect immediately prior to the Effective Time and as may be amended from time to time thereafter in conjunction with the Company's senior management, which Trading Policy is specifically incorporated by this reference into this Agreement.

      5.2 Employee shall not at any time during the period of Employee's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by Employee or which come into Employee's possession during the term of this Agreement are and remain the property of the Company or its Affiliates, as the case may be, and upon termination of Employee's employment all such records and copies thereof shall be either left with or returned to such entity.

      5.3 The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its Affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its Affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its Affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

            The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by Employee other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to Employee on a non-confidential basis from sources other than the Company or its Affiliates, provided Employee does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

      6.    Corporate Opportunities.

      6.1 If Employee, during his employment, shall become aware of any business opportunity related to the business of the Company, Employee shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from Employee. If the Company fails to act within ninety (90) days following receipt of written notice from Employee of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. Employee's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of New York relating to the fiduciary duties of an agent or employee.

      6.2 If Employee fails to notify in writing the Company of or so appropriates any such opportunity without the Company's approval or waiver as provided above, Employee shall be deemed to have violated the provisions of this
Section 6 notwithstanding the following:

            (a) the capacity in which Employee shall have acquired such opportunity; or

            (b) the inability for any reason of the Company to utilize the opportunity; or

            (c)   the  probable   success  of  the  Company  in exploiting  such
opportunity.

      7. Covenant Not To Compete. Employee agrees that during the term of employment under this Agreement, he shall not do any of the following:

      (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided however, that Employee may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, to the extent Employee's ownership interest in the securities of an entity (as described in the preceding sentence) exceeds one percent (1%) at the Effective Time, Employee shall not be in violation of this Agreement.

      (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company or of any Affiliate, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

      (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

      (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve (x) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management, (ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

      8. Right to Specific Enforcement. Employee hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that Employee otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against Employee, as well as remedies at law. Employee hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict Employee's ability to earn a livelihood or impose any undue hardships.

      9. Termination by the Company for Cause.

      9.1 Employee's employment hereunder may be terminated by the Company at any time with or without "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a reasonable determination made by the Chief Executive Officer of the Company that Employee
(a) committed an act of embezzlement or fraud or any act of dishonesty against the Company or any of its Affiliates (which, in the case of dishonest acts, is demonstrably injurious to the Company), (b) willfully violated the Company's Trading Policy, (c) willfully neglected his assigned duties with the Company (other than neglect resulting from Employee's incapacity due to physical or mental illness), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to Employee specifying the claimed neglect, (d) was enjoined (other than temporary suspensions of not more than ninety one (91) days) by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (e) willfully engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or
(g) is engaged in a continuing violation of a material provision of Sections 1.1, 1.2, 5, 6 or 7 of this Agreement, which violation continued for a period of at least thirty (30) days after a written notice of such violation was delivered to Employee specifying the claimed violation.

      9.2 In the event the employment of Employee is terminated for Cause pursuant to this Section 9, Employee shall be entitled to receive his Base Salary through the termination date plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      10.   Termination by Employee.

      10.1 Employee shall have the right, exercisable in his sole discretion, to terminate his employment hereunder for any reason or for Good Reason. Such election by Employee to terminate his employment hereunder shall be made by Employee by notice in writing to the Chief Executive Officer of the Company given not less than thirty (30) days in advance of the date Employee's employment is to be terminated pursuant to this Section 10.

      10.2 For the purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (a), (b) or (c) hereof:

            (a) a failure to timely pay Employee any compensation or benefits to which he is entitled hereunder, which failure has not been remedied within five (5) days after delivery to the Company by Employee of written notice of such failure;

            (b) the Company requiring Employee to be based at any place outside of a fifty mile radius from New York, New York, except for required travel on the Company's business; or

            (c) a detrimental alteration or failure to comply with the terms of Employee's employment as they relate to Employee's position and duties or the compensation and benefit arrangements applicable to Employee, each as described in Sections 1 and 3 hereof, which alteration or failure has continued for a period of at least thirty (30) days after delivery by Employee to the Company of written notice thereof specifying the claimed alteration or failure.

      10.3 If Employee terminates his employment hereunder for any reason other than Good Reason, Employee shall be entitled to receive his Base Salary through the termination date, plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      11.   Severance Payments.

      11.1 If Employee's employment with the Company is terminated (i) by the Company other than pursuant to Sections 4 and 9 hereof or (ii) by Employee for Good Reason pursuant to Section 10 hereof, then, subject to the provisions of
Section 11 hereof, Employee shall be entitled to the benefits, including the severance payments, provided below:

            (a) the Company shall pay Employee's unpaid Base Salary through the date of termination at the rate then in effect, plus an amount equal to the product of (i) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination and (ii) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination and the denominator of which is 365, plus all other amounts to which Employee is entitled under any employee benefit plan of the Company, at the time such payments are due;

            (b) the Company shall pay Employee, in addition to the payment under Section 11.1(a) above, as severance pay and in lieu of any further compensation for periods subsequent to the date of termination of his employment, in a single lump-sum payment to be made (subject to the provisions of Section 11.4 hereof) within thirty (30) days of the date of termination, an amount equal to the product of (i) the number of years (including fractions thereof) remaining from the date of termination until theExpiration Date and
                  (ii) the sum of (x) the Employee's Base Salary and (y) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination (which Incentive Bonus shall not be less than the Minimum Bonus); and

            (c) for the period after such termination through the earlier of (i) twelve (12) months thereafter or (ii) the Expiration Date, the Company shall at its expense continue, on behalf
                  of  Employee  and his  dependents  and beneficiaries,   life
                  insurance,   disability,   medical, dental and hospitalization
                  benefits substantially similar to those which Employee was receiving immediately prior to his termination. Benefits otherwise receivable by Employee pursuant to this paragraph
                  (c) shall be secondary to the extent comparable benefits are actually received by Employee during such period following
                  Employee's  termination,   and  any  such benefits actually
                  received by Employee shall be reported to the Company.

      11.2 Employee shall not be required to mitigate the amount of any payment provided for in Section 11.1 hereof by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment, except as provided in paragraph (c) of Section 11.1 hereof.

      11.3 The severance pay and benefits provided for in this Section 11 shall be in lieu of any other severance or termination pay to which Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and policies then in effect.

      11.4 Any severance payment payable to Employee under this Section 11 shall be paid no sooner than seven (7) calendar days after Employee executes a release of claims in the form set forth herein:

                  [Employee]   hereby  forever   releases  and  discharges  [the
            Company], its past and present directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporation, Affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with [the Company], or to any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law. The foregoing shall not, however, release any rights which Employee may have to receive (i) Earn-Out Payments (as defined in the Acquisition Agreement) pursuant to the provisions of the Acquisition Agreement, (ii) amounts or benefits under Section 11 hereof or (iii) vested benefits under any benefit plans in which Employee is a participant.

      12. Cooperation at Termination of Agreement.

            Following the termination of this Agreement by either party, Employee shall be available as may be reasonably requested upon advance written notice to assist in providing for an orderly transition of all material matters of Employee's pending work on behalf of the Company.

      13.   Termination of Prior Agreement(s).

            Upon the Effective Time, this Agreement shall supersede and replace all other employment agreements between the Company and Employee.

      14.   Assignment.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns, and upon Employee and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by Employee.

      15.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

      16.   Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      17.   Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered, overnight or certified mail or by facsimile, addressed to the address or sent to the facsimile number below stated of the party to which notice is given, or to such changed address or facsimile number as such party may have fixed by notice:

      To the Company:               Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022
                                    Attention:  Martin E. Zweig or Eugene Glaser
                                    Telephone:
                                    Facsimile:
                                    and

                                    Phoenix Investment Partners, Ltd.
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
                      Attention: Thomas N. Steenburg, Esq.
                                             Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

      To Employee:                        Barry Mandinach
                              Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022

provided, however, that any notice of change of address shall be effective only upon receipt.

      18.   Waivers.

            No waivers of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

      19.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

      20.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

      21.   Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ZWEIG/GLASER ADVISERS


By:_  /s/ Martin E. Zweig           /s/ Barry Mandinach
      Name:Martin E. Zweig          Barry Mandinach
      Title:  Chairman

759651v7                                                               10(rr)
                              EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 15th day of December, 1998 by and between Zweig/Glaser Advisers, a New York general partnership (the "Company"), and Jeff Lazar ("Employee").

      WHEREAS, Phoenix Investment Partners, Ltd. ("Phoenix") has entered into an Acquisition Agreement (the "Acquisition Agreement") with the Company, Euclid Advisors LLC, a New York limited liability company, Zweig Advisors Inc., a Delaware corporation, Zweig Total Return Advisors, Inc., a Delaware corporation, and Zweig Securities Corp., a New York corporation (collectively, the "Companies"), and the Equityholders named therein providing for, among other things, the acquisition of all of the capital stock and partnership interests of the Companies by Phoenix and/or one or more wholly-owned subsidiaries of Phoenix; and

      WHEREAS, Employee has heretofore been employed by one or more of the Companies and the Company and Employee wish to provide for the continued employment of Employee with the Company as of the Closing Date (as defined in the Acquisition Agreement) (the "Effective Time");

      NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, agree as follows:

      1.    Position and Responsibilities.

      1.1 Employee shall serve as Vice President/Portfolio Manager of the Company and shall perform such functions and undertake such responsibilities as are assigned by the Chief Executive Officer of the Company from time to time, provided that Employee's responsibilities and duties while employed by the Company shall be commensurate with his responsibilities and duties prior to the Effective Time. Employee may also hold such other positions with the Company and any of its Affiliates, including the other Companies, to which, from time to time, he may be elected or appointed during the term of this Agreement subject to Employee's consent. This Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective as of the Effective Time.

      1.2 Employee shall devote his full working time and skill to the business and affairs of the Company and its Affiliates and to the promotion of its and their interests; provided, however, that Employee may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company and Employee may serve as a director of another entity, with the prior approval of the Chief Executive Officer of Phoenix. In any event, Employee shall devote such time to the affairs of the Company and its Affiliates as shall be necessary to properly and adequately carry out his duties hereunder. It is expressly understood and agreed that, notwithstanding Section 1.2 of this Agreement, to the extent that any activities described in Section 1.2 have been conducted by Employee prior to the Effective Time as set forth on Schedule 1.2 hereto, the continued conduct of such activities subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of Employee's responsibilities to the Company.

      1.3 To induce the Company to enter this Agreement, Employee represents that he has never had any action taken against him or been the subject of any investigation or proceeding by any state or federal securities industry regulatory body which was determined adversely to him, and that he has not been convicted or entered a plea of nolo contendere to a charge of commission of any act of fraud or a felony under applicable state or federal law.

      2.    Term of Employment.

      2.1 The term of Employee's employment hereunder shall commence at the Effective Time and terminate on the date which is the third anniversary of the Effective Time (the "Expiration Date"), unless sooner terminated as provided in this Agreement. Notwithstanding the foregoing sentence, the Company may, at its option by giving written notice to Employee not earlier than one hundred eighty
(180) days nor later than ninety (90) days prior to the Expiration Date, offer to extend the Expiration Date to the fourth anniversary of the Effective Time. In the event that Employee declines to continue in the employ of the Company for such additional year, the provisions of Section 7 hereof shall continue to apply to Employee for a period of one (1) year from the Expiration Date; provided, however, that this Agreement will not prohibit Employee, during such one-year period, from working for any financial institutions or other business entities that have divisions or operational units engaging in a Competing Business (as defined herein), provided that Employee does not engage or provide services directly to any such division or operational unit that engages in a Competing Business. Employee shall notify the Company of its acceptance or rejection of the extension of the Expiration Date not less than thirty (30) days prior to the then existing Expiration Date.

      2.2 Notwithstanding anything to the contrary set forth in this Agreement, Employee's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

      3.    Compensation and Benefits.

      3.1 The Company shall pay to Employee for the services to be rendered hereunder a base salary (the "Base Salary") at the rate of $240,000 per annum, which salary shall be eligible for increases at the discretion of the Chief Executive Officer of the Company. The Base Salary shall be payable in accordance with the Company's customary payroll practices. The Base Salary shall not be reduced after any increases and the term Base Salary as used in this Agreement shall refer to the Base Salary as so increased.

      3.2 In addition, Employee shall be paid annually incentive compensation as determined by the senior management of the Company (subject to the approval of the Chief Executive Officer of Phoenix) (the "Incentive Bonus"), provided that the amount thereof shall be determined in accordance with the past practices of the Company as in effect prior to the Effective Time. Any bonus program that Employee is eligible to participate in as determined by the Chief Executive Officer of the Company is specifically incorporated by reference into this Agreement and is subject to all of the terms of this Agreement.

      3.3 During the term of his employment with the Company under this Agreement, Employee shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, retirement, savings, long-term compensation or other employee benefit plans of the Company as are in effect immediately preceding the Effective Time; provided, however, that in the event Phoenix or the Company terminates any of such plans, then Employee shall immediately become a participant in a comparable plan available to Phoenix's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Phoenix's employees. For purposes of all such substituted plans Phoenix or the Company (as applicable) shall credit Employee with full credit for all service with the Companies or their Affiliates prior to and following the Effective Time for purposes of determining his eligibility to participate, vesting and eligibility for benefits (but not for purposes of benefit accruals under any defined benefit pension plan). To the extent permitted under any health and dental plans in which Employee participates following the Effective Time, Phoenix or the Company (as applicable) shall cause any and all pre-existing condition limitations and eligibility waiting periods under any such plans to be waived with respect to Employee and his eligible dependents.

      3.4 The Company agrees to reimburse Employee for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by Employee of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request and in accordance with the Company's policies as in effect immediately prior to the Effective Time.

      3.5 Employee shall be entitled each year of this Agreement to paid vacation in accordance with the Company's policies as in effect immediately prior to the Effective Time, such vacations to be scheduled at times consistent with the needs of the Company, as approved by the Chief Executive Officer of the Company.

      3.6 All payments required to be made by the Company to Employee under this Agreement shall be subject to the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

      3.7 Employee (i) shall be indemnified by the Company against claims arising in connection with Employee's status as an employee, officer, director or agent of the Company or its Affiliates in accordance with, and to the fullest extent authorized by, the Delaware General Corporation Law assuming the Company were a Delaware corporation and (ii) shall be covered under a directors' and officers' insurance policy maintained by the Company as provided for in Section
7.12 of the Acquisition Agreement.

      4.    Death; Incapacity.

      4.1 If, during the period of Employee's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), Employee shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate Employee's employment hereunder by notice from the Company to Employee, effective on the giving of such notice. Each month during any period of Disability of Employee during the term of this Agreement, the Company shall continue to pay to Employee an amount equal to (a) the sum of (i) the Base Salary to which Employee is entitled pursuant to Section
3.1 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Incentive Bonus amount earned by Employee for the calendar year prior to such Disability, divided by (b) twelve (12).

      4.2 In the event of the death of Employee during the term of this Agreement, Employee's employment hereunder shall terminate on the date of death of Employee. Upon Employee's termination of employment due to death, the Company shall pay Employee's estate the sum of (i) Employee's Base Salary through the date of termination to the extent not theretofore paid, (ii) the product of (x) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of death and (y) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination, and the denominator of which is 365, and (iii) death benefits, if any, as in effect on the date of Employee's death.

      4.3 The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of Employee, naming the Company as the beneficiary. If requested by the Company, Employee agrees to cooperate with the Company in obtaining such insurance policy.

      5.    Other Activities During Employment.

      5.1 All securities investments made by Employee are subject to the Company's Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading (the "Trading Policy") as in effect immediately prior to the Effective Time and as may be amended from time to time thereafter in conjunction with the Company's senior management, which Trading Policy is specifically incorporated by this reference into this Agreement.

      5.2 Employee shall not at any time during the period of Employee's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by Employee or which come into Employee's possession during the term of this Agreement are and remain the property of the Company or its Affiliates, as the case may be, and upon termination of Employee's employment all such records and copies thereof shall be either left with or returned to such entity.

      5.3 The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its Affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its Affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its Affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

            The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by Employee other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to Employee on a non-confidential basis from sources other than the Company or its Affiliates, provided Employee does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

      6.    Corporate Opportunities.

      6.1 If Employee, during his employment, shall become aware of any business opportunity related to the business of the Company, Employee shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from Employee. If the Company fails to act within ninety (90) days following receipt of written notice from Employee of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. Employee's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of New York relating to the fiduciary duties of an agent or employee.

      6.2 If Employee fails to notify in writing the Company of or so appropriates any such opportunity without the Company's approval or waiver as provided above, Employee shall be deemed to have violated the provisions of this
Section 6 notwithstanding the following:

            (a) the capacity in which Employee shall have acquired such opportunity; or

            (b) the inability for any reason of the Company to utilize the opportunity; or

            (c)  the  probable   success  of  the  Company  in  exploiting  such
opportunity.

      7. Covenant Not To Compete. Employee agrees that during the term of employment under this Agreement, he shall not do any of the following:

      (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided however, that Employee may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, to the extent Employee's ownership interest in the securities of an entity (as described in the preceding sentence) exceeds one percent (1%) at the Effective Time, Employee shall not be in violation of this Agreement.

      (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company or of any Affiliate, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

      (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

      (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve (x) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management, (ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.



      8. Right to Specific Enforcement. Employee hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that Employee otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against Employee, as well as remedies at law. Employee hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict Employee's ability to earn a livelihood or impose any undue hardships.

      9. Termination by the Company for Cause.

      9.1 Employee's employment hereunder may be terminated by the Company at any time with or without "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a reasonable determination made by the Chief Executive Officer of the Company that Employee
(a) committed an act of embezzlement or fraud or any act of dishonesty against the Company or any of its Affiliates (which, in the case of dishonest acts, is demonstrably injurious to the Company), (b) willfully violated the Company's Trading Policy, (c) willfully neglected his assigned duties with the Company (other than neglect resulting from Employee's incapacity due to physical or mental illness), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to Employee specifying the claimed neglect, (d) was enjoined (other than temporary suspensions of not more than ninety one (91) days) by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (e) willfully engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or
(g) is engaged in a continuing violation of a material provision of Sections 1.1, 1.2, 5, 6 or 7 of this Agreement, which violation continued for a period of at least thirty (30) days after a written notice of such violation was delivered to Employee specifying the claimed violation.

      9.2 In the event the employment of Employee is terminated for Cause pursuant to this Section 9, Employee shall be entitled to receive his Base Salary through the termination date plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      10.   Termination by Employee.

      10.1 Employee shall have the right, exercisable in his sole discretion, to terminate his employment hereunder for any reason or for Good Reason. Such election by Employee to terminate his employment hereunder shall be made by Employee by notice in writing to the Chief Executive Officer of the Company given not less than thirty (30) days in advance of the date Employee's employment is to be terminated pursuant to this Section 10.

      10.2 For the purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (a), (b) or (c) hereof:

            (a) a failure to timely pay Employee any compensation or benefits to which he is entitled hereunder, which failure has not been remedied within five (5) days after delivery to the Company by Employee of written notice of such failure;

            (b) the Company requiring Employee to be based at any place outside of a fifty mile radius from New York, New York, except for required travel on the Company's business; or

            (c) a detrimental alteration or failure to comply with the terms of Employee's employment as they relate to Employee's position and duties or the compensation and benefit arrangements applicable to Employee, each as described in Sections 1 and 3 hereof, which alteration or failure has continued for a period of at least thirty (30) days after delivery by Employee to the Company of written notice thereof specifying the claimed alteration or failure.

      10.3 If Employee terminates his employment hereunder for any reason other than Good Reason, Employee shall be entitled to receive his Base Salary through the termination date, plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      11.   Severance Payments.

      11.1 If Employee's employment with the Company is terminated (i) by the Company other than pursuant to Sections 4 and 9 hereof or (ii) by Employee for Good Reason pursuant to Section 10 hereof, then, subject to the provisions of
Section 11 hereof, Employee shall be entitled to the benefits, including the severance payments, provided below:

            (a) the Company shall pay Employee's unpaid Base Salary through the date of termination at the rate then in effect, plus an amount equal to the product of (i) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination and (ii) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination and the denominator of which is 365, plus all other amounts to which Employee is entitled under any employee benefit plan of the Company, at the time such payments are due;
            (b) the Company shall pay Employee, in addition to the payment under Section 11.1(a) above, as severance pay and in lieu of any further compensation for periods subsequent to the date of termination of his employment, in a single lump-sum payment to be made (subject to the provisions of Section 11.4 hereof) within thirty (30) days of the date of termination, an amount equal to the product of (i) the number of years
                  (including fractions thereof) remaining from the date of termination until the Expiration Date and (ii) the sum of
                  (x) the Employee's Base Salary and (y) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination; and

            (c)   for the period  after such termination  through the earlier of
                  (i) twelve (12) months thereafter or (ii) the Expiration Date, the Company shall at its expense continue, on behalf of
                  Employee  and his  dependents  and beneficiaries,   life
                  insurance,   disability, medical, dental  and  hospitalization
                  benefits substantially similar to those which Employee was receiving immediately prior to his termination. Benefits otherwise receivable by Employee pursuant to this paragraph
                  (c) shall be secondary to the extent comparable benefits are actually received by Employee during such period following Employee's termination, and any such benefits actually received by Employee shall be reported to the Company.

      11.2 Employee shall not be required to mitigate the amount of any payment provided for in Section 11.1 hereof by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment, except as provided in paragraph (c) of Section 11.1 hereof.

      11.3 The severance pay and benefits provided for in this Section 11 shall be in lieu of any other severance or termination pay to which Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and policies then in effect.

      11.4 Any severance payment payable to Employee under this Section 11 shall be paid no sooner than seven (7) calendar days after Employee executes a release of claims in the form set forth herein:

                  [Employee]   hereby  forever   releases  and  discharges  [the
            Company], its past and present directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporation, Affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with [the Company], or to any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law. The foregoing shall not, however, release any rights which Employee may have to receive (i) Earn-Out Payments (as defined in the Acquisition Agreement) pursuant to the provisions of the Acquisition Agreement, (ii) amounts or benefits under Section 11 hereof or (iii) vested benefits under any benefit plans in which Employee is a participant.

      12. Cooperation at Termination of Agreement.

            Following the termination of this Agreement by either party, Employee shall be available as may be reasonably requested upon advance written notice to assist in providing for an orderly transition of all material matters of Employee's pending work on behalf of the Company.

      13.   Termination of Prior Agreement(s).

            Upon the Effective Time, this Agreement shall supersede and replace all other employment agreements between the Company and Employee.

      14.   Assignment.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns, and upon Employee and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by Employee.

      15.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

      16.   Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      17.   Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

      To the Company:               Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022
                                    Attention:  Martin E. Zweig or Eugene Glaser
                                    Telephone:
                                    Facsimile:
                                    and

                                    Phoenix Investment Partners, Ltd.
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
                      Attention: Thomas N. Steenburg, Esq.
                                             Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

      To Employee:                        Jeff Lazar
                              Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022

provided, however, that any notice of change of address shall be effective only upon receipt.

      18.   Waivers.

            No waivers of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

      19.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

      20.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

      21.   Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ZWEIG/GLASER ADVISERS


By:   /s/ Martin E. Zweig           /s/ Jeff Lazar
    Name: Martin E. Zweig           Jeff Lazar
    Title:  Chairman

                                                                      10(ss)

                                                            January 20, 1999


Jeffrey Lazar
c/o Zweig/Glaser Advisers
900 Third Avenue
New York, New York  10022


Dear Mr. Lazar

      Reference is made to the Employment Agreement, dated December 15, 1998 (the "Employment Agreement"), between Zweig/Glaser Advisers and you. Capitalized terms defined in the Employment Agreement are used herein with such defined meanings.

      The Company and you agree that the Employment Agreement is hereby amended by adding the following sentence immediately following the first sentence of
Section 1.1. thereof:

          "Employee shall also hold such positions and perform such functions and undertake such responsibilities with each of the other Companies as are commensurate with his positions, functions, responsibilities and duties with those other Companies prior to the Effective Time."

      Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.

      If the foregoing correctly sets forth our agreement, please so indicate by signing and returning to the Company the enclosed copy of this letter in the space provided below for such purpose.


                                Very truly yours,

                             ZWEIG/GLASER ADVISESRS

                                    By:  /s/  Martin E. Zweig
                                            Name:  Martin E. Zweig
                                            Title:    Chairman


AGREED TO:


/s/  Jeffrey Lazar
     Jeffrey Lazar

759651v7
                                                                        10(tt)
                              EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 15th day of December, 1998 by and between Zweig/Glaser Advisers, a New York general partnership (the "Company"), and Carlton B. Neel ("Employee").

      WHEREAS, Phoenix Investment Partners, Ltd. ("Phoenix") has entered into an Acquisition Agreement (the "Acquisition Agreement") with the Company, Euclid Advisors LLC, a New York limited liability company, Zweig Advisors Inc., a Delaware corporation, Zweig Total Return Advisors, Inc., a Delaware corporation, and Zweig Securities Corp., a New York corporation (collectively, the "Companies"), and the Equityholders named therein providing for, among other things, the acquisition of all of the capital stock and partnership interests of the Companies by Phoenix and/or one or more wholly-owned subsidiaries of Phoenix; and

      WHEREAS, Employee has heretofore been employed by one or more of the Companies and the Company and Employee wish to provide for the continued employment of Employee with the Company as of the Closing Date (as defined in the Acquisition Agreement) (the "Effective Time");

      NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, agree as follows:

      1.    Position and Responsibilities.

      1.1 Employee shall serve as First Vice President/Portfolio Manager of the Company and shall perform such functions and undertake such responsibilities as are assigned by the Chief Executive Officer of the Company from time to time, provided that Employee's responsibilities and duties while employed by the Company shall be commensurate with his responsibilities and duties prior to the Effective Time. Employee may also hold such other positions with the Company and any of its Affiliates, including the other Companies, to which, from time to time, he may be elected or appointed during the term of this Agreement subject to Employee's consent. This Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective as of the Effective Time.

      1.2 Employee shall devote his full working time and skill to the business and affairs of the Company and its Affiliates and to the promotion of its and their interests; provided, however, that Employee may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company and Employee may serve as a director of another entity, with the prior approval of the Chief Executive Officer of Phoenix. In any event, Employee shall devote such time to the affairs of the Company and its Affiliates as shall be necessary to properly and adequately carry out his duties hereunder. It is expressly understood and agreed that, notwithstanding Section 1.2 of this Agreement, to the extent that any activities described in Section 1.2 have been conducted by Employee prior to the Effective Time as set forth on Schedule 1.2 hereto, the continued conduct of such activities subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of Employee's responsibilities to the Company.

      1.3 To induce the Company to enter this Agreement, Employee represents that he has never had any action taken against him or been the subject of any investigation or proceeding by any state or federal securities industry regulatory body which was determined adversely to him, and that he has not been convicted or entered a plea of nolo contendere to a charge of commission of any act of fraud or a felony under applicable state or federal law.

      2.    Term of Employment.

      2.1 The term of Employee's employment hereunder shall commence at the Effective Time and terminate on the date which is the third anniversary of the Effective Time (the "Expiration Date"), unless sooner terminated as provided in this Agreement.

      2.2 Notwithstanding anything to the contrary set forth in this Agreement, Employee's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

      3.    Compensation and Benefits.

      3.1 The Company shall pay to Employee for the services to be rendered hereunder a base salary (the "Base Salary") at the rate of $225,000 per annum, which salary shall be eligible for increases at the discretion of the Chief Executive Officer of the Company. The Base Salary shall be payable in accordance with the Company's customary payroll practices. The Base Salary shall not be reduced after any increases and the term Base Salary as used in this Agreement shall refer to the Base Salary as so increased.

      3.2 In addition, Employee shall be paid annually incentive compensation as determined by the senior management of the Company (subject to the approval of the Chief Executive Officer of Phoenix) (the "Incentive Bonus"), provided that the amount thereof shall be determined in accordance with the past practices of the Company as in effect prior to the Effective Time. Any bonus program that Employee is eligible to participate in as determined by the Chief Executive Officer of the Company is specifically incorporated by reference into this Agreement and is subject to all of the terms of this Agreement.

      3.3 During the term of his employment with the Company under this Agreement, Employee shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, retirement, savings, long-term compensation or other employee benefit plans of the Company as are in effect immediately preceding the Effective Time; provided, however, that in the event Phoenix or the Company terminates any of such plans, then Employee shall immediately become a participant in a comparable plan available to Phoenix's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Phoenix's employees. For purposes of all such substituted plans Phoenix or the Company (as applicable) shall credit Employee with full credit for all service with the Companies or their Affiliates prior to and following the Effective Time for purposes of determining his eligibility to participate, vesting and eligibility for benefits (but not for purposes of benefit accruals under any defined benefit pension plan). To the extent permitted under any health and dental plans in which Employee participates following the Effective Time, Phoenix or the Company (as applicable) shall cause any and all pre-existing condition limitations and eligibility waiting periods under any such plans to be waived with respect to Employee and his eligible dependents.

      3.4 The Company agrees to reimburse Employee for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by Employee of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request and in accordance with the Company's policies as in effect immediately prior to the Effective Time.

      3.5 Employee shall be entitled each year of this Agreement to paid vacation in accordance with the Company's policies as in effect immediately prior to the Effective Time, such vacations to be scheduled at times consistent with the needs of the Company, as approved by the Chief Executive Officer of the Company.

      3.6 All payments required to be made by the Company to Employee under this Agreement shall be subject to the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

      3.7 Employee (i) shall be indemnified by the Company against claims arising in connection with Employee's status as an employee, officer, director or agent of the Company or its Affiliates in accordance with, and to the fullest extent authorized by, the Delaware General Corporation Law assuming the Company were a Delaware corporation and (ii) shall be covered under a directors' and officers' insurance policy maintained by the Company as provided for in Section
7.12 of the Acquisition Agreement.

      4.    Death; Incapacity.

      4.1 If, during the period of Employee's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), Employee shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate Employee's employment hereunder by notice from the Company to Employee, effective on the giving of such notice. Each month during any period of Disability of Employee during the term of this Agreement, the Company shall continue to pay to Employee an amount equal to (a) the sum of (i) the Base Salary to which Employee is entitled pursuant to Section
3.1 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Incentive Bonus amount earned by Employee for the calendar year prior to such Disability, divided by (b) twelve (12).

      4.2 In the event of the death of Employee during the term of this Agreement, Employee's employment hereunder shall terminate on the date of death of Employee. Upon Employee's termination of employment due to death, the Company shall pay Employee's estate the sum of (i) Employee's Base Salary through the date of termination to the extent not theretofore paid, (ii) the product of (x) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of death and (y) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination, and the denominator of which is 365, and (iii) death benefits, if any, as in effect on the date of Employee's death.

      4.3 The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of Employee, naming the Company as the beneficiary. If requested by the Company, Employee agrees to cooperate with the Company in obtaining such insurance policy.

      5.    Other Activities During Employment.

      5.1 All securities investments made by Employee are subject to the Company's Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading (the "Trading Policy") as in effect immediately prior to the Effective Time and as may be amended from time to time thereafter in conjunction with the Company's senior management, which Trading Policy is specifically incorporated by this reference into this Agreement.

      5.2 Employee shall not at any time during the period of Employee's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by Employee or which come into Employee's possession during the term of this Agreement are and remain the property of the Company or its Affiliates, as the case may be, and upon termination of Employee's employment all such records and copies thereof shall be either left with or returned to such entity.

      5.3 The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its Affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its Affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its Affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

            The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by Employee other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to Employee on a non-confidential basis from sources other than the Company or its Affiliates, provided Employee does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

      6.    Corporate Opportunities.

      6.1 If Employee, during his employment, shall become aware of any business opportunity related to the business of the Company, Employee shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from Employee. If the Company fails to act within ninety (90) days following receipt of written notice from Employee of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. Employee's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of New York relating to the fiduciary duties of an agent or employee.

      6.2 If Employee fails to notify in writing the Company of or so appropriates any such opportunity without the Company's approval or waiver as provided above, Employee shall be deemed to have violated the provisions of this
Section 6 notwithstanding the following:

            (a) the capacity in which Employee shall have acquired such opportunity; or

            (b) the inability for any reason of the Company to utilize the opportunity; or

            (c)  the  probable   success  of  the  Company  in  exploiting  such
opportunity.

      7. Covenant Not To Compete. Employee agrees that during the term of employment under this Agreement, he shall not do any of the following:

      (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided however, that Employee may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, to the extent Employee's ownership interest in the securities of an entity (as described in the preceding sentence) exceeds one percent (1%) at the Effective Time, Employee shall not be in violation of this Agreement.

      (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company or of any Affiliate, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

      (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

      (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve (x) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management, (ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

      8. Right to Specific Enforcement. Employee hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that Employee otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against Employee, as well as remedies at law. Employee hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict Employee's ability to earn a livelihood or impose any undue hardships.

      9. Termination by the Company for Cause.

      9.1 Employee's employment hereunder may be terminated by the Company at any time with or without "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a reasonable determination made by the Chief Executive Officer of the Company that Employee
(a) committed an act of embezzlement or fraud or any act of dishonesty against the Company or any of its Affiliates (which, in the case of dishonest acts, is demonstrably injurious to the Company), (b) willfully violated the Company's Trading Policy, (c) willfully neglected his assigned duties with the Company (other than neglect resulting from Employee's incapacity due to physical or mental illness), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to Employee specifying the claimed neglect, (d) was enjoined (other than temporary suspensions of not more than ninety one (91) days) by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (e) willfully engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or
(g) is engaged in a continuing violation of a material provision of Sections 1.1, 1.2, 5, 6 or 7 of this Agreement, which violation continued for a period of at least thirty (30) days after a written notice of such violation was delivered to Employee specifying the claimed violation.

      9.2 In the event the employment of Employee is terminated for Cause pursuant to this Section 9, Employee shall be entitled to receive his Base Salary through the termination date plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      10.   Termination by Employee.

      10.1 Employee shall have the right, exercisable in his sole discretion, to terminate his employment hereunder for any reason or for Good Reason. Such election by Employee to terminate his employment hereunder shall be made by Employee by notice in writing to the Chief Executive Officer of the Company given not less than thirty (30) days in advance of the date Employee's employment is to be terminated pursuant to this Section 10.

      10.2 For the purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (a), (b) or (c) hereof:

            (a) a failure to timely pay Employee any compensation or benefits to which he is entitled hereunder, which failure has not been remedied within five (5) days after delivery to the Company by Employee of written notice of such failure;

            (b) the Company requiring Employee to be based at any place outside of a fifty mile radius from New York, New York, except for required travel on the Company's business; or

            (c) a detrimental alteration or failure to comply with the terms of Employee's employment as they relate to Employee's position and duties or the compensation and benefit arrangements applicable to Employee, each as described in Sections 1 and 3 hereof, which alteration or failure has continued for a period of at least thirty (30) days after delivery by Employee to the Company of written notice thereof specifying the claimed alteration or failure.

      10.3 If Employee terminates his employment hereunder for any reason other than Good Reason, Employee shall be entitled to receive his Base Salary through the termination date, plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      11.   Severance Payments.

      11.1 If Employee's employment with the Company is terminated (i) by the Company other than pursuant to Sections 4 and 9 hereof or (ii) by Employee for Good Reason pursuant to Section 10 hereof, then, subject to the provisions of
Section 11 hereof, Employee shall be entitled to the benefits, including the severance payments, provided below:

            (a) the Company shall pay Employee's unpaid Base Salary through the date of termination at the rate then in effect, plus an amount equal to the product of (i) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination and (ii) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination and the denominator of which is 365, plus all other amounts to which Employee is entitled under any employee benefit plan of the Company, at the time such payments are due;

            (b) the Company shall pay Employee, in addition to the payment under Section 11.1(a) above, as severance pay and in lieu of any further compensation for periods subsequent to the date of termination of his employment, in a single lump-sum payment to be made (subject to the provisions of Section 11.4 hereof) within thirty (30) days of the date of termination, an amount equal to the product of (i) the number of years
                  (including fractions thereof) remaining from the date of termination until the Expiration Date and (ii) the sum of
                  (x) the Employee's Base Salary and (y) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination; and

            (c)   for the period  after such  termination through the earlier of
                  (i) twelve (12) months thereafter or (ii) the Expiration Date, the Company shall at its expense continue, on behalf of Employee and his dependents and beneficiaries, life insurance, disability, medical, dental and hospitalization benefits substantially similar to those which Employee was receiving immediately prior to his termination. Benefits otherwise receivable by Employee pursuant to this paragraph (c) shall be secondary to the extent comparable benefits are actually received by Employee during such period following Employee's
                  termination,   and  any  such benefits actually received by
                  Employee shall be reported to the Company.

      11.2 Employee shall not be required to mitigate the amount of any payment provided for in Section 11.1 hereof by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment, except as provided in paragraph (c) of Section 11.1 hereof.

      11.3 The severance pay and benefits provided for in this Section 11 shall be in lieu of any other severance or termination pay to which Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and policies then in effect.

      11.4 Any severance payment payable to Employee under this Section 11 shall be paid no sooner than seven (7) calendar days after Employee executes a release of claims in the form set forth herein:

                  [Employee]   hereby  forever   releases  and  discharges  [the
            Company], its past and present directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporation, Affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with [the Company], or to any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law. The foregoing shall not, however, release any rights which Employee may have to receive (i) Earn-Out Payments (as defined in the Acquisition Agreement) pursuant to the provisions of the Acquisition Agreement, (ii) amounts or benefits under Section 11 hereof or (iii) vested benefits under any benefit plans in which Employee is a participant.

      12. Cooperation at Termination of Agreement.

            Following the termination of this Agreement by either party, Employee shall be available as may be reasonably requested upon advance written notice to assist in providing for an orderly transition of all material matters of Employee's pending work on behalf of the Company.

      13.   Termination of Prior Agreement(s).

            Upon the Effective Time, this Agreement shall supersede and replace all other employment agreements between the Company and Employee.

      14.   Assignment.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns, and upon Employee and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by Employee.

      15.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

      16.   Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      17.   Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

      To the Company:               Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022
                                    Attention:  Martin E. Zweig or Eugene Glaser
                                    Telephone:
                                    Facsimile:
                                    and

                                    Phoenix Investment Partners, Ltd.
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
                      Attention: Thomas N. Steenburg, Esq.
                                             Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

      To Employee:                        Carlton B. Neel
                              Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022

provided, however, that any notice of change of address shall be effective only upon receipt.

      18.   Waivers.

            No waivers of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

      19.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

      20.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

      21.   Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ZWEIG/GLASER ADVISERS


By:   /s/ Martin E. Zweig           /s/ Carlton B. Neel
      Name: Martin E. Zweig         Carlton B. Neel
      Title: Chairman

759651v7

                                                                        10(uu)

                                                            January 20, 1999


Mr. Jeffrey Lazar
c/o Zweig/Glaser Advisers
900 Third Avenue
New York, New York  10022


Dear Mr. Neel

      Reference is made to the Employment Agreement, dated December 15, 1998 (the "Employment Agreement"), between Zweig/Glaser Advisers and you. Capitalized terms defined in the Employment Agreement are used herein with such defined meanings.

      The Company and you agree that the Employment Agreement is hereby amended by adding the following sentence immediately following the first sentence of
Section 1.1. thereof:

          "Employee shall also hold such positions and perform such functions and undertake such responsibilities with each of the other Companies as are commensurate with his positions, functions, responsibilities and duties with those other Companies prior to the Effective Time."

      Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.

      If the foregoing correctly sets forth our agreement, please so indicate by signing and returning to the Company the enclosed copy of this letter in the space provided below for such purpose.


                                Very truly yours,

                             ZWEIG/GLASER ADVISESRS

                                    By:  /s/  Martin E. Zweig
                                            Name:  Martin E. Zweig
                                            Title:    Chairman


AGREED TO:


/s/  Carlton B. Neel
     Carlton B. Neel

759651v7
                                                                        10(vv)
                              EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 15th day of December, 1998 by and between Zweig/Glaser Advisers, a New York general partnership (the "Company"), and Jeffrey T. Cerutti ("Employee").

      WHEREAS, Phoenix Investment Partners, Ltd. ("Phoenix") has entered into an Acquisition Agreement (the "Acquisition Agreement") with the Company, Euclid Advisors LLC, a New York limited liability company, Zweig Advisors Inc., a Delaware corporation, Zweig Total Return Advisors, Inc., a Delaware corporation, and Zweig Securities Corp., a New York corporation (collectively, the "Companies"), and the Equityholders named therein providing for, among other things, the acquisition of all of the capital stock and partnership interests of the Companies by Phoenix and/or one or more wholly-owned subsidiaries of Phoenix; and

      WHEREAS, Employee has heretofore been employed by one or more of the Companies and the Company and Employee wish to provide for the continued employment of Employee with the Company as of the Closing Date (as defined in the Acquisition Agreement) (the "Effective Time");

      NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, agree as follows:

      1.    Position and Responsibilities.

      1.1 Employee shall serve as National Sales Manager - Financial Planners of the Company and shall perform such functions and undertake such responsibilities as are assigned by the Chief Executive Officer of the Company from time to time, provided that Employee's responsibilities and duties while employed by the Company shall be commensurate with his responsibilities and duties prior to the Effective Time. Employee may also hold such other positions with the Company and any of its Affiliates, including the other Companies, to which, from time to time, he may be elected or appointed during the term of this Agreement subject to Employee's consent. This Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective as of the Effective Time.

      1.2 Employee shall devote his full working time and skill to the business and affairs of the Company and its Affiliates and to the promotion of its and their interests; provided, however, that Employee may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company and Employee may serve as a director of another entity, with the prior approval of the Chief Executive Officer of Phoenix. In any event, Employee shall devote such time to the affairs of the Company and its Affiliates as shall be necessary to properly and adequately carry out his duties hereunder. It is expressly understood and agreed that, notwithstanding Section 1.2 of this Agreement, to the extent that any activities described in Section 1.2 have been conducted by Employee prior to the Effective Time as set forth on Schedule 1.2 hereto, the continued conduct of such activities subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of Employee's responsibilities to the Company.

      1.3 To induce the Company to enter this Agreement, Employee represents that he has never had any action taken against him or been the subject of any investigation or proceeding by any state or federal securities industry regulatory body which was determined adversely to him, and that he has not been convicted or entered a plea of nolo contendere to a charge of commission of any act of fraud or a felony under applicable state or federal law.

      2.    Term of Employment.

      2.1 The term of Employee's employment hereunder shall commence at the Effective Time and terminate on the date which is the third anniversary of the Effective Time (the "Expiration Date"), unless sooner terminated as provided in this Agreement.

      2.2 Notwithstanding anything to the contrary set forth in this Agreement, Employee's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

      3.    Compensation and Benefits.

      3.1 The Company shall pay to Employee for the services to be rendered hereunder a base salary (the "Base Salary") at the rate of $175,000 per annum, which salary shall be eligible for increases at the discretion of the Chief Executive Officer of the Company. The Base Salary shall be payable in accordance with the Company's customary payroll practices. The Base Salary shall not be reduced after any increases and the term Base Salary as used in this Agreement shall refer to the Base Salary as so increased.

      3.2 In addition, Employee shall be paid annually incentive compensation as determined by the senior management of the Company (subject to the approval of the Chief Executive Officer of Phoenix) (the "Incentive Bonus"), provided that the amount thereof shall be determined in accordance with the past practices of the Company as in effect prior to the Effective Time. Any bonus program that Employee is eligible to participate in as determined by the Chief Executive Officer of the Company is specifically incorporated by reference into this Agreement and is subject to all of the terms of this Agreement.

      3.3 During the term of his employment with the Company under this Agreement, Employee shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, retirement, savings, long-term compensation or other employee benefit plans of the Company as are in effect immediately preceding the Effective Time; provided, however, that in the event Phoenix or the Company terminates any of such plans, then Employee shall immediately become a participant in a comparable plan available to Phoenix's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Phoenix's employees. For purposes of all such substituted plans Phoenix or the Company (as applicable) shall credit Employee with full credit for all service with the Companies or their Affiliates prior to and following the Effective Time for purposes of determining his eligibility to participate, vesting and eligibility for benefits (but not for purposes of benefit accruals under any defined benefit pension plan). To the extent permitted under any health and dental plans in which Employee participates following the Effective Time, Phoenix or the Company (as applicable) shall cause any and all pre-existing condition limitations and eligibility waiting periods under any such plans to be waived with respect to Employee and his eligible dependents.

      3.4 The Company agrees to reimburse Employee for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by Employee of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request and in accordance with the Company's policies as in effect immediately prior to the Effective Time.

      3.5 Employee shall be entitled each year of this Agreement to paid vacation in accordance with the Company's policies as in effect immediately prior to the Effective Time, such vacations to be scheduled at times consistent with the needs of the Company, as approved by the Chief Executive Officer of the Company.

      3.6 All payments required to be made by the Company to Employee under this Agreement shall be subject to the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

      3.7 Employee (i) shall be indemnified by the Company against claims arising in connection with Employee's status as an employee, officer, director or agent of the Company or its Affiliates in accordance with, and to the fullest extent authorized by, the Delaware General Corporation Law assuming the Company were a Delaware corporation and (ii) shall be covered under a directors' and officers' insurance policy maintained by the Company as provided for in Section
7.12 of the Acquisition Agreement.

      4.    Death; Incapacity.

      4.1 If, during the period of Employee's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), Employee shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate Employee's employment hereunder by notice from the Company to Employee, effective on the giving of such notice. Each month during any period of Disability of Employee during the term of this Agreement, the Company shall continue to pay to Employee an amount equal to (a) the sum of (i) the Base Salary to which Employee is entitled pursuant to Section
3.1 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Incentive Bonus amount earned by Employee for the calendar year prior to such Disability, divided by (b) twelve (12).

      4.2 In the event of the death of Employee during the term of this Agreement, Employee's employment hereunder shall terminate on the date of death of Employee. Upon Employee's termination of employment due to death, the Company shall pay Employee's estate the sum of (i) Employee's Base Salary through the date of termination to the extent not theretofore paid, (ii) the product of (x) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of death and (y) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination, and the denominator of which is 365, and (iii) death benefits, if any, as in effect on the date of Employee's death.

      4.3 The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of Employee, naming the Company as the beneficiary. If requested by the Company, Employee agrees to cooperate with the Company in obtaining such insurance policy.

      5.    Other Activities During Employment.

      5.1 All securities investments made by Employee are subject to the Company's Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading (the "Trading Policy") as in effect immediately prior to the Effective Time and as may be amended from time to time thereafter in conjunction with the Company's senior management, which Trading Policy is specifically incorporated by this reference into this Agreement.

      5.2 Employee shall not at any time during the period of Employee's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by Employee or which come into Employee's possession during the term of this Agreement are and remain the property of the Company or its Affiliates, as the case may be, and upon termination of Employee's employment all such records and copies thereof shall be either left with or returned to such entity.

      5.3 The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its Affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its Affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its Affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

            The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by Employee other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to Employee on a non-confidential basis from sources other than the Company or its Affiliates, provided Employee does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

      6.    Corporate Opportunities.

      6.1 If Employee, during his employment, shall become aware of any business opportunity related to the business of the Company, Employee shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from Employee. If the Company fails to act within ninety (90) days following receipt of written notice from Employee of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. Employee's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of New York relating to the fiduciary duties of an agent or employee.

      6.2 If Employee fails to notify in writing the Company of or so appropriates any such opportunity without the Company's approval or waiver as provided above, Employee shall be deemed to have violated the provisions of this
Section 6 notwithstanding the following:

            (a) the capacity in which Employee shall have acquired such opportunity; or

            (b) the inability for any reason of the Company to utilize the opportunity; or

            (c)  the  probable   success  of  the  Company  in  exploiting  such
opportunity.

      7. Covenant Not To Compete. Employee agrees that during the term of employment under this Agreement, he shall not do any of the following:

      (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided however, that Employee may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, to the extent Employee's ownership interest in the securities of an entity (as described in the preceding sentence) exceeds one percent (1%) at the Effective Time, Employee shall not be in violation of this Agreement.

      (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company or of any Affiliate, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

      (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

      (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve (x) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management, (ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

      8. Right to Specific Enforcement. Employee hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that Employee otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against Employee, as well as remedies at law. Employee hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict Employee's ability to earn a livelihood or impose any undue hardships.

      9. Termination by the Company for Cause.

      9.1 Employee's employment hereunder may be terminated by the Company at any time with or without "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a reasonable determination made by the Chief Executive Officer of the Company that Employee
(a) committed an act of embezzlement or fraud or any act of dishonesty against the Company or any of its Affiliates (which, in the case of dishonest acts, is demonstrably injurious to the Company), (b) willfully violated the Company's Trading Policy, (c) willfully neglected his assigned duties with the Company (other than neglect resulting from Employee's incapacity due to physical or mental illness), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to Employee specifying the claimed neglect, (d) was enjoined (other than temporary suspensions of not more than ninety one (91) days) by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (e) willfully engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or
(g) is engaged in a continuing violation of a material provision of Sections 1.1, 1.2, 5, 6 or 7 of this Agreement, which violation continued for a period of at least thirty (30) days after a written notice of such violation was delivered to Employee specifying the claimed violation.

      9.2 In the event the employment of Employee is terminated for Cause pursuant to this Section 9, Employee shall be entitled to receive his Base Salary through the termination date plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      10.   Termination by Employee.

      10.1 Employee shall have the right, exercisable in his sole discretion, to terminate his employment hereunder for any reason or for Good Reason. Such election by Employee to terminate his employment hereunder shall be made by Employee by notice in writing to the Chief Executive Officer of the Company given not less than thirty (30) days in advance of the date Employee's employment is to be terminated pursuant to this Section 10.

      10.2 For the purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (a), (b) or (c) hereof:

            (a) a failure to timely pay Employee any compensation or benefits to which he is entitled hereunder, which failure has not been remedied within five (5) days after delivery to the Company by Employee of written notice of such failure;

            (b) the Company requiring Employee to be based at any place outside of a fifty mile radius from New York, New York, except for required travel on the Company's business; or

            (c) a detrimental alteration or failure to comply with the terms of Employee's employment as they relate to Employee's position and duties or the compensation and benefit arrangements applicable to Employee, each as described in Sections 1 and 3 hereof, which alteration or failure has continued for a period of at least thirty (30) days after delivery by Employee to the Company of written notice thereof specifying the claimed alteration or failure.

      10.3 If Employee terminates his employment hereunder for any reason other than Good Reason, Employee shall be entitled to receive his Base Salary through the termination date, plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      11.   Severance Payments.

      11.1 If Employee's employment with the Company is terminated (i) by the Company other than pursuant to Sections 4 and 9 hereof or (ii) by Employee for Good Reason pursuant to Section 10 hereof, then, subject to the provisions of
Section 11 hereof, Employee shall be entitled to the benefits, including the severance payments, provided below:

            (a) the Company shall pay Employee's unpaid Base Salary through the date of termination at the rate then in effect, plus an amount equal to the product of (i) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination and (ii) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination and the denominator of which is 365, plus all other amounts to which Employee is entitled under any employee benefit plan of the Company, at the time such payments are due;

            (b) the Company shall pay Employee, in addition to the payment under Section 11.1(a) above, as severance pay and in lieu of any further compensation for periods subsequent to the date of termination of his employment, in a single lump-sum payment to be made (subject to the provisions of Section 11.4 hereof) within thirty (30) days of the date of termination, an amount equal to the product of (i) the number of years
                  (including fractions thereof) remaining from the date of termination until the Expiration Date and (ii) the sum of
                  (x) the Employee's Base Salary and (y) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination; and

            (c)   for the period  after such  termination through the earlier of
                  (i) twelve (12) months thereafter or (ii) the Expiration Date, the Company shall at its expense continue, on behalf of Employee and his dependents and beneficiaries, life insurance, disability, medical, dental and hospitalization benefits substantially similar to those which Employee was receiving immediately prior to his termination. Benefits otherwise receivable by Employee pursuant to this paragraph (c) shall be secondary to the extent comparable benefits are actually received by Employee during such period following Employee's
                  termination,   and  any  such benefits actually received by
                  Employee shall be reported to the Company.

      11.2 Employee shall not be required to mitigate the amount of any payment provided for in Section 11.1 hereof by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment, except as provided in paragraph (c) of Section 11.1 hereof.

      11.3 The severance pay and benefits provided for in this Section 11 shall be in lieu of any other severance or termination pay to which Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and policies then in effect.

      11.4 Any severance payment payable to Employee under this Section 11 shall be paid no sooner than seven (7) calendar days after Employee executes a release of claims in the form set forth herein:

                  [Employee]   hereby  forever   releases  and  discharges  [the
            Company], its past and present directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporation, Affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with [the Company], or to any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law. The foregoing shall not, however, release any rights which Employee may have to receive (i) Earn-Out Payments (as defined in the Acquisition Agreement) pursuant to the provisions of the Acquisition Agreement, (ii) amounts or benefits under Section 11 hereof or (iii) vested benefits under any benefit plans in which Employee is a participant.

      12. Cooperation at Termination of Agreement.

            Following the termination of this Agreement by either party, Employee shall be available as may be reasonably requested upon advance written notice to assist in providing for an orderly transition of all material matters of Employee's pending work on behalf of the Company.

      13.   Termination of Prior Agreement(s).

            Upon the Effective Time, this Agreement shall supersede and replace all other employment agreements between the Company and Employee.

      14.   Assignment.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns, and upon Employee and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by Employee.

      15.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

      16.   Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      17.   Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

      To the Company:               Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022
                                    Attention:  Martin E. Zweig or Eugene Glaser
                                    Telephone:
                                    Facsimile:

                                    and

                                    Phoenix Investment Partners, Ltd.
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
                      Attention: Thomas N. Steenburg, Esq.
                                             Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

      To Employee:                        Jeffrey T. Cerutti
                              Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022

provided, however, that any notice of change of address shall be effective only upon receipt.

      18.   Waivers.

            No waivers of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

      19.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

      20.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

      21.   Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ZWEIG/GLASER ADVISERS


By:   /s/ Martin E. Zweig           /s/ Jeffrey T. Cerutti
    Name:Martin E. Zweig            Jeffrey T. Cerutti
    Title:   Chairman

771934v2
                                                                      10(ww)
                              EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 15th day of December, 1998 by and between Zweig/Glaser Advisers, a New York general partnership (the "Company"), and David Katzen ("Employee").

      WHEREAS, Phoenix Investment Partners, Ltd. ("Phoenix") has entered into an Acquisition Agreement (the "Acquisition Agreement") with the Company, Euclid Advisors LLC, a New York limited liability company, Zweig Advisors Inc., a Delaware corporation, Zweig Total Return Advisors, Inc., a Delaware corporation, and Zweig Securities Corp., a New York corporation (collectively, the "Companies"), and the Equityholders named therein providing for, among other things, the acquisition of all of the capital stock and partnership interests of the Companies by Phoenix and/or one or more wholly-owned subsidiaries of Phoenix; and

      WHEREAS, Employee has heretofore been employed by one or more of the Companies and the Company and Employee wish to provide for the continued employment of Employee with the Company as of the Closing Date (as defined in the Acquisition Agreement) (the "Effective Time");

      NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, agree as follows:

      1.   Position and Responsibilities.

      1.1 Employee shall serve as a Senior Vice President/Portfolio Manager of the Company and shall perform such functions and undertake such responsibilities as are assigned by the Chief Executive Officer of the Company from time to time, provided that Employee's responsibilities and duties while employed by the Company shall be commensurate with his responsibilities and duties prior to the Effective Time. Employee may also hold such other positions with the Company and any of its Affiliates, including the other Companies, to which, from time to time, he may be elected or appointed during the term of this Agreement subject to Employee's consent. The Company shall vest Employee with the authority to perform the duties and responsibilities required of his positions hereunder. This Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective as of the Effective Time.

      1.2 Employee shall devote his full working time and skill to the business and affairs of the Company and its Affiliates and to the promotion of its and their interests; provided, however, that Employee may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company and Employee may serve as a director of another entity, with the prior approval of the Chief Executive Officer of Phoenix, which approval shall not be unreasonably withheld. In any event, Employee shall devote such time to the affairs of the Company and its Affiliates as shall be necessary to properly and adequately carry out his duties hereunder. Employee may work at home on average of one day per week consistent with the past practice of Employee prior to the Effective Time. It is expressly understood and agreed that, notwithstanding Section 1.2 of this Agreement, to the extent that any activities described in Section 1.2 have been conducted by Employee prior to the Effective Time as set forth on Schedule 1.2 hereto, the continued conduct of such activities subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of Employee's responsibilities to the Company.

      1.3 To induce the Company to enter this Agreement, Employee represents that he has never had any action taken against him or been the subject of any investigation or proceeding by any state or federal securities industry regulatory body which was determined adversely to him, and that he has not been convicted or entered a plea of nolo contendere to a charge of commission of any act of fraud or a felony under applicable state or federal law.

      2.   Term of Employment.

      2.1 The term of Employee's employment hereunder shall commence at the Effective Time and terminate on the date which is the third anniversary of the Effective Time (the "Expiration Date"), unless sooner terminated as provided in this Agreement. Notwithstanding the foregoing sentence, the Company may, at its option by giving written notice to Employee not earlier than one hundred eighty
(180) days nor later than ninety (90) days prior to the Expiration Date, offer to extend the Expiration Date to the fourth anniversary of the Effective Time. In the event that Employee declines to continue in the employ of the Company for such additional year, the provisions of Section 7 hereof shall continue to apply to Employee for a period of one (1) year from the Expiration Date; provided, however, that this Agreement will not prohibit Employee, during such one-year period, from working for any financial institutions or other business entities that have divisions or operational units engaging in a Competing Business (as defined herein), provided that Employee does not engage or provide services directly to any such division or operational unit that engages in a Competing Business. Employee shall notify the Company of its acceptance or rejection of the extension of the Expiration Date not less than thirty (30) days prior to the then existing Expiration Date.

      2.2 Notwithstanding anything to the contrary set forth in this Agreement, Employee's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

      3.   Compensation and Benefits.

      3.1 The Company shall pay to Employee for the services to be rendered hereunder a base salary at the rate of $100,000 per annum (the "Primary Base Salary") plus the Basis Point Compensation (the "Basis Point Compensation") and the Euclid Base Compensation (the "Euclid Base Compensation") provided for in the Compensation Schedule (the "Compensation Schedule") attached to the letter agreement dated May 22, 1998 by and among Employee, Zweig Advisors Inc., Zweig/Glaser Advisers, Zweig Management Corp., Glaser Corp. and Euclid Advisors LLC (the "Letter Agreement", which Letter Agreement and Compensation Schedule are attached hereto as Exhibit A) (the Primary Base Salary, the Basis Point
Compensation and the Euclid Base Compensation are collectively referred to herein as the "Base Salary"), which salary shall be eligible for increases at the discretion of the Chief Executive Officer of the Company. The Base Salary shall be payable in accordance with the Company's customary payroll practices. The Primary Base Salary shall not be reduced after any increases and the term Primary Base Salary as used in this Agreement shall refer to the Primary Base Salary as so increased.

      3.2 In addition, Employee shall be paid annually incentive compensation as determined by the senior management of the Company (subject to the approval of the Chief Executive Officer of Phoenix) (the "Incentive Bonus"), provided that the amount thereof shall be determined in accordance with the past practices of the Company as in effect prior to the Effective Time; provided, however, that in the event the Incentive Bonus is less than the compensation that Employee would have earned if the Incentive Bonus had been determined in accordance with the terms of the Letter Agreement (and Compensation Schedule, excluding the Basis Point Compensation and the Euclid Base Compensation) and in a manner consistent with the Companies' past practice as in effect prior to the Effective Time (the "Formula Bonus"), then the Company shall also pay Employee an amount equal to the difference between the Incentive Bonus amount and the Formula Bonus amount. Any bonus program that Employee is eligible to participate in as determined by the Chief Executive Officer of the Company is specifically incorporated by reference into this Agreement and is subject to all of the terms of this Agreement.

      3.3 During the term of his employment with the Company under this Agreement, Employee shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, retirement, savings, long-term compensation or other employee benefit plans of the Company as are in effect immediately preceding the Effective Time; provided, however, that in the event Phoenix or the Company terminates any of such plans, then Employee shall immediately become a participant in a comparable plan available to Phoenix's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Phoenix's employees. For purposes of all such substituted plans Phoenix or the Company (as applicable) shall credit Employee with full credit for all service with the Companies or their Affiliates prior to and following the Effective Time for purposes of determining his eligibility to participate, vesting and eligibility for benefits (but not for purposes of benefit accruals under any defined benefit pension plan). To the extent permitted under any health and dental plans in which Employee participates following the Effective Time, Phoenix or the Company (as applicable) shall cause any and all pre-existing condition limitations and eligibility waiting periods under any such plans to be waived with respect to Employee and his eligible dependents.

      3.4 The Company agrees to reimburse Employee for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by Employee of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request and in accordance with the Company's policies as in effect immediately prior to the Effective Time.

      3.5 Employee shall be entitled each year of this Agreement to paid vacation in accordance with the Company's policies as in effect immediately prior to the Effective Time, such vacations to be scheduled at times consistent with the needs of the Company, as approved by the Chief Executive Officer of the Company.

      3.6 All payments required to be made by the Company to Employee under this Agreement shall be subject to the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

      3.7 Employee (i) shall be indemnified by the Company against claims arising in connection with Employee's status as an employee, officer, director or agent of the Company or its Affiliates in accordance with, and to the fullest extent authorized by, the Delaware General Corporation Law assuming the Company were a Delaware corporation and (ii) shall be covered under a directors' and officers' insurance policy maintained by the Company as provided for in Section
7.12 of the Acquisition Agreement.

      4.   Death; Incapacity.

      4.1 If, during the period of Employee's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), Employee shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate Employee's employment hereunder by notice from the Company to Employee, effective on the giving of such notice. Each month during any period of Disability of Employee during the term of this Agreement, the Company shall continue to pay to Employee an amount equal to (a) the sum of (i) the Base Salary to which Employee is entitled pursuant to Section
3.1 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Incentive Bonus amount earned by Employee for the calendar year prior to such Disability, divided by (b) twelve (12).

      4.2 In the event of the death of Employee during the term of this Agreement, Employee's employment hereunder shall terminate on the date of death of Employee. Upon Employee's termination of employment due to death, the Company shall pay Employee's estate the sum of (i) Employee's Base Salary through the date of termination to the extent not theretofore paid, (ii) the product of (x) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of death and (y) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination, and the denominator of which is 365, and (iii) death benefits, if any, as in effect on the date of Employee's death.

      4.3 The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of Employee, naming the Company as the beneficiary. If requested by the Company, Employee agrees to cooperate with the Company in obtaining such insurance policy.

      5.   Other Activities During Employment.

      5.1 All securities investments made by Employee are subject to the Company's Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading (the "Trading Policy") as in effect immediately prior to the Effective Time and as may be amended from time to time thereafter in conjunction with the Company's senior management, which Trading Policy is specifically incorporated by this reference into this Agreement.

      5.2 Employee shall not at any time during the period of Employee's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by Employee or which come into Employee's possession during the term of this Agreement are and remain the property of the Company or its Affiliates, as the case may be, and upon termination of Employee's employment all such records and copies thereof shall be either left with or returned to such entity. Notwithstanding anything contained in this Agreement to the contrary, in the event that Employee's employment with the Company is terminated for any reason, (i) Employee shall own and be entitled to use without restriction, any and all models or other techniques (collectively, the "Models") for the selection of securities (including, without limitation, stocks) that Employee has developed or may develop in the future at any time or from time to time prior to the date of any such termination of employment and
(ii) the Company shall be entitled to continue to use, without any restriction, but shall not be entitled to sell, assign or distribute or license others to use, any or all of the Models. For a period of sixty (60) days from the Expiration Date, if Employee does not thereafter continue in the Company's employ, or the date Employee gives the Company notice of termination of employment, Employee agrees to provide reasonable cooperation in facilitating the Company's use of the Models in accordance with clause (ii) of the preceding sentence.

      5.3 The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its Affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its Affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its Affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

            The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by Employee other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to Employee on a non-confidential basis from sources other than the Company or its Affiliates, provided Employee does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

      6.   Corporate Opportunities.

      6.1 If Employee, during his employment, shall become aware of any business opportunity related to the business of the Company, Employee shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from Employee. If the Company fails to act within ninety (90) days following receipt of written notice from Employee of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. Employee's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of New York relating to the fiduciary duties of an agent or employee.

      6.2 If Employee fails to notify in writing the Company of or so appropriates any such opportunity without the Company's approval or waiver as provided above, Employee shall be deemed to have violated the provisions of this
Section 6 notwithstanding the following:

            (a) the capacity in which Employee shall have acquired such opportunity; or

            (b) the inability for any reason of the Company to utilize the opportunity; or

            (c)  the  probable   success  of  the  Company  in  exploiting  such
opportunity.

      7. Covenant Not To Compete. Employee agrees that during the term of employment under this Agreement, he shall not do any of the following:

      (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided however, that Employee may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any Competing Business (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, to the extent Employee's ownership interest in the securities of an entity (as described in the preceding sentence) exceeds one percent (1%) at the Effective Time, Employee shall not be in violation of this Agreement.

      (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company or of any Affiliate, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

      (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

      (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve (x) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management, (ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

      8. Right to Specific Enforcement. Employee hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that Employee otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against Employee, as well as remedies at law. Employee hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict Employee's ability to earn a livelihood or impose any undue hardships.

      9. Termination by the Company for Cause.

      9.1 Employee's employment hereunder may be terminated by the Company at any time with or without "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a reasonable determination made by the Chief Executive Officer of the Company that Employee
(a) committed an act of embezzlement or fraud or any act of dishonesty against the Company or any of its Affiliates (which, in the case of dishonest acts, is demonstrably injurious to the Company), (b) willfully violated the Company's Trading Policy, (c) willfully neglected his assigned duties with the Company (other than neglect resulting from Employee's incapacity due to physical or mental illness), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to Employee specifying the claimed neglect, (d) was enjoined (other than temporary suspensions of not more than ninety one (91) days) by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (e) willfully engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or
(g) is engaged in a continuing violation of a material provision of Sections 1.1, 1.2, 5, 6 or 7 of this Agreement, which violation continued for a period of at least thirty (30) days after a written notice of such violation was delivered to Employee specifying the claimed violation.

      9.2 In the event the employment of Employee is terminated for Cause pursuant to this Section 9, Employee shall be entitled to receive his Base Salary through the termination date plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      10.   Termination by Employee.

      10.1 Employee shall have the right, exercisable in his sole discretion, to terminate his employment hereunder for any reason or for Good Reason. Such election by Employee to terminate his employment hereunder shall be made by Employee by notice in writing to the Chief Executive Officer of the Company given not less than thirty (30) days in advance of the date Employee's employment is to be terminated pursuant to this Section 10.

      10.2 For the purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (a), (b) or (c) hereof:

            (a) a failure to timely pay Employee any compensation or benefits to which he is entitled hereunder, which failure has not been remedied within five (5) days after delivery to the Company by Employee of written notice of such failure;

            (b) the Company requiring Employee to be based at any place outside of a fifty mile radius from New York, New York, except for required travel on the Company's business; or

            (c) a detrimental alteration or failure to comply with the terms of Employee's employment as they relate to Employee's position and duties or the compensation and benefit arrangements applicable to Employee, each as described in Sections 1 and 3 hereof, which alteration or failure has continued for a period of at least thirty (30) days after delivery by Employee to the Company of written notice thereof specifying the claimed alteration or failure.

      10.3 If Employee terminates his employment hereunder for any reason other than Good Reason, Employee shall be entitled to receive his Base Salary through the termination date, plus all other amounts to which Employee is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but Employee shall continue to be bound by Sections 5.2, 5.3 and 8 hereof.

      11.   Severance Payments.

      11.1 If Employee's employment with the Company is terminated (i) by the Company other than pursuant to Sections 4 and 9 hereof or (ii) by Employee for Good Reason pursuant to Section 10 hereof, then, subject to the provisions of
Section 11 hereof, Employee shall be entitled to the benefits, including the severance payments, provided below:

            (a) the Company shall pay Employee's unpaid Base Salary through the date of termination at the rate then in effect, plus an amount equal to the product of (i) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination and (ii) a fraction, the numerator of which is the number of days in the current calendar year through the date of termination and the denominator of which is 365, plus all other amounts to which Employee is entitled under any employee benefit plan of the Company, at the time such payments are due;

            (b) the Company shall pay Employee, in addition to the payment under Section 11.1(a) above, as severance pay and in lieu of any further compensation for periods subsequent to the date of termination of his employment, in a single lump-sum payment to be made (subject to the provisions of Section 11.4 hereof) within thirty (30) days of the date of termination, an amount equal to the product of (i) the number of years (including fractions thereof) remaining from the date of termination until the Expiration Date and (ii) the sum of (x) the Employee's Base Salary at the rate then in effect and (y) the Incentive Bonus amount earned by Employee for the calendar year prior to the date of termination; and

            (c)   for the period  after such  termination through the earlier of
                  (i) twelve (12) months thereafter or (ii) the Expiration Date, the Company shall at its expense continue, on behalf of Employee and his dependents and beneficiaries, life insurance, disability, medical, dental and hospitalization benefits substantially similar to those which Employee was receiving immediately prior to his termination. Benefits otherwise receivable by Employee pursuant to this paragraph (c) shall be secondary to the extent comparable benefits are actually received by Employee during such period following Employee's termination, and any such benefits actually received by Employee shall be reported to the Company.

      11.2 Employee shall not be required to mitigate the amount of any payment provided for in Section 11.1 hereof by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment, except as provided in paragraph (c) of Section 11.1 hereof.

      11.3 The severance pay and benefits provided for in this Section 11 shall be in lieu of any other severance or termination pay to which Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and policies then in effect.

      11.4 Any severance payment payable to Employee under this Section 11 shall be paid no sooner than seven (7) calendar days after Employee executes a release of claims in the form set forth herein:

                  [Employee]   hereby  forever   releases  and  discharges  [the
            Company], its past and present directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporation, Affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with [the Company], or any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law. The foregoing shall not, however, release any rights which Employee may have to receive (i) Earn-Out Payments (as defined in the Acquisition Agreement) pursuant to the provisions of the Acquisition Agreement, (ii) amounts or benefits under Section 11 hereof, (iii) vested benefits under any benefit plans in which Employee is a participant or (iv) Employee's rights with respect to the Models.

      12. Cooperation at Termination of Agreement.

            For sixty (60) days, following the termination of this Agreement by either party, Employee shall be available as may be reasonably requested upon advance written notice to assist in providing for an orderly transition of all material matters of Employee's pending work on behalf of the Company; provided, that all transition matters relating to the Models shall be governed exclusively by Section 5.2.

      13.   Termination of Prior Agreement(s).

            Upon the Effective Time, this Agreement and the Exhibits hereto shall supersede and replace all other employment agreements between the Companies and Employee.

      14.   Assignment.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns, and upon Employee and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by Employee.

      15.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

      16.   Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      17.   Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

      To the Company:               Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022
                                    Attention:  Martin E. Zweig or Eugene Glaser
                                    Telephone:
                                    Facsimile:
                                    and

                                    Phoenix Investment Partners, Ltd.
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
                      Attention: Thomas N. Steenburg, Esq.
                                             Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

      To Employee:                        David Katzen
                             134 West Mountain Road
                            Sparta, New Jersey 07871

                                    copy to:

                                    If by courier or hand delivery:
                                    Pitney, Hardin, Kipp & Szuch
                                200 Campus Drive
                                    Florham Park, New Jersey  07932
                            Attn: Henry Nelson Massey

                                    If by mail:
                                    Pitney, Hardin, Kipp & Szuch
                                    P.O. Box 1945
                                    Morristown, New Jersey 07962-1945
                            Attn: Henry Nelson Massey

provided, however, that any notice of change of address shall be effective only upon receipt.

      18.   Waivers.

            No waivers of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

      19.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

      20.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

      21.   Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ZWEIG/GLASER ADVISERS



By:   /s/ Martin E. Zweig           /s/ David Katzen
      Name: Martin E. Zweig         David Katzen
      Title:   Chairman

760775v9
                                                                      10(xx)

                     NONCOMPETITION/NONSOLICITATION AGREEMENT

            THIS NONCOMPETITION/NONSOLICITATION AGREEMENT dated as of March 1, 1999 by and among PHOENIX INVESTMENT PARTNERS, LTD., a Delaware corporation ("Phoenix"), ZWEIG/GLASER ADVISERS, a New York general partnership, ZWEIG TOTAL RETURN ADVISORS, INC., a Delaware corporation, and ZWEIG ADVISORS INC., a Delaware corporation (collectively, the "Company") and Eugene J. Glaser, a resident of New York (the "Seller").

                                    W I T N E S S E T H:

            WHEREAS, pursuant to an Acquisition Agreement dated as of December 15, 1998 (the "Acquisition Agreement"), Phoenix and/or one or more wholly-owned subsidiaries of Phoenix is acquiring all of the Shares and Partnership Interests of the Companies (as defined in the Acquisition Agreement), including those owned by the Seller; and

            WHEREAS, Phoenix requires that, as a condition to the Closing (as defined in the Acquisition Agreement) under the Acquisition Agreement, the Seller shall have entered into this Agreement with the Company and Phoenix;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

      1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement.

      2. Covenant. The Seller agrees that for a period of five (5) years after the Closing Date the Seller shall not do any of the following anywhere in the United States of America or in Canada:

            (a) Ownership Or Investment. Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as hereinafter defined); provided, however, that the Seller may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any Competing Business enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, to the extent the Seller's ownership interest in the securities of an entity (as described in the preceding sentence) exceeds one percent (1%) on the Closing Date, the Seller shall not be in violation of this Agreement.

                  As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which (x) manages, advises or consults with respect to the investment, appreciation and preservation of capital of, or otherwise serves as an investment advisor or sub-advisor to, any entity required to be registered as an investment company under the Investment Company Act of 1940, as in effect on and as interpreted as of the date hereof (the "Investment Company Act"), or (y) otherwise provides investment advisory services pursuant to programs, commonly referred to in the securities industry as of the date hereof as "wrap" programs, that qualify for the exemption from the definition of an "investment company" provided by Rule 3a-4 under the Investment Company Act, (ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity. Notwithstanding anything contained herein, following the termination of the Seller's employment with the Company, this Agreement does not prohibit the Seller from working for any financial institutions or other business entities that have divisions or operational units engaging in a Competing Business, provided that the Seller does not engage or provide services directly to any such division or operational unit that engages in a Competing Business.

            (b)  Solicitation  of Clientele.  Directly or indirectly,  either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for the Seller's own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company or of any Affiliate of the Company as of the date of termination, is then being solicited as such a customer or client, or was such a customer or client at any time during the twelve months preceding the date of termination.

            (c) Solicitation Of Employees Or Others. Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the twelve months preceding the effective date of termination of the Seller's employment with the Company, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

      3. Enforcement. The Seller acknowledges that the restrictions set forth in
Section 2 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interests and do not unreasonably restrict the Seller's ability to earn a livelihood or impose any undue hardships. The Seller also hereby acknowledges that a breach of Section 2 shall irreparably damage the Company, for which there shall be no adequate remedy at law. Accordingly, if the Seller breaches or threatens to breach any of the provisions in Section 2, the Company and/or Phoenix shall be entitled to a preliminary or permanent injunction to prevent the continuation of this harm and such other appropriate relief, including damages, available at law.

      4. Judicial Modification. The Seller agrees that if a court of competent jurisdiction determines that the length of time, the geographical scope or any other restriction or portion thereof set forth in this Agreement is overly restrictive and on that ground unenforceable, such restrictions shall be interpreted and applied to include as much of the duration, geographic scope and other restrictions as will render the covenants in this Agreement valid and enforceable to the fullest extent permitted by applicable law, and as so interpreted and applied such covenants shall remain in full force and effect. The Seller further agrees that if a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

      5.    Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes, and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

            (b)  Successors  And Assigns.  All covenants and  agreements  herein shall bind and inure to the benefit of the Company and Buyer and their respective successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns.

            (c) Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

            (d) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

            (e) Attorneys' Fees; Costs. In the event of any litigation or proceeding or other dispute arising as a result of this Agreement, each party shall pay its own attorneys' fees and all other costs and expenses incurred in connection with settling or resolving such dispute.

            (f) Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provisions. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement, and not by any course of dealing, oral understandings, detrimental reliance or any act or failure to act on the part of any party or parties.

            IN  WITNESS   WHEREOF,   the  parties   have  duly   executed   this
Noncompetition/Nonsolicitation Agreement, effective as of the date first written above.

                              ZWEIG/GLASER ADVISERS

                                By: GLASER CORP.,
                                          General Partner

                                    By:  /s/  Eugene J. Glaser
                                    Name: Eugene J. Glaser
                                    Title:   President


                                    ZWEIG TOTAL RETURN ADVISORS, INC.

                                    By:  /s/  Jeffrey Lazar
                                    Name: Jeffrey Lazar
                                    Title:      Vice President


                                    ZWEIG ADVISORS INC.

                                    By:  /s/  Jeffrey Lazar
                                    Name: Jeffrey Lazar
                                    Title:      Vice President


                                    PHOENIX INVESTMENT PARTNERS, LTD.

                                    By:  /s/ Philip R. McLoughlin
                                    Name:  Philip R. McLoughlin
                                    Title:    Chairman of the Board and
                                                 Chief Executive Officer

                                    Signature of the Seller

                                    /s/ Eugene J. Glaser
                                    Eugene J. Glaser

                                                                       10(yy)

                    NONCOMPETITION/NONSOLICITATION AGREEMENT

            THIS NONCOMPETITION/NONSOLICITATION AGREEMENT dated as of March 1, 1999 by and among PHOENIX INVESTMENT PARTNERS, LTD., a Delaware corporation ("Phoenix"), ZWEIG/GLASER ADVISERS, a New York general partnership, ZWEIG TOTAL RETURN ADVISORS, INC., a Delaware corporation, and ZWEIG ADVISORS INC., a Delaware corporation (collectively, the "Company") and Martin E. Zweig, a resident of New York (the "Seller").

                                    W I T N E S S E T H:

            WHEREAS, pursuant to an Acquisition Agreement dated as of December 15, 1998 (the "Acquisition Agreement"), Phoenix and/or one or more wholly-owned subsidiaries of Phoenix is acquiring all of the Shares and Partnership Interests of the Companies (as defined in the Acquisition Agreement), including those owned by the Seller; and

            WHEREAS, Phoenix requires that, as a condition to the Closing (as defined in the Acquisition Agreement) under the Acquisition Agreement, the Seller shall have entered into this Agreement with the Company and Phoenix;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

      1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement.

      2. Covenant. The Seller agrees that for a period of five (5) years after the Closing Date the Seller shall not do any of the following anywhere in the United States of America or in Canada:

            (a) Ownership Or Investment. Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as hereinafter defined); provided, however, that the Seller may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any Competing Business enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, to the extent the Seller's ownership interest in the securities of an entity (as described in the preceding sentence) exceeds one percent (1%) on the Closing Date, the Seller shall not be in violation of this Agreement.

                  As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which (x) manages, advises or consults with respect to the investment, appreciation and preservation of capital of, or otherwise serves as an investment advisor or sub-advisor to, any entity required to be registered as an investment company under the Investment Company Act of 1940, as in effect on and as interpreted as of the date hereof (the "Investment Company Act"), or (y) otherwise provides investment advisory services pursuant to programs, commonly referred to in the securities industry as of the date hereof as "wrap" programs, that qualify for the exemption from the definition of an "investment company" provided by Rule 3a-4 under the Investment Company Act, (ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

            (b)  Solicitation  of Clientele.  Directly or indirectly,  either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for the Seller's own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company or of any Affiliate of the Company as of the date of termination, is then being solicited as such a customer or client, or was such a customer or client at any time during the twelve months preceding the date of termination.

            (c) Solicitation Of Employees Or Others. Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the twelve months preceding the effective date of termination of the Seller's employment with the Company, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

      3. Enforcement. The Seller acknowledges that the restrictions set forth in
Section 2 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interests and do not unreasonably restrict the Seller's ability to earn a livelihood or impose any undue hardships. The Seller also hereby acknowledges that a breach of Section 2 shall irreparably damage the Company, for which there shall be no adequate remedy at law. Accordingly, if the Seller breaches or threatens to breach any of the provisions in Section 2, the Company and/or Phoenix shall be entitled to a preliminary or permanent injunction to prevent the continuation of this harm and such other appropriate relief, including damages, available at law.

      4. Judicial Modification. The Seller agrees that if a court of competent jurisdiction determines that the length of time, the geographical scope or any other restriction or portion thereof set forth in this Agreement is overly restrictive and on that ground unenforceable, such restrictions shall be interpreted and applied to include as much of the duration, geographic scope and other restrictions as will render the covenants in this Agreement valid and enforceable to the fullest extent permitted by applicable law, and as so interpreted and applied such covenants shall remain in full force and effect. The Seller further agrees that if a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

      5.    Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes, and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

            (b)  Successors  And Assigns.  All covenants and  agreements  herein shall bind and inure to the benefit of the Company and Buyer and their respective successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns.

            (c) Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

            (d) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

            (e) Attorneys' Fees; Costs. In the event of any litigation or proceeding or other dispute arising as a result of this Agreement, each party shall pay its own attorneys' fees and all other costs and expenses incurred in connection with settling or resolving such dispute.

            (f) Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provisions. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement, and not by any course of dealing, oral understandings, detrimental reliance or any act or failure to act on the part of any party or parties.

            IN  WITNESS   WHEREOF,   the  parties   have  duly   executed   this
Noncompetition/Nonsolicitation Agreement, effective as of the date first written above.

                              ZWEIG/GLASER ADVISERS

                                By: GLASER CORP.,
                                          General Partner

                                    By:  /s/  Eugene J. Glaser
                                    Name: Eugene J. Glaser
                                    Title:      President


                                    ZWEIG TOTAL RETURN ADVISORS, INC.

                                    By:  /s/  Jeffrey Lazar
                                    Name: Jeffrey Lazar
                                    Title:      Vice President


                                    ZWEIG ADVISORS INC.

                                    By:  /s/ Jeffrey Lazar
                                    Name: Jeffrey Lazar
                                    Title:      Vice President

                                    PHOENIX INVESTMENT PARTNERS, LTD.


                                    By: /s/ Philip R. McLoughlin
                                    Name:  Philip R. McLoughlin
                                    Title:    Chairman of the Board and
                                                 Chief Executive Officer


                                    Signature of the Seller

                                    /s/ Martin E. Zweig
                                    Martin E. Zweig

801132v5

                                                                       10(zz)

                                                               [Execution Copy]
                        ADMINISTRATIVE SERVICES AGREEMENT



      THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of March 1, 1999 by and between Zweig/Glaser Advisers LLC, a Delaware limited liability company ("Buyer"), and ZA Management Services, Inc., a New York corporation, ("Zweig").

      WHEREAS, pursuant to an Acquisition Agreement dated as of December 15, 1998 (the "Acquisition Agreement") by and among Phoenix Investment Partners, Ltd., a Delaware corporation ("Phoenix") and the persons signatory thereto, Buyer, as assignee of Phoenix, is acquiring all of the Partnership Interests of Zweig/Glaser Advisers and the Shares of Zweig Advisors Inc. and Zweig Total Return Advisors, Inc.; and.

      WHEREAS, Buyer and Zweig desire that certain services heretofore provided to the Companies (as defined in the Acquisition Agreement) by Zweig continue to be provided to the Companies by Zweig for the benefit of Buyer and the Companies upon consummation of the transactions contemplated by the Acquisition Agreement; and

      WHEREAS, Zweig is willing to provide such services to Buyer and the Companies, and Buyer is willing to arrange for the provision of such services by Zweig;

      NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement):

      1.    Services.

      (a) Zweig will provide to Buyer those services that are listed on Exhibit A hereto (the "Services"), which services shall be provided by certain employees of Zweig (the "Employees"), pursuant to the terms of this Agreement and on the same basis as Zweig provided such services prior to the date hereof, in consideration of the charges described in Section 3 below.

      (b) All Employees providing services to the Companies under this Agreement shall at all times during the Term remain employees of Zweig; provided that the Companies shall have the right to request that Zweig remove any Employee as a service provider to the Companies; provided, further, that Zweig shall have the ultimate authority to make all termination decisions.

      2.    Term; Termination.

      (a) Zweig agrees to provide the Services for a term commencing on the date hereof and terminating on December 31, 2000 (the "Term").

      (b) Buyer shall have the right to terminate this Agreement at any time by giving written notice of termination to Zweig at least 90 days prior to such termination.

      (c) Buyer shall also have the right to terminate, from time to time, any of the specific Services listed on Exhibit A or the services rendered by any specific Employee by giving written notice of termination to Zweig at least 90 days prior to such termination.

      (d) Consistent with the Employees being employees of Zweig during the Term, Zweig shall respond to all questions and inquiries from the Companies, state and federal agencies, and other persons regarding payroll and employment data and history relating to the Employees. Zweig shall be responsible for the preparation, filing and distribution of Forms W-2, W-3 and 941 for the Employees.

      3.    Charges.

      (a) During the Term Buyer shall pay to Zweig for the provision of the Services a monthly charge (the "Monthly Charge") equal to $125,000 per month. As promptly as practicable following the last day of each calendar quarter during which Services were provided under this Agreement, Zweig shall determine in good faith on a basis consistent with Zweig's practice prior to the date hereof, after taking into consideration the percentage of the Employees' time devoted to performing the Services and any changes in the conduct of the business of the Companies to the extent affecting such costs and expenses, the share of the costs and expenses of Zweig that are allocable to Buyer in performing the Services for such calendar quarter or portion thereof then ended (the "Allocable Costs"). Zweig will furnish the Buyer with reasonable detail and documentation to support Zweig's determination of Allocable Costs and Buyer and its accountants shall have access during normal business hours, and without material business interruption, to the books and records and personnel of Zweig relevant to the determination of Allocable Costs. To the extent that the Monthly Charges paid during any such calendar quarter exceed the Allocable Costs for such calendar quarter or portion thereof (an "Excess"), Zweig shall promptly refund to Buyer an amount equal to the Excess. To the extent that the Monthly Charges paid during any such calendar quarter are less than the Allocable Costs for such calendar quarter or portion thereof (a "Deficiency"), Buyer shall pay to Zweig an amount equal to the Deficiency; provided that the aggregate Deficiencies shall not exceed 5% of the aggregate of the Monthly Charges paid during the Term without the consent of Buyer which shall not be unreasonably withheld.

      (b) Buyer shall pay Monthly Charges incurred pursuant to Section 3(a) in arrears within ten days following the last day of the month for the Services provided during such month.

      4.    Performance of Services.

      (a) Zweig shall perform the Services in the same manner and at a level consistent with the degree of care, skill, diligence and prudence customarily exercised (i) for its own operations and those of its Affiliates and (ii) in providing such services to the Companies prior to the date hereof.

      (b) The Services will be provided to the Companies during normal business hours at the offices of the Companies in New York City or at such other times and places mutually agreed upon and reasonably convenient to both parties taking into account the nature, exigencies and reasons for the assistance required.

      (c) Zweig will make sure that proper security and confidentiality is maintained to limit access to Buyer's files and information to authorized parties.

      5.    Independent Contractor Relationship.

      (a) Notwithstanding any provision hereof to the contrary, nothing herein shall be construed as giving the Companies primary direction or control over the judgment of an Employee or the time, location, manner or method in which he or she performs the services hereunder. The parties stipulate and agree that (i) Zweig and each Employee is an independent contractor with respect to his or her duties at the Companies; (ii) this Agreement identifies the work to be performed by Zweig, but does not reserve to the Companies primary direction or control in the time, location, manner or method in which such services are to be performed; and (iii) the Companies shall not exercise and shall have no right to designate which services are to be performed by particular Employees. This Agreement sets forth services to be provided by Zweig and standards to be satisfied by it, but does not create the relationship of an employer and employee as between the Companies and the Employees. All Employees shall be and remain employees of Zweig and may be disciplined, transferred or discharged only by Zweig. The Companies may consult with Zweig in the discipline of an Employee and may report any professional, technical or other deficiencies in such Employee's performance. Neither the Companies nor Zweig shall represent to any party that any Employee is an employee of the Companies, or that such Employee's relationship to the Companies is other than that of an independent contractor.

      (b) During the Term, the Employees shall not participate in any pension plan or other benefit plan maintained, sponsored or contributed to for the benefit of the Companies' employees or be entitled to any fringe benefits otherwise provided or made available to the Companies' employees. Moreover, the Companies will not account for any state, local or federal income taxes, FICA, employment taxes or other amounts normally withheld from compensation due to the Employees. Zweig shall make all necessary tax filings, withholdings and payments required by law with respect to the Employees for compensation earned during the Term.

      6.    Indemnification.

      (a) Buyer and the Companies shall indemnify, defend and hold Zweig, its Affiliates and their respective officers, directors, employees, shareholders and permitted assigns harmless from and against any and all claims, liabilities or losses arising from or incurred in connection with (i) Buyer's, the Companies' or their Affiliates', or Buyer's, the Companies' or their Affiliates' employees', actions or failures to act during the Term and relating to the Employees or (ii) actions of the Employees taken at the direction of Buyer, the Companies' or their Affiliates' employees (and not at the direction of Zweig).

      (b) Zweig shall indemnify, defend and hold the Companies, their Affiliates and their respective officers, directors, employees, shareholders and permitted assigns harmless from and against any and all claims, liabilities or losses arising from or incurred in connection with (i) Zweig's or its Affiliates', or Zweig's or its Affiliates' employees', actions or failures to act occurring during the Term and relating to the Employees or (ii) actions of the Employees taken at the direction of Zweig's or its Affiliates' employees (and not at the direction of the Companies).

      (c) Each party shall indemnify, defend and hold harmless the other party and its directors, officers and employees from and against all claims, liabilities or losses caused by or arising out of any failure to exercise reasonable care in performing any obligation or agreement herein.

      7. Assignment. Neither Buyer nor Zweig shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld;
provided, however, that this Agreement may be assigned by Buyer to any wholly-owned subsidiary of Buyer without the prior consent of Zweig.

      8. Confidentiality. The parties agree to hold in trust and maintain confidential, and not to disclose to others without prior approval from the other party, any information received from the other party or developed or otherwise obtained by the receiving party under this Agreement ("Information"). Information shall include all results of the Services hereunder and information disclosed by either party. At the time of termination of this Agreement, the parties will return all documents, data and other materials of whatever nature which pertain to the Services provided hereunder and shall not retain reproductions of the foregoing; provided, that, in the case of documents, data and other materials of whatever nature which pertain to the Services and also pertain to services that the Employees provide to the affiliated Investment Partnership Management Companies (as defined in the Acquisition Agreement), all parties may retain reproductions of the foregoing. The foregoing obligations shall not apply to any Information to the extent that the obligated party can show that such Information is or becomes knowledge generally available to the public other than through the obligated party's acts or omissions.

      9. Notices. Unless otherwise provided herein, any notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, five days after the date when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postage-paid envelope, (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses set forth below or such other address or number as such party may have fixed by notice:

                  If to Zweig, addressed to:

                  ZA Management Services, Inc.
                  900 Third Avenue, 30th Floor
                  New York, New York  10022
                  Attention:  Martin E. Zweig

                  If to Buyer, addressed to:

                  Zweig/Glaser Advisers LLC
                  c/o Phoenix Investment Partners, Ltd.
                  56 Prospect Street
                  Hartford, Connecticut  06115-0480
                  Attention:  Thomas N. Steenburg, Esq.
                       Vice President and General Counsel

      10. Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law) except with respect to matters of law concerning the internal corporate affairs of Buyer, and as to those matters the law of the State of Delaware shall govern.

      11. Entire Agreement; Modifications and Waivers. This Agreement, together with all exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event of a change in the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to the Employees following the date hereof, the parties hereby agree to modify this Agreement and the arrangements contemplated hereunder, as mutually agreed to, in order to avoid or correct any violation of law which might otherwise occur as a result of such change in the Code. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No delay by any party hereto in exercising its rights hereunder shall constitute a waiver thereof. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      13. Invalidity. In the event that any one or more of the provisions contained in this Agreement, or in any other document referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document.

      14. Successors and Assigns. Subject to the provisions of Section 6, this Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

      15. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

      IN WITNESS WHEREOF. the parties hereto have executed this Agreement as of the dated first above written

                                    ZA MANAGEMENT SERVICES, INC.



                                    By:  /s/ Martin E. Zweig
                                       Name:  Martin E. Zweig
                                       Title:    President



                                   ZWEIG/GLASER ADVISERS LLC


                                    By: /s/  William R. Moyer
                                       Name:  William R. Moyer
                                       Title:  Sr. V.P. and CFO

                                                                     EXHIBIT A

                                  THE SERVICES

      A.    Accounting Services

      B.    Compliance Services

      C.    Information Technology Services

      D.    Reception Services

      E.    Legal Services

      F.    Benefits/Office Administration Services

                                                                     10(aaa)

                                                               [Execution Copy]

                               SERVICING AGREEMENT

      THIS SERVICING AGREEMENT is made and entered into as of this 1st day of March, 1999 by and among Zweig/Glaser Advisers, a New York general partnership, Zweig Total Return Advisors, Inc., a Delaware corporation, and Zweig Advisors Inc., a Delaware corporation (collectively, the "Company"), and Zweig Consulting LLC, a New York limited liability company ("Zweig").

      WHEREAS Phoenix Investment Partners, Ltd., a Delaware corporation ("Phoenix"), has entered into an Acquisition Agreement (the "Acquisition Agreement") with Zweig/Glaser Advisers, a New York general partnership, Euclid Advisors LLC, a New York limited liability company, Zweig Advisors Inc., a Delaware corporation, Zweig Total Return Advisors, Inc., a Delaware corporation, and Zweig Securities Corp., a New York corporation (collectively, the "Sellers"), and the Equityholders named therein providing for, among other things, the acquisition of all of the capital stock and partnership interests of the Companies by Phoenix and/or one or more wholly-owned subsidiaries of Phoenix (capitalized terms defined in the Acquisition Agreement and not otherwise defined herein are used herein with such defined meanings);

      WHEREAS Zweig has heretofore performed services to the Company and the Company is desirous of obtaining certain services and Martin E. Zweig, as the President of Zweig (the "President"), has indicated to the Company that he and his designated research associates (the "Associates") will provide the Company and its Affiliates with such services as are specified in this Agreement; and

      WHEREAS the Company and Zweig have provided investment advisory services to investment companies registered under the Investment Company Act of 1940 (each, a "Fund" and collectively "Funds") and desire to continue to provide those investment advisory services;

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.    Services

      1.1 For this engagement, the President and the Associates will devote their skill and approximately one-half of their full working time consistent with the practices of Zweig prior to the Closing Date, to the business and affairs of the Company and its Affiliates and to the promotion of its and their interests, in particular, performing asset allocation research and analysis and providing advice thereon at a level and in a manner consistent with the practices of Zweig and the Company prior to the Closing Date (the "Services"). The Services will be performed by the President and the Associates in a manner and at a level consistent with the practices of Zweig and the Company prior to the Closing Date. This Agreement shall be effective as of the Closing Date for the term described in Section 2 below.

      1.2 The Services will be provided to the Company and its Affiliates during normal business hours at the offices of the Company in New York City or at such other times and places mutually agreed upon and reasonably convenient to both parties, taking into account the nature, exigencies and reasons for the assistance required.

      1.3 Notwithstanding Section 1.2, but subject to all of the other terms and conditions of this Agreement, including in particular Sections 4 and 13, Zweig may continue to provide consulting services (whether in a managerial, employee, consultant or other capacity) to the Affiliated Investment Partnership
Management Companies and the related investment partnerships and Watermark Securities, Inc. and their successor or affiliate entities, as may exist from time to time; provided, however, that in no event may Zweig provide services to any "Competing Business" as defined in the Noncompetition/Nonsolicitation Agreement dated the date hereof between the President and Phoenix (the "Noncompetition/Nonsolicitation Agreement"). The President shall also continue to be permitted to serve as the President of Zweig Series Trust, The Zweig Fund, Inc. and The Zweig Total Return Fund, Inc.

2.    Term

      2.1 This Agreement shall be effective as of the Closing Date and shall continue until the third anniversary thereof (the "Term") or such earlier date as provided in Section 2.2; and with respect to any Fund, unless sooner terminated, this Agreement shall continue in effect for two years, and thereafter until terminated, provided that the continuation of this Agreement and the terms thereof are specifically approved annually in accordance with the requirements of the Investment Company Act of 1940 by a majority of such Fund's outstanding voting securities or a majority of its board of directors or trustees, and, in any event, by a majority of the directors or trustees who are not "interested persons", as defined in the Investment Company Act of 1940, cast in person at a meeting called for the purpose of voting on such approval.

      2.2 The Company may terminate this Agreement immediately for Cause and in the event of the President's death or Disability, and upon 30 days' notice in the event of termination without Cause; and with respect to any Fund, this Agreement may be terminated at any time, without payment of any penalty, by the board of directors or trustees of that Fund, or by a vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Fund to which this Agreement is applicable, upon not less than sixty (60) day's written notice. With respect to any Fund, this Agreement shall automatically terminate in the event of its assignment, within the meaning of the Investment Company Act of 1940, unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission, and shall automatically terminate upon the termination of the Fund's investment advisory agreement with the company that serves as its investment adviser.

      2.3 Upon termination of this Agreement by the Company for Cause or in the event of the President's death or Disability, the Company's payment to Zweig of fees earned to the date of such termination shall be in full satisfaction of all claims against the Company under this Agreement. If Zweig's engagement with the Company hereunder is terminated by the Company other than for Cause or the President's death or Disability, the Company shall continue to pay to Zweig the Consulting Fees at a rate equal to the average of the monthly Consulting Fees for the six months immediately preceding the month in which such termination occurred (or for the number of months in the Term that have elapsed as of the date of termination, if fewer) for the remainder of the Term.

      2.4 (i) For purposes of this Agreement, a termination of Zweig's engagement hereunder is for "Cause" if the termination is evidenced by a reasonable determination made by the Chief Executive Officer of Phoenix that:
(a) Zweig has willfully neglected its assigned duties with the Company, which neglect has continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to the President specifying the claimed neglect, (b) the President has been enjoined (other than temporary suspensions of not more than ninety-one (91) days) by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (c) the President has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business,
(d) Zweig has engaged in a continuing violation of a material provision of this Agreement, which violation has continued for a period of at least thirty (30) days after a written notice of such violation was delivered to the President specifying the claimed violation, or (e) the President has breached the Noncompetition/Nonsolicitation Agreement.

            (ii) For purposes of this Agreement, "Disability" means the President's inability to perform the services he is required to perform under this Agreement by reason of sickness, accident, injury, illness or any similar event and which condition has existed for at least 180 consecutive days, or for such shorter periods aggregating 180 days during any twelve month period.

3.    Compensation

      3.1 During the Term, for the Services to be provided by Zweig under this Agreement, the Company agrees, on a joint and several basis, to pay Zweig an annual consulting fee equal to $2,500,000 (the "Consulting Fees"). The Consulting Fees shall be payable monthly in arrears on the fifth day of each month. The Company shall allocate the Consulting Fees among the advisers comprising the Company based on the assets of each Fund managed by such advisers.

      3.2 The Company shall provide or share with Zweig research information, benefits and services, as defined in Section 28(e) of the Securities Exchange Act of 1934, that results from brokerage transactions implemented by the Company for the benefit of its clients.

      3.3 The Company shall not have any liability with respect to the compensation of employees retained by Zweig or by any affiliated entities.

      3.4 Subject to the provisions of Section 2.3 hereof, upon termination of this engagement for any reason, the Company shall have no further obligations under this Agreement, but Zweig shall continue to be bound by Section 4 and the Company shall continue to be bound by Section 5 hereof.

4.    Confidentiality of Zweig

      4.1 Zweig shall not at any time during the period of its engagement with the Company hereunder or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of its duties hereunder. Any records of Confidential Information prepared by Zweig or which come into its possession during the term of this Agreement are and remain the property of the Company or its Affiliates, as the case may be, and upon termination of the engagement all such records and copies thereof shall be either left with or returned to such entity. Confidential Information may be shared among the President and Associates or other employees of entities controlled by the President on a need to know basis for purposes of providing the Services to the Company and its Affiliates hereunder. Such Associates and any other employees shall be informed of the confidential nature of such Confidential Information, the President shall direct such Associates and any other employees to treat such information confidentially and the President will be responsible for any breach of this Section 4.1 by himself and by any persons to whom the President provides any Confidential Information.
Notwithstanding anything contained herein to the contrary, the Company acknowledges that services overlapping or similar to the Services provided by Zweig, the President and the Associates hereunder are also performed on behalf of the Affiliates of Zweig and such Services are often not exclusively performed by Zweig, the President and the Associates for the Company. Consequently, the work product resulting from the Services is often generated on behalf of both the Company and its Affiliates and the Affiliates of Zweig and is shared among the employees of these entities (the "Shared Work Product"). The Company further acknowledges that the Confidential Information that generates such Shared Work Product may become known to the employees of Zweig's Affiliates. The Company hereby agrees that the disclosure of Confidential Information to the employees of the Zweig Affiliates who shall be deemed employees covered by the fourth sentence of this Section 4.1, to the extent such disclosure is necessary to generate any Shared Work Product, and the use of Shared Work Product by the employees of the Zweig Affiliates, shall in no event be deemed a breach of this Agreement.

      4.2 The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its Affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its Affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its Affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

            The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by the President or the Associates other than in the course of the performance of their duties which are exclusive to the Company hereunder; and (dd) information which becomes available to the President or the Associates on a non-confidential basis from sources other than the Company or its Affiliates, provided, the President or the Associates do not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof. All the terms of this Section 4 shall survive the termination of this Agreement. The obligations hereunder shall be in addition to, and not in limitation of, any other obligations of confidentiality the President or the Associates may have to the Company.

      4.3 At any time when so requested, and upon termination of the engagement under this Agreement for any reason whatsoever and irrespective of whether such termination is voluntary on Zweig's part or not, Zweig will deliver to the Company all information in its possession (whether or not Confidential Information) pertaining exclusively to the Company or any of its Affiliates and, to the extent any such information is Shared Work Product, shall provide copies to the Company with the understanding that Zweig and its Affiliates shall also retain copies of such information.

5.    Confidentiality of the Company

      5.1 The Company and its Affiliates and their respective employees shall not at any time during the period of Zweig's engagement with the Company hereunder or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Zweig Confidential Information (as hereinafter defined). It is expressly understood that Shared Work Product may be shared among the Company and its Affiliates and their respective employees. The Company and its Affiliates and their respective employees shall be informed of the confidential nature of the Zweig Confidential Information, the Company shall direct such employees to treat such information confidentially and the Company will be responsible for any breach of this
Section 5.1 by its employees.

      5.2 The term "Zweig Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of Zweig and its Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Zweig and/or its Affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to Zweig's and/or its Affiliates' clients; (d) information, materials, products or other tangible or intangible assets in Zweig's and/or its Affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

            The foregoing notwithstanding, the following shall not be considered Zweig Confidential Information: (aa) general skills and experience gained by providing service to the Company and its Affiliates; (bb) information publicly available or generally known within Zweig's trade or industry; (cc) information independently developed by the Company and its Affiliates and their respective employees; and (dd) information which becomes available to the Company and its Affiliates and their respective employees on a non-confidential basis from sources other than Zweig, provided the Company and its Affiliates and their respective employees do not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. All the terms of this Section 5 shall survive the termination of this Agreement.

6.    Ownership of Documents

      All memoranda, papers, letters, notes, notebooks and all copies thereof relating exclusively to the business or affairs of the Company that are generated by Zweig or that come into its possession, in each case in connection with its performance of Services to the Company under this Agreement, shall be held by Zweig as the Company property and shall be delivered by Zweig to the Company as the Company may request. To the extent any such memoranda, papers, letters, notes and notebooks are the product of Zweig Confidential Information or are Shared Work Product, the Company understands and agrees that Zweig and its Affiliates shall also retain copies of such documentation and information.

7.    Prior Negotiations and Agreements

      This Agreement contains the complete agreement concerning the servicing arrangement between the parties. This Agreement may only be altered, amended or rescinded by a duly executed written agreement.

8.    Jurisdiction

      This Agreement shall be construed in accordance with and governed by the laws of the State of New York governing contracts entered into and to be performed entirely within New York without regard to any conflict of law rules and both parties consent to the jurisdiction of the courts of New York.

9.    Performance Waivers

      Waiver of performance of any obligation by either party shall not constitute a waiver of performance of any other obligations or constitute future waiver of the same obligation.

10.   Severability

      If any section, subsection, clause or sentence of this Agreement shall be deemed illegal, invalid or unenforceable under any applicable law, actually applied by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, validity and enforceability of this Agreement or any other section, subsection, clause or sentence thereof. Where, however, the provisions of any applicable law may be waived, they are hereby waived by the parties to the full extent permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

11.   Assignment

      This Agreement shall inure to the benefit of and be binding upon the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and assigns, and upon Zweig and its successors and assigns (whether direct or indirect, by purchase, merger, consolidation or otherwise). Except as provided in Section 2.2, this Agreement shall not be assignable by Zweig other than with the express written consent of the Company which shall not be unreasonably denied. The reorganization of Zweig and its affiliated entities, such that the Services of the President and the Associates are provided through an affiliated entity, shall not constitute a breach, assignment or termination of this Agreement by Zweig.

12.   Notices

      All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

      To the Company:               Zweig/Glaser Advisers
                                900 Third Avenue
                            New York, New York 10022
                            Attention: Eugene Glaser

                                    Phoenix Investment Partners, Ltd.
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
                      Attention: Thomas N. Steenburg, Esq.
                                             Vice President and General Counsel

      To Zweig:                     Zweig Consulting LLC
                                900 Third Avenue
                            New York, New York 10022
                                    Attention:  Martin E. Zweig

provided, however, that any notice of change of address shall be effective only upon receipt.




13.   Miscellaneous

      The President hereby represents and warrants that this Agreement (i) is valid, binding and enforceable in accordance with its terms and (ii) does not conflict with any other agreement to which he is a party, including any agreement with the Affiliated Investment Partnership Management Companies and the related investment partnerships and Watermark Securities, Inc.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                Very truly yours,


                                       ZWEIG/GLASER ADVISERS

                                       By: GLASER CORP.,
                                                General Partner

                                       By:  /s/  Eugene J. Glaser
                                       Name:  Eugene J. Glaser
                                       Title:   President


                                       ZWEIG TOTAL RETURN ADVISORS, INC.

                                       By:  /s/  Jeffrey Lazar
                                       Name:  Jeffrey Lazar
                                       Title:    Executive Vice President


                                       ZWEIG ADVISORS INC.

                                       By:  /s/  Jeffrey Lazar
                                       Name:  Jeffrey Lazar
                                       Title:    Executive Vice President

ACCEPTED AND AGREED TO:

ZWEIG CONSULTING LLC

By:  /s/ Martin E. Zweig
Name:  Martin E. Zweig
Title:    President


ACCEPTED AND AGREED TO AS
      TO SECTIONS 4.1 and 13

/s/  Martin E. Zweig
Martin E. Zweig